UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party Other Than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Owens Corning

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed

DATE & TIME:

Thursday, April 18, 2013

10:00 a.m., Eastern Daylight Time

PLACE:

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Most stockholders have a choice of voting on the Internet, by telephone or by mail using a traditional proxy card. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you. If you vote on the Internet or by telephone, you do not need to return your proxy card.

ANNUAL MEETING ADMISSION

Only stockholders who are eligible to vote at the Annual Meeting will be admitted to the Annual Meeting. Stockholders must present a form of personal photo identification to be admitted. If your shares are held in the name of a bank, broker or other holder of record, you also must present a brokerage statement or other proof of ownership to be admitted.

HELP US REDUCE PRINTING AND MAILING COSTS

If you share the same last name with other stockholders living in your household, you may receive only one copy of our Notice of Annual Meeting and Proxy Statement and accompanying documents. Please see the response to the question “What is ‘householding’ and how does it affect me?” for more information on this stockholder program that eliminates duplicate mailings.

OWENS CORNING

Owens Corning World Headquarters

One Owens Corning Parkway

Toledo, Ohio 43659

Notice of Annual Meeting of Stockholders

TIME AND DATE:	10:00 a.m., Eastern Daylight Time on Thursday, April 18, 2013

PLACE:	Sidley Austin LLP 787 Seventh Avenue New York, New York 10019

PURPOSE:

1.      To elect four directors to serve until the 2016 Annual Meeting of Stockholders and until their successors are elected and qualified: Ralph F. Hake, J. Brian Ferguson, F. Philip Handy and Michael H. Thaman.

2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013.

3. To approve the Employee Stock Purchase Plan.

4. To approve the 2013 Stock Plan.

5. To approve, on an advisory basis, named executive officer compensation.

6. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

RECORD DATE:	You can vote if you are a stockholder of record at the close of business on February 26, 2013.

ANNUAL REPORT:	Our Annual Report for the Fiscal Year Ended December 31, 2012 (“2012 Annual Report”) is enclosed with these materials as a separate booklet.

PROXY VOTING:	It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares on the Internet, by telephone or by completing and returning your proxy or voting instruction card. See details under the heading “How do I vote?”

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 18, 2013: The Notice of Annual Meeting and Proxy Statement and 2012 Annual Report are available at https://materials.proxyvote.com/690742.

By order of the Board of Directors,

John W. Christy

Secretary

Toledo, Ohio

March 14, 2013

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PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Owens Corning (“Owens Corning,” the “Company,” “we,” “us” or “our”), a Delaware corporation, of proxies to be voted at our 2013 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement thereof. On March 14, 2013, we began distributing these proxy materials to stockholders.

How can I attend the Annual Meeting?

You are invited to attend our Annual Meeting of Stockholders on April 18, 2013, beginning at 10:00 a.m., Eastern Daylight Time. The Annual Meeting will be held at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019. Only stockholders who are eligible to vote at the Annual Meeting or their authorized representatives will be admitted to the Annual Meeting. Stockholders must present a form of personal photo identification to be admitted to the Annual Meeting. If you are a beneficial owner of shares, you also must present a brokerage statement or other proof of ownership to be admitted. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting. Seating will be limited.

Who is entitled to vote at the Annual Meeting?

Holders of Owens Corning common stock at the close of business on February 26, 2013 are entitled to receive this Notice and to vote their shares at the Annual Meeting. As of that date, there were 118,795,280 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. All stockholders of record may vote in person at the Annual Meeting. Stockholders of record may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting.

The names of stockholders of record entitled to vote at the Annual Meeting will be available for any purpose germane to the meeting at the Annual Meeting and for ten days prior to the Annual Meeting between the hours of 8:45 a.m. and 4:30 p.m., at our principal executive offices at One Owens Corning Parkway, Toledo, Ohio, by contacting the Secretary of the Company.

How do I vote?

You may vote using one of the following methods:

•	vote through the Internet at www.proxyvote.com using the instructions included in the proxy card or voting instruction card;

•	vote by telephone using the instructions on the proxy card or voting instruction card;

•	complete and return a written proxy or voting instruction card; or

•	attend and vote at the Annual Meeting. (See “Who is entitled to vote at the Annual Meeting?”)

Your vote is important. You can save us the expense of an additional solicitation by voting promptly.

Will my shares be voted if I do not provide instructions to my broker?

If you are the beneficial owner of shares held in “street name” by a broker, the broker (as the record holder of the shares) is required to vote those shares in accordance with your instructions. If you do not provide instructions, your broker will not be able to vote your shares on “non-discretionary” proposals. The only item at the Annual Meeting that is “discretionary” is the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

How do I vote shares I hold through the Company’s 401(k) plans?

If you hold shares through the Owens Corning Savings Plan or the Owens Corning Savings and Security Plan, you will receive a request for voting instructions with respect to your plan shares. You are entitled to instruct the plan trustee on how to vote your plan shares. If you do not give voting instructions to the plan trustee within the time specified by the plan trustee, your plan shares will be voted by the plan trustee in the same proportion as shares for which voting instructions have been received for such plan.

What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	written notice to the Secretary of the Company;

•	timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or

•	voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker or other holder of record.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

What are the voting requirements to elect the directors and to approve the proposals discussed in this Proxy Statement?

The presence of the holders of a majority of the shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. If you are a beneficial owner, your broker or other holder of record is permitted to vote your shares on the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, even if the stockholder of record does not receive voting instructions from you.

•	Election of Directors

A plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. You may vote “for” or “withheld” with respect to the election of directors. Only votes “for” are counted in determining whether a plurality has been cast in favor of a director. Abstentions are not counted for purposes of the election of directors.

•	Ratification of the Selection of PricewaterhouseCoopers LLP

Although ratification is not required by our bylaws or otherwise, we are asking our stockholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013. The affirmative vote of a majority of the votes which could be cast by the holders of all stock entitled to vote which are present in person or by proxy at the Annual Meeting is required to approve the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013. Abstentions will count as present and entitled to vote for purposes of this proposal and will have the effect of a vote against the proposal.

•	Approval of the Employee Stock Purchase Plan

The affirmative vote of a majority of the votes which could be cast by the holders of all stock entitled to vote which are present in person or by proxy at the Annual Meeting is required to approve the Employee Stock Purchase Plan. Abstentions will count as present and entitled to vote for purposes of this proposal and will have the effect of a vote against the proposal.

•	Approval of the Owens Corning 2013 Stock Plan

Under the Company’s bylaws, the affirmative vote of a majority of the votes which could be cast by the holders of all stock entitled to vote which are present in person or by proxy at the Annual Meeting is required to approve the Owens Corning 2013 Stock Plan. In addition, the New York Stock Exchange rules require that at least a majority of the outstanding shares vote with respect to this proposal. Consequently, broker non-votes will have the same effect as votes against this item, unless the total votes cast for or against this item represent a majority of the outstanding shares. In that case, broker non-votes will not have any effect on the results of the vote. Abstentions will count as present and entitled to vote for purposes of this proposal and will have the effect of a vote against the proposal.

•	Say on Pay

The affirmative vote of a majority of the votes which could be cast by the holders of all stock entitled to vote which are present in person or by proxy at the Annual Meeting is required to approve, on an advisory basis, the compensation of our named executive officers. Abstentions will count as present and entitled to vote for purposes of this proposal and will have the effect of a vote against the proposal.

Could other matters be decided at the Annual Meeting?

At the time this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. However, if other matters should be properly presented at the meeting, the proxy holders will have the discretion to vote your shares in accordance with their best judgment.

Who will tabulate the votes?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspector of election. John W. Christy and Jeffrey S. Wilke have been appointed to serve as alternate inspectors of election in the event Broadridge is unable to serve.

Who will pay the cost of this proxy solicitation?

The Company will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission or facsimile transmission. We have hired Alliance Advisors, L.L.C. to assist in the distribution and solicitation of proxies. We will pay Alliance Advisors, L.L.C. a fee of $8,000, plus reasonable expenses, for these services.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding.” This procedure is designed to reduce the volume of duplicate information received at your household and helps us reduce our printing and mailing costs. Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Annual Meeting and Proxy Statement and accompanying documents, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies.

Stockholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Annual Meeting and Proxy Statement and accompanying documents, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, contact Broadridge Financial Solutions, Inc. at 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting and Proxy Statement and the accompanying documents, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, contact Broadridge as indicated above.

Beneficial owners can request information about householding from their brokers or other holders of record.

PROPOSAL 1. ELECTION OF DIRECTORS

Information Concerning Directors

Currently, our Board of Directors consists of 12 directors in three classes, with four directors in each class.

•	The directors currently serving in Class I hold office for a term expiring at the Annual Meeting.

•	The directors currently serving in Class II hold office for a term expiring at the Annual Meeting of Stockholders in 2014.

•	The directors currently serving in Class III hold office for a term expiring at the Annual Meeting of Stockholders in 2015.

The directors in Class III whose terms expire at the Annual Meeting are: Ralph F. Hake, J. Brian Ferguson, F. Philip Handy and Michael H. Thaman. Pursuant to the Company’s Corporate Governance Guidelines, the retirement age for directors is 73. A director who has attained age 73 may continue to serve as a director until the next succeeding annual meeting of stockholders. Mr. Caperton has attained retirement age and will retire at the Annual Meeting. Upon his retirement, the then current size of the Board of Directors will be reduced by one.

The Board of Directors has nominated each of Messrs. Hake, Ferguson, Handy and Thaman for re-election as directors at the Annual Meeting for a new term expiring at the Annual Meeting of Stockholders in 2016, upon the recommendation of the Board’s Governance and Nominating Committee, which consists solely of independent directors. The business experience of each of the nominees for director and each of the current directors is described below.

Pursuant to the Corporate Governance Guidelines adopted by our Board of Directors, nominees for director are selected on the basis of, among other things, experience, knowledge, skills, expertise, mature judgment, accumen, character, integrity, diversity, ability to make independent analytical inquiries, understanding of Owens Corning’s business environment, and willingness to devote adequate time and efforts to Board responsibilities. The Board of Directors believes that each of the current directors and nominees for director exhibit each of these characteristics. Set forth below with each director’s biographical information is a description of the principal experience, qualifications, attributes or skills that led the Board to the conclusion that such individuals should serve as an Owens Corning director in light of the Company’s business and structure.

Your proxy will vote for each of the four nominees unless you specifically withhold authority to vote for any or all of the nominees. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board of Directors. We do not know of any nominee of the Board of Directors who would be unable to serve as a director if elected.

Directors will be elected by a plurality of the votes cast at the Annual Meeting. Each person elected at the Annual Meeting will serve until the Annual Meeting of Stockholders in 2016 and until his successor is duly elected and qualified.

The Board of Directors recommends that you vote FOR Proposal 1 relating to the election of directors.

Nominees for Election as Directors in Class I—For a Term Expiring at the Annual Meeting of Stockholders in 2016

RALPH F. HAKE, 64 Director Since 2006

Mr. Hake retired as Chairman and Chief Executive Officer for the Maytag Corporation, manufacturer of home and commercial appliances, in 2006. Prior to joining Maytag, Mr. Hake was Executive Vice President and CFO for Fluor Corporation, a $10 billion engineering and construction company. Mr. Hake also served in executive positions at Whirlpool Corporation. Prior to joining Whirlpool, Mr. Hake served in various corporate strategic and financial positions at the Mead Corporation of Dayton, Ohio. Mr. Hake also served on the Board of Directors for the National Association of Manufacturers and was chairman of the group’s taxation and economic policy group.

Public Company Directorships in the Last Five Years

•      Maytag Corporation

•      ITT Corporation

•      Smurfit-Stone Container Corporation

•      Rock-Tenn Company

•      Exelis, Inc.

Director Qualifications: Mr. Hake brings to the Board, among other skills and qualifications, over 20 years of progressively more responsible leadership experience with manufacturing companies. This experience has provided Mr. Hake knowledge concerning finance, manufacturing and operations.

J. BRIAN FERGUSON, 58 Director Since 2011

Mr. Ferguson retired from his position as executive chairman of Eastman, a global chemical company engaged in the manufacture and sale of a broad portfolio of chemicals, plastics and fibers, at the end of 2010, having retired as chief executive officer of Eastman in May 2009. He became chairman and chief executive officer of Eastman in January 2002. He joined Eastman in 1977 and led several of its businesses in the U.S. and Asia. Mr. Ferguson is also the retired chairman of the American Chemistry Council. Mr. Ferguson serves on the board of advisors of Myriant Technologies and The University of Tennessee.

Public Company Directorships in the Last Five Years

•      NextEra Energy, Inc.

•      Phillips 66

Director Qualifications: Mr. Ferguson brings to the Board, among other skills and qualifications, over 30 years of leadership experience in progressively more responsible roles at Eastman Chemical Company, culminating in his service as chief executive officer and as executive chairman. He has experience in international business, industrial operations, strategic planning and capital raising strategies, as well as in executive compensation.

F. PHILIP HANDY, 68 Director Since 2006

Mr. Handy has been CEO of Strategic Industries, a worldwide diversified service and manufacturing company, since 2001. He has held leadership positions with Equity Group Corporate Investments, Chart House, Donaldson, Lufkin and Jenrette and Fidelity Management and Research. In March 2008, he was re-appointed by President George W. Bush and confirmed by the Senate to serve a second term on the National Board of Education Sciences for a three year term.

Public Company Directorships in the Last Five Years

•     Anixter International, Inc.

•     Rewards Network, Inc.

•     WCI Communities, Inc.

Director Qualifications: Mr. Handy brings to the Board, among other skills and qualifications, over 40 years experience in business, finance and investing. He has significant experience leading a global manufacturing company as the chief executive of Strategic Industries as well as serving as chief executive officer of two public companies, Chart House and Rewards Network, Inc. Mr. Handy also has experience as the director of other public companies. His experience enables him to provide insights concerning business strategy, finance and investments.

MICHAEL H. THAMAN, 49 Director Since 2006; Director of our predecessor since 2002

Mr. Thaman has served as Owens Corning’s President and Chief Executive Officer since 2007 and as Chairman since 2002. Mr. Thaman joined Owens Corning in 1992 and held a variety of leadership positions, including serving as Chief Financial Officer beginning in 2000, President of the Exterior Systems Business beginning in 1999 and President of the Engineered Pipe Systems Business beginning in 1997. Prior to joining Owens Corning, Mr. Thaman was Vice President in the New York office of Mercer Management Consulting, a strategy consulting firm.

Public Company Directorships in the Last Five Years

•     NextEra Energy, Inc.

Director Qualifications: Mr. Thaman has significant leadership experience with Owens Corning. The Board believes that Mr. Thaman’s leadership skills, business experience and knowledge of the Company, its products and its customers is of tremendous value to the Board. This experience and knowledge qualifies Mr. Thaman to provide insight to the Board on Owens Corning’s operations, business strategy and talent, as well as financial matters. In addition to his other skills and qualifications, Mr. Thaman’s role as both Chairman and Chief Executive Officer of Owens Corning serves as a vital link between management and the Board of Directors, allowing the Board to perform its oversight role with the benefit of management’s perspective on business and strategy.

Class II—Class Expiring at the Annual Meeting of Stockholders in 2014

ANN IVERSON, 69 Director since 2006; Director of our predecessor since 1996

Ms. Iverson has provided international consulting services in Carefree, Arizona, since 1998. Prior to that, Ms. Iverson served as chief executive officer of Laura Ashley Holdings plc, Mothercare plc and Kay-Bee Toy Stores and chairman of Brooks Sports, Inc. She has held executive positions with Bloomingdales and Federated Department Stores, Inc. Ms. Iverson is Chairman of the Board of Trustees of Thunderbird—The School of Global Management, and a member of Financo Global Consulting. She also has been awarded the Ellis Island Medal of Honor.

Public Company Directorships in the Last Five Years

•     Shoe Pavilion Inc.

•     Ignite Restaurant Group

Director Qualifications: Ms. Iverson has significant leadership experience as a chief executive officer in both the public and private sectors and as a business consultant. She provides the board a global perspective, with over 10 years experience as chief executive officer of large multinational companies. Ms. Iverson brings to the Board, among other skills and qualifications, expertise in international business, branding, finance and marketing. Ms. Iverson’s experience and understanding of finance led to her designation as an “audit committee financial expert.”

JOSEPH F. NEELY, 72 Director Since 2006	Mr. Neely served as Chief Executive Officer of Gold Toe Brands, Inc., a leading manufacturer of hosiery sold under the Gold Toe brand names, in Whisett, North Carolina from 2002 to 2006. Mr. Neely earlier served as Senior Vice President of Sara Lee Corporation responsible for their knit products, hosiery, and intimate apparel groups. He also founded Raylen Vineyards and Winery, and served on the North Carolina Grape Council.

Director Qualifications: Mr. Neely brings to the Board, among other skills and qualifications, significant leadership experience with large public companies. This experience enables him to provide insight concerning finance, manufacturing and operations. Mr. Neely’s experience and knowledge of finance led to his designation as an “audit committee financial expert.”

JOHN D. WILLIAMS, 58 Director Since 2011	Mr. Williams has served as President and Chief Executive Officer, and a director of Domtar Corporation since joining the company in 2009. Domtar is one of the world’s largest integrated manufacturers and marketers of uncoated freesheet paper, and a leading manufacturer and marketer of pulp in North America. From 2000 to 2008, Mr. Williams served in senior executive positions with SCA Packaging Ltd. and SCA Packaging Europe, among Europe’s largest producers of containerboard paper used for the manufacturing of corrugated box products. During this period, he served as president of SCA Packaging Europe, from 2005 to 2008, and as regional managing director for the company’s U.K. and Ireland operations from 2000 to 2005. Prior to joining SCA Packaging, Mr. Williams held a number of increasingly senior positions in sales, marketing, management and operations with Rexam PLC; Packaging Resources, Inc.; Huhtamaki; Alberto Culver (U.K.) Ltd.; and MARS Group.

Director Qualifications: Mr. Williams brings to the Board, among other skills and qualifications, significant leadership experience as President and Chief Executive Officer of Domtar Corporation. He has experience in international business, manufacturing, financial operations, sales and marketing. Mr. Williams’ experience and knowledge of finance led to his designation as an “audit committee financial expert.”

Class III—Class Expiring at the Annual Meeting of Stockholders in 2015

NORMAN P. BLAKE, JR, 71 Director since 2006; Director of our predecessor since 1992	Mr. Blake retired in 2002 as Chairman, President, and Chief Executive Officer of Comdisco, Inc. Previously he held the same position with Promus Hotel Corporation, USG&G Corporation, Heller International Corporation as well as Chief Executive Officer and General Secretary of the United States Olympic Committee. Also, he had previously been Executive Vice President- Financing Operations of the General Electric Credit Corporation, General Electric Company. He currently is a member of the Board of Directors of Keraplast Technologies, Ltd. and a member of the Board of Trustees of the U.S. Army War College Foundation. He is the recipient of the degree of Economics honoris causa from Purdue University as well as Masters and Bachelor degrees. He has also been awarded the Ellis Island Medal of Honor.

Director Qualifications: Mr. Blake brings to the Board, among other skills and qualifications, extensive executive leadership experience with leading companies. This experience enables him to contribute insights regarding business strategy and finance. Mr. Blake’s experience and knowledge of finance led to his designation as an “audit committee financial expert.”

JAMES J. MCMONAGLE, 68, Director Since 2007	Mr. McMonagle has been Of Counsel at Vorys, Sater, Seymour & Pease LLP, a law firm, Cleveland, Ohio, since 2002. Mr. McMonagle is Director and Chairman of the Board of Selected Family of Funds and formerly served as Senior Vice President, General Counsel and Secretary of University Hospital Health System, Inc. and University Hospitals of Cleveland. He also was a Common Pleas Court Judge of Cuyahoga County, Ohio, and an attorney in private practice.

Director Qualifications: Mr. McMonagle’s long career as an attorney, general counsel, board chairman and as a judge enables him to provide the Board valuable insights regarding governance, government processes and law.

W. HOWARD MORRIS, 52 Director Since 2007

Mr. Morris has been President and Chief Investment Officer of The Prairie & Tireman Group, an investment partnership, since 1998. Mr. Morris was formerly Vice President and Senior Portfolio Manager at Comerica Asset Management from 2006 to 2007, Chief Executive Officer and Emergency Financial Manager, Inkster, Michigan Public Schools, from 2002 to 2005, and Chief Financial Officer, Detroit, Michigan Public School District, from 1999 to 2000. He is a Certified Public Accountant, Chartered Financial Analyst and Personal Financial Specialist.

Public Company Directorships in the Last Five Years

•      Federal Mogul Corp.

Director Qualifications: Mr. Morris brings to the Board, among other skills and qualifications, experience concerning auditing, finance and investments. Mr. Morris’ experience and knowledge of finance led to his designation as an “audit committee financial expert.”

SUZANNE P. NIMOCKS, 53 Director Since 2012

Ms. Nimocks was formerly a Director with McKinsey & Company, a global management consulting firm, from June 1999 to March 2010, and was with the firm in various capacities since 1989, including as leader of the firm’s Global Petroleum Practice, Electric Power & Natural Gas Practice, as well as the Global Organization Practice. Ms. Nimocks served on several of the firm’s worldwide personnel committees for many years and formerly served as the Houston Office Manager. Ms. Nimocks is a Director of Valerus, a privately-held natural gas compression company based in Houston. Ms. Nimocks serves as a Senior Advisor to Rothschild in their North American oil and gas practice.

Ms. Nimocks chairs the Board of the Houston Zoo. Ms. Nimocks is a former board member of the Greater Houston Partnership, United Way of the Texas Gulf Coast and the American Heart Association, and a former Trustee of the St. John’s School in Houston.

Public Company Directorships in the Last Five Years:

•      Encana

•      Rowan Companies Inc.

•      ArcelorMittal

Ms. Nimocks brings to the Board, among other skills and qualifications, over 20 years of experience in a global management consulting firm, focusing on strategic planning and risk management. Ms. Nimocks also has extensive experience as the director of other public companies.

Director Retiring at the Annual Meeting of Stockholders

GASTON CAPERTON, 73 Director since 2006; Director of our predecessor since 1997

Mr. Caperton served as President and Chief Executive Officer of The College Board, a not-for-profit educational association located in New York, New York, from 1999 to 2012. He served as Governor of the State of West Virginia from 1988 to 1996. He was the 1996 Chair of the Democratic Governors’ Association, and served on the National Governors’ Association executive committee and as a member of the Intergovernmental Policy Advisory Committee on U.S. Trade.

Public Company Directorships in the Last Five Years

•     United Bankshares, Inc.

•     Prudential Financial

Director Qualifications: Mr. Caperton brings to the Board, among other skills and qualifications, significant chief executive leadership experience having served as President and Chief Executive Officer of The College Board since 1999. Mr. Caperton has extensive political experience and knowledge having served two terms as governor of West Virginia.

Governance Information

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines which, in conjunction with our certificate of incorporation, bylaws and Board committee charters, form the framework for our corporate governance. The Corporate Governance Guidelines are published on our website at http://www.owenscorning.com and will be made available in print upon request by any stockholder to the Secretary of the Company.

Board Leadership Structure

Michael H. Thaman serves as Owens Corning’s Chairman of the Board, President and Chief Executive Officer (“Chairman and CEO”) and Ralph F. Hake, a non-management director, serves as lead independent director (“Lead Independent Director”) of the Company. The Board of Directors believes that this leadership structure is appropriate for Owens Corning in light of the Company’s governance structure, current needs and business environment as well as the unique talents, experiences and attributes of the individuals in those roles.

Mr. Thaman was Chairman of the Board for the Company from April 2002 to December 2007, prior to his election as the Company’s Chief Executive Officer. Upon his election as Chief Executive Officer in December 2007, the CEO and Chairman positions were combined in order to ensure a single, strong senior management voice, with clear and consistent leadership on critical strategic objectives. The Board’s prior experience working with Mr. Thaman in the Chairman position strongly supported its conclusion that the Company and its stockholders would be best served with Mr. Thaman leading Owens Corning as its Chairman and CEO.

The Board of Directors further determined that it was appropriate to have a structure that provided strong leadership among the independent directors of the Board. Ralph F. Hake serves as Lead Independent Director. Mr. Hake has continuously served as director of the Company since 2006. He has also had significant experience serving as a non-management director of companies other than Owens Corning.

The Board of Directors believes that its on-going ability to review the leadership structure of the Board and to make changes as it deems necessary and appropriate gives it the flexibility to meet varying business, personnel and organizational needs over time. The success of any given structure will always be dependent upon the individuals who hold key roles and how they work together to drive value for the Company and its stockholders.

Lead Independent Director

The independent directors on our Board of Directors have elected a Lead Independent Director to serve in a lead capacity to coordinate the activities of the other non-management directors and to perform such other duties and responsibilities as the Board of Directors may determine. Ralph F. Hake was elected to serve as Lead Independent Director effective April 2011 and re-elected effective as of April 2013.

The responsibilities of the Lead Independent Director, as provided in the Charter of Lead Independent Director for Owens Corning, include:

•	presiding at meetings of the Board in the absence of, or upon the request of, the Chairman;

•	serving as a designated member of the Executive Committee;

•	presiding over all executive meetings of non-management directors and independent directors and reporting to the Board, as appropriate, concerning such meetings;

•	reviewing Board meeting agendas in collaboration with the Chairman and recommending matters for the Board to consider and information to be provided to the Board;

•

serving as a liaison and supplemental channel of communication between the non-management/independent directors and the Chairman without inhibiting direct communication between the Chairman and other directors;

•	serving as the principal liaison for consultation and communication between the non-management/independent directors and stockholders; and

•	advising the Chairman concerning the retention of advisors and consultants who report directly to the Board.

The Charter of Lead Independent Director for Owens Corning is available on our website at http://www.owenscorning.com.

The Board of Directors believes that having a strong Lead Independent Director with significant leadership responsibilities, as described above, coupled with a strong and effective Chairman and CEO is currently the appropriate board leadership structure for Owens Corning.

Communications with Directors

Stockholders and other interested parties may communicate with the Lead Independent Director or any other non-management director regarding the Company by sending an email to non-managementdirectors@owenscorning.com. All such communications are promptly reviewed by the Vice President, Audit and the Senior Vice President and General Counsel for evaluation and appropriate follow-up/resolution. The Board of Directors has determined that communications determined to be advertisements, or other types of “Spam” or “Junk” messages, unrelated to the duties or responsibilities of the Board, should be discarded without further action. A summary of all other communications is reported semi-annually to the non-management directors. Communications alleging fraud or serious misconduct by directors or executive officers are immediately reported to the Lead Independent Director. Complaints regarding business conduct policies, corporate governance matters, accounting controls or auditing are managed and reported in accordance with Owens Corning’s existing audit committee complaint policy or business conduct complaint procedure, as appropriate.

Director Qualification Standards

Pursuant to New York Stock Exchange listing standards, our Board of Directors has adopted a formal set of categorical Director Qualification Standards with respect to the determination of director independence, which either meet or exceed the independence requirements of the New York Stock Exchange corporate governance listing standards. In accordance with these standards, to be considered independent a director must be determined to have no material relationship with the Company other than as a director. The standards specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate families with respect to past employment or affiliation with the Company or its independent registered public accounting firm. The full text of our Director Qualification Standards is included as Annex A to this Notice of Annual Meeting and Proxy Statement.

Director Independence

With the assistance of legal counsel to the Company, the Governance and Nominating Committee reviewed the applicable legal standards for director and Board Committee independence, our Director Qualification Standards, and the criteria applied to determine “audit committee financial expert” status. The Committee also reviewed reports of the answers to annual questionnaires completed by each of the independent directors and of transactions with director affiliated entities. On the basis of this review, the Governance and Nominating Committee delivered reports and recommendations to the Board of Directors and the Board made its independence and “audit committee financial expert” determinations based upon the Committee’s reports and recommendations.

The Board of Directors has determined that current directors Norman P. Blake, Jr., Gaston Caperton, J. Brian Ferguson, Ralph F. Hake, F. Philip Handy, Ann Iverson, James J. McMonagle, W. Howard Morris, Joseph F. Neely, Suzanne P. Nimocks and John D. Williams are independent under the standards set forth in our Director Qualification Standards. The Board of Directors also has determined that all of the directors serving on the Audit, Compensation, and Governance and Nominating Committees are independent and satisfy relevant requirements of the SEC, the New York Stock Exchange, Owens Corning and the respective charters for the members of such Committees. The Board of Directors also determined that former director Landon Hilliard met the above standards for independence during the time he served as a director.

Executive Sessions of Directors

According to our Corporate Governance Guidelines, executive sessions or meetings of non-management directors without management present must be held regularly (at least three times a year) and at least one meeting must include only independent directors. Currently, all of our non-management directors are independent. In 2012, the non-management directors met in executive session six times.

Risk Oversight

The Audit Committee of the Board of Directors has primary responsibility for assisting the Board’s oversight of risk. Pursuant to its charter, the Audit Committee’s responsibilities include discussing guidelines and policies governing the process by which senior management and the relevant departments of the Company assess and manage the Company’s exposure to risk. The Compensation and Finance Committees of the Board of Directors also review and evaluate risks associated with their respective areas. Each of the Board Committees provides reports concerning its activities to the Board of Directors and the Board considers and discusses such reports.

Owens Corning also has a management Risk Committee which is responsible for overseeing and monitoring the Company’s risk assessment and mitigation related actions. The Risk Committee’s membership has broad based functional representation, including members from the corporate audit, finance, legal, security, treasury and business functions. The Risk Committee provides periodic updates concerning risk to the Audit Committee of the Board of Directors.

Owens Corning Policies on Business Ethics and Conduct

All of our employees, including our Chief Executive Officer, Chief Financial Officer and Controller, are required to abide by Owens Corning’s Code of Business Conduct Policy to ensure that our business is conducted in a consistently legal and ethical manner. This policy forms the foundation of a comprehensive process that includes compliance with all corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct, and the high integrity level of our employees. Our policies and procedures cover all areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business.

The Company also has adopted an Ethics Policy for Chief Executive and Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer and Controller (“Senior Financial Officers”), that provides, among other things, that Senior Financial Officers must comply with all laws, rules and regulations that govern the conduct of the Company’s business and that no Senior Financial Officer may participate in a transaction or otherwise act in a manner that creates or appears to create a conflict of interest unless the facts and circumstances are disclosed to and approved by the Governance and Nominating Committee.

Employees are required to report any conduct that they believe to be an actual or apparent violation of Owens Corning’s Code of Business Conduct Policy. The Sarbanes-Oxley Act of 2002 requires audit committees to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We have adopted and comply with such procedures.

Directors’ Code of Conduct

The members of our Board of Directors are required to comply with a Directors’ Code of Conduct (the “Code”). The Code is intended to focus the Board and the individual directors on areas of ethical risk, help directors recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty and accountability. The Code covers all areas of professional conduct relating to service on the Owens Corning Board, including conflicts of interest, unfair or unethical use of corporate opportunities, strict protection of confidential information, compliance with all applicable laws and regulations, sustainability and oversight of ethics and compliance by employees of the Company.

The full texts of our Code of Business Conduct Policy, Ethics Policy for Chief Executive and Senior Financial Officers and Directors’ Code of Conduct are published on our website at http://www.owenscorning.com and will be made available in print upon request by any stockholder to the Secretary of the Company.

Director Retirement Age

Pursuant to the Company’s Corporate Governance Guidelines, the retirement age for directors is 73. A director who has attained age 73 may continue to serve as a director until the next succeeding annual meeting of stockholders.

Board and Committee Membership

Our business, property and affairs are managed under the direction of our Board of Directors. Members of our Board are kept informed of our business through discussions with our Chief Executive Officer, Chief Financial Officer and other officers, by reviewing materials provided to them, by visiting our offices and plants, and by participating in meetings of the Board and its Committees. Board members are expected to attend our Annual Meetings of Stockholders, unless an emergency prevents them from doing so. Each of our directors, who was a director at the time, was present at the 2012 Annual Meeting of Stockholders.

During 2012, the Board of Directors met eight times. Each of our directors attended at least 75 percent of the meetings of the Board and Board Committees on which he or she served in 2012.

The table below provides committee membership as of March 14, 2013 and 2012 meeting information.

Name	Audit	Compensation	Governance and Nominating	Executive	Finance
Mr. Blake*	C		X	X
Mr. Caperton*		X		X	C
Mr. Ferguson*		X			X
Mr. Hake*			C	X
Mr. Handy*		X			X
Ms. Iverson*	X				X
Mr. McMonagle*		C		X	X
Mr. Morris*	X		X
Mr. Neely*	X				X
Ms. Nimocks*		X	X
Mr. Williams*	X				X
Mr. Thaman				C
2012 Meetings	8	5	4	—	4

C = Committee Chairman                     X = Committee Member                     * = Independent

Each of the standing Committees of our Board of Directors acts pursuant to a charter that has been approved by our Board. These charters are updated periodically and can be found on the Company’s website at http://www.owenscorning.com and will be made available in print upon request by any stockholder to the Secretary of the Company.

The Audit Committee

The Audit Committee is responsible for preparing the audit committee report required by the rules of the SEC and assisting the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company, including:

•	assisting the Board’s oversight of:

•	the integrity of the Company’s financial statements,

•	the Company’s compliance with legal and regulatory requirements,

•	the Company’s independent registered public accounting firm’s qualifications and independence, and

•	the performance of the independent registered public accounting firm and the Company’s internal audit function.

The Board of Directors has determined that each member of the Audit Committee is an “audit committee financial expert” for purposes of the SEC’s rules.

Audit Committee Report: The Audit Committee has reviewed and discussed the audited financial statements of the Company contained in the annual report on Form 10-K with management. The Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.

Based on the review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2012, for filing with the Securities and Exchange Commission.

By Audit Committee:

Norman P. Blake, Jr., Chairman

Ann Iverson

W. Howard Morris

Joseph F. Neely

John D. Williams

Independent Registered Public Accounting Firm. The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2013.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

Principal Accounting Fees and Services. The aggregate fees billed and services provided by the Company’s principal accountant for the years ended December 31, 2012 and 2011 are as follows (in thousands):

	2012	2011
Audit Fees (1)	$4,653	$4,617
Audit-Related Fees (2)	15	37
Tax Fees	450	427
All Other Fees (3)	258	215

Total Fees	$5,376	$5,296

(1)	Amounts shown reflect fees for the years ended December 31, 2012 and 2011, respectively.
(2)	The fees included relate primarily to review of the Company’s required franchise disclosure documents in 2012 and 2011.
(3)	Amounts shown include fees related primarily to due diligence work in 2012 and 2011.

It is the Company’s practice that all services provided the Company by its independent registered public accounting firm be pre-approved either by the Audit Committee or by the Chairman of the Audit Committee pursuant to authority delegated by the Audit Committee. No part of the independent registered public accounting firm services related to the Audit-Related Fees, Tax Fees, or All Other Fees listed in the table above was approved by the Audit Committee pursuant to the exemption from pre-approval provided by paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

The Compensation Committee

Responsibilities. The Compensation Committee is responsible for oversight of the Company’s compensation of executives, including authority to determine the compensation of the executive officers, and for producing an annual report on executive compensation in accordance with applicable rules and regulations. The Compensation Committee may delegate power and authority to subcommittees of the Compensation Committee as it deems appropriate. However, the Compensation Committee may not delegate to a subcommittee any power or authority required by any law, regulation or listing standard required to be exercised by the Compensation Committee as a whole. The Compensation Committee has the sole authority to retain or terminate a compensation consultant to assist the Compensation Committee in carrying out its responsibilities, including sole authority to approve the consultant’s fees and other retention terms. The consultant’s fees will be paid by the Company.

In overseeing the Company’s policies concerning executive compensation for officers and directors, the Compensation Committee:

•	reviews at least annually the goals and objectives of the Company’s plans, and amends or recommends that the Board amend, these goal and objectives if the Compensation Committee deems it appropriate;

•

reviews at least annually the Company’s executive officer compensation plans in light of the Company’s goals and objectives, and, if the Compensation Committee deems it appropriate, adopts or recommends to the Board the adoption of new, or the amendment of existing, executive compensation plans;

•

evaluates annually the performance of the Chief Executive Officer in light of the goals and objectives of the Company’s executive compensation plans and, either alone as a committee or together with the other independent directors, sets the Chief Executive Officer’s compensation level based on this evaluation;

•

approves the pay structure, salaries and incentive payments of all other executive officers of the Company, as well as the performance requirements for the Company’s annual and long-term incentive plans; and

•	reviews and approves any severance or termination arrangements to be made with any executive officer of the Company.

The Compensation Committee also reviews the Company’s executive compensation programs on a continuing basis to determine that they are properly integrated and that payments and benefits are reasonably related to executive and Company performance and operate in a manner consistent with that contemplated when the programs were established.

Compensation Consultant. The Executive Compensation group in the Company’s Corporate Human Resources Department supports the Compensation Committee in its work. In addition, the Compensation Committee has authority to engage the services of outside advisors, experts and others to assist the Compensation Committee.

The Compensation Committee has engaged the services of Pearl Meyer & Partners as independent outside compensation consultants to advise the Compensation Committee on all matters related to Chief Executive Officer and other executive, as well as director, compensation. Specifically, Pearl Meyer provided relevant market data and trend information, advice, alternatives and recommendations to the Compensation Committee.

Compensation Committee Interlocks and Insider Participation. As of March 14, 2013, the Compensation Committee consists of James J. McMonagle (Chairman), Gaston Caperton, J. Brian Ferguson, F. Philip Handy and Suzanne P. Nimocks.

None of the members of the Compensation Committee during 2012 or as of the date of this Proxy Statement is or has been an officer or employee of the Company and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company’s Compensation Committee or Board of Directors.

The Governance and Nominating Committee

Responsibilities. The Governance and Nominating Committee is responsible for:

•	identifying and recommending to the Board individuals qualified to serve as directors and on committees of the Board;

•	advising the Board with respect to Board composition, procedures and committees;

•	advising the Board with respect to the corporate governance principles applicable to the Company; and

•	overseeing the evaluation of the Board and management.

Director Nomination Process. The Governance and Nominating Committee evaluates potential candidates for Board membership on an ongoing basis. The Committee is authorized to use any methods it deems appropriate for identifying candidates for Board membership, including recommendations from current Board members, outside search firms and stockholders. Where outside search firms are utilized, they assist the Committee in both identifying and evaluating potential nominees.

Director Qualifications. Pursuant to the Company’s Corporate Governance Guidelines, nominees for director are selected on the basis of, among other things, experience, knowledge, skills, expertise, mature judgment, acumen, character, integrity, diversity, willingness to make independent analytical inquiries, understanding of the Company’s business environment, and ability to devote adequate time and efforts to Board responsibilities.

Consideration of Diversity. Pursuant to its charter, the Governance and Nominating Committee is responsible for identifying and recommending director nominees consistent with the director qualification criteria described above, including diversity, so as to enhance the Board’s ability to manage and direct the affairs and business of the Company. In identifying director nominees, the Committee considers diversity as provided in its charter, and it does not have an additional policy with respect to the consideration of diversity. The Committee considers diversity expansively against the charter standard of enhancing the Board’s ability to manage and direct the affairs and business of the Company. The Committee believes that its consideration of diversity effectively implements the charter requirements.

Consideration of Director Candidates Recommended by Stockholders. Under its charter, the Governance and Nominating Committee is responsible for reviewing stockholder nominations for director. The Committee does not have a formal policy with respect to the consideration of director candidates recommended by stockholders. However, its practice is to consider those candidates on the same basis and in the same manner as it considers recommendations from other sources. Such recommendations should be submitted to the non-management directors and should include information about the background and qualifications of the candidate.

The Executive Committee

The Executive Committee has the authority to act for the Board between meetings of the Board of Directors.

The Finance Committee

The Finance Committee is responsible for exercising oversight responsibility with respect to the Company’s material and strategic financial matters, including those related to investment policies and strategies, merger and acquisition transactions, financings, and capital structure, and for advising Company management and the Board with respect to such matters.

Certain Transactions with Related Persons

There are no related person transactions to report in this Notice of Annual Meeting and Proxy Statement.

Review of Transactions with Related Persons

The Company has various written policies in place governing actual or potential conflicts of interest by directors, officers, employees, and members of their immediate families.

The Company has a Directors’ Code of Conduct that provides, among other things, that a director who has an actual or potential conflict of interest:

•	must disclose the existence and nature of such actual or potential conflict to the Chairman of the Board and the Chairman of the Governance and Nominating Committee; and

•	may proceed with the transaction only after receiving approval from the Governance and Nominating Committee.

Executive Officers of Owens Corning

The name, age and business experience during the past five years of Owens Corning’s executive officers as of March 14, 2013 are set forth below. Each executive officer holds office until his successor is elected and qualified or until his earlier resignation, retirement or removal. All those listed have been employees of Owens Corning during the past five years except as indicated.

Name and Age	Position*
John W. Christy (54)	Senior Vice President, General Counsel and Secretary since December 2011; formerly Vice President, Interim General Counsel and Secretary (2011), Vice President and Deputy General Counsel (2010), and Vice President and Assistant General Counsel, Transactions and Business.

Charles E. Dana (57)	Group President, Building Materials since December 2010; formerly Group President, Vice President and President, Composite Solutions Business (2008) and Vice President, Composite Solutions Business.

Arnaud Genis (48)	Group President, Composite Solutions since December 2010; formerly Vice President and Managing Director, European Composite Solutions Business (2007), President of the Saint-Gobain Reinforcement and Composites Business and Textile Solutions Business, Paris.

Michael C. McMurray (48)	Senior Vice President and Chief Financial Officer since August 2012; formerly Vice President Finance , Building Materials Group (2011), Vice President Investor Relations and Treasurer (2010), Vice President Finance and Treasurer (2008) and Manager for Royal Dutch Shell.

Kelly J. Schmidt (47)	Vice President, Controller since April 2011; formerly Vice President, Internal Audit (2010); Assistant Controller, Shared Business Services United Technologies Corporation (“UTC”) (2009), Controller, Sikorsky Helicopter Corporation, a division of UTC.

Daniel T. Smith (48)	Senior Vice President, Human Resources since September 2009; formerly Executive Vice President/Chief Administrative Officer, Borders Group, Inc. (2009), Executive Vice President, Human Resources, Borders Group, Inc.

Michael H. Thaman (49)	President and Chief Executive Officer since December 2007 and also Chairman of the Board since April 2002; formerly also Chief Financial Officer until September 2007. Director since 2006; formerly Director of our predecessor since January 2002.

*	Information in parentheses indicates year during the past five years in which service in position began. The last position listed for each individual represents the position held by such individual at the beginning of the five year period.

Security Ownership of Certain Beneficial Owners and Management

The following table contains information, as of February 26, 2013 unless otherwise indicated, about the beneficial ownership of Owens Corning’s common stock for: each stockholder known by us to own beneficially 5% or more of our common stock; each of our directors; each of the officers included in our Summary Compensation Table; and all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and, except as otherwise indicated by footnote, the number of shares and percentage ownership indicated in the following table is based on 118,795,280 outstanding shares of Owens Corning common stock. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below will have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Each of the directors and executive officers named below can be reached at Owens Corning, One Owens Corning Parkway, Toledo, Ohio 43659.

	Beneficial Ownership
5% Stockholders, Directors and Executive Officers	Number of Shares		Percent of Total
Beneficial Owners of 5% or More of Our Common Stock
Wayzata Investment Partners LLC	8,973,605	(1)	7.6%
FMR LLC	7,903,895	(2)	6.7%
Owens Corning/Fibreboard Asbestos Personal Injury Trust	7,100,000	(3)	6.0%
BlackRock, Inc.	6,917,323	(4)	5.8%
Directors and Executive Officers
Norman P. Blake, Jr.	42,785	(5)	*
Gaston Caperton	37,488	(5)(6)	*
J. Brian Ferguson	22,745	(5)	*
Ralph F. Hake	39,735	(5)	*
F. Philip Handy	80,098	(5)(6)(7)	*
Ann Iverson	35,863	(5)(6)	*
James J. McMonagle	124,636	(5)(6)	*
W. Howard Morris	31,497	(5)(8)	*
Joseph F. Neely	35,542	(5)	*
Suzanne P. Nimocks	1,682	(5)	*
John D. Williams	4,555	(5)	*
Michael H. Thaman	1,393,124	(5)(6)(9)(10)	1.2%
Charles E. Dana	340,210	(5)(9)(10)	*
Arnaud Genis	77,543	(9)(10)	*
Michael C. McMurray	50,082	(9)(10)	*
Daniel T. Smith	96,242	(5)(9)(10)	*
Executive officers and directors as a group (18 persons)	2,476,182	(5)(6)(7)(9)(10)	2.1%

*	Represents less than 1%
(1)	According to a Schedule 13G/A filed on February 14, 2013, as of December 31, 2012, Wayzata Investment Partners LLC (“Wayzata”) has shared voting power and shared dispositive power in respect of these shares. Wayzata lists its address as 701 East Lake Street, Suite 300, Wayzata, MN 55391, in such filing.
(2)	Based on Schedule 13G/A filed jointly by FMR LLC and Edward C. Johnson 3d on February 14, 2013. FMR lists its address as 82 Devonshire Street, Boston, Massachusetts 02109, in such filing.
(3)	Based on Amendment No. 3 to Schedule 13D dated as of May 6, 2011 filed jointly on behalf of the Owens Corning/Fibreboard Asbestos Personal Injury Trust (the “Trust”), the Trust Advisory Committee, (the “TAC”) and Michael J. Crames. In such filing, the Trust lists its address as 1100 North Market Street, Wilmington, Delaware 19890-1625, the TAC lists its address as c/o Caplin & Drysdale, Chartered, One Thomas Circle, N.W., Suite 1100, Washington, D.C. 20005-5802, and Mr. Crames lists his address as c/o Peter J. Solomon Company, 520 Madison Avenue, New York, New York 10022.

(4)

Based on Schedule 13D dated as of January 30, 2013, BlackRock, Inc. has shared voting power and shared dispositive power in respect of these shares. BlackRock, Inc. lists its address 40 East 52nd Street, New York, NY 10022, in such filing.

(5)	Includes deferred stock units over which there is currently no investment or voting power, as follows: Mr. Blake, 40,636; Mr. Caperton, 29,268; Mr. Ferguson, 12,745; Mr. Hake, 26,586; Mr. Handy, 42,098; Ms. Iverson, 29,572; Mr. McMonagle, 32,036; Mr. Morris, 19,484; Mr. Neely, 18,486; Ms. Nimocks, 1,682; Mr. Williams, 4,555; Mr. Thaman, 300,326; Mr. Dana, 25,450; Mr. Smith, 19,814; and all executive officers and directors as a group (18 persons), 602,738.
(6)	Includes shares obtainable upon the exercise of warrants, as follows: Mr. Caperton, 71; Mr. Handy, 25,000; Ms. Iverson, 142; Mr. McMonagle, 65,000; Mr. Thaman, 1,560; and all executive officers and directors as a group (18 persons), 91,887.
(7)	13,000 shares and 5,000 warrants are held in a marginable account.
(8)	Includes 1,000 shares held by a family member as to which beneficial ownership is disclaimed by Mr. Morris, except to the extent of his pecuniary interest.
(9)	Includes restricted shares over which there is voting power, but no investment power, as follows: Mr. Thaman, 162,625; Mr. Dana, 43,150; Mr. Genis, 13,000; Mr. McMurray, 29,585; Mr. Smith, 25,550; and all executive officers and directors as a group (18 persons), 310,344.
(10)	Includes shares which are not owned but are unissued shares subject to exercise of options, or which will be subject to exercise of options within 60 days after February 28, 2013, as follows: Mr. Thaman, 550,825; Mr. Dana, 179,200; Mr. Genis 34,800; Mr. McMurray, 14,925; Mr. Smith 41,650; and all executive officers and directors as a group (18 persons), 833,375.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 and SEC regulations require Owens Corning’s directors and executive officers and greater than ten percent stockholders to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Owens Corning undertakes to file such forms on behalf of our current reporting directors and executive officers pursuant to a power of attorney given to certain attorneys-in-fact. Reporting directors, executive officers and ten percent stockholders are also required by SEC rules to furnish Owens Corning with copies of all Section 16(a) reports they file.

Based solely on our review of copies of such reports received and/or written representations from such directors and executive officers and ten percent stockholders, Owens Corning believes that all Section 16(a) filing requirements applicable to its directors, executive officers and ten percent stockholders were complied with during fiscal year 2012.

Executive Compensation

EXECUTIVE SUMMARY

Compensation Philosophy and Structure

As discussed in the following Compensation Discussion and Analysis, Owens Corning’s executive compensation philosophy is performance-based, aligned with stockholders interests and intended to allow us to compete for and retain highly qualified executive talent. In general, Owens Corning seeks to provide its executives with targeted compensation opportunities at the median of our competitive marketplace for talent. Actual compensation received will vary from targeted levels based upon Company, individual and stock price performance, with a significant portion of executive compensation at risk. Further, the Company utilizes performance criteria that are correlated with stockholder value creation, as well as stockholder-friendly practices such as stock ownership requirements (three to six times base salary), “clawback” requirements, zero perquisites, and 401(k)-only retirement packages. The table below summarizes our compensation elements, as well as each element’s link to our compensation philosophy.

Compensation Element	Philosophy	Provides Retention	Rewards Annual Performance	Rewards Long Term Performance	Aligns to Stockholder Interests

Base Salary	We intend to provide base salary competitive with market practices. Base salary provides a standard of living, is used to compete in the market for talent and forms the foundation for other reward vehicles.	X			X

Annual Corporate Incentive Plan (“CIP”)	The CIP rewards annual performance against business objectives established by the Compensation Committee. The amount of the award varies from 0 to 200% of an individual executive’s target incentive award. To achieve payout in excess of target, the Company’s performance must exceed expectations and individual performance must be strong.		X		X

Long Term Incentives	Long term incentive opportunities are provided through grants of restricted shares, stock options and performance share units. Restricted shares and stock options are subject to four year time-based vesting. Performance share units are earned based upon the Company’s total shareholder return versus companies in the S&P 500 over a three year period.	X		X	X

Benefits	Owens Corning offers all of its U.S. salaried employees basic benefit programs that include healthcare, life, disability and dental insurance, as well as a 401(k) program. A deferred compensation program is also provided to executives for tax advantaged savings. The programs for Owens Corning’s named executive officers are the same as those provided to all salaried employees in the countries in which each executive resides.	X

As noted above, a significant portion of our named executive officers’ compensation is performance-based and at risk, based upon annual financial and long-term stock price performance. The following chart illustrates the mix of compensation at target for each named executive officer:

2012 Company Performance

While Owens Corning accomplished many of its important strategic and operating objectives for 2012, overall Company financial performance fell below levels targeted by the Board of Directors and its independent Compensation Committee. Global industrial demand showed pockets of deterioration, particularly in Europe, Brazil and India. At the same time, the housing market remained weak by historical standards. Despite financial results which were somewhat disappointing, accomplishments in the following areas position the Company well for a stronger 2013:

•	Delivered 11th consecutive year of improved safety performance—over the past eleven years the Company has reduced injuries by 95%

•	Executed a successful asset repositioning in Europe to improve future financial performance

•	Delivered strong operating leverage and significantly narrowed losses in our Insulation business, positioning the business to take advantage of positive momentum in the U.S. housing market

•	Maintained and improved a strong balance sheet and investment grade credit rating

Consistent with the Company’s pay-for-performance philosophy and the fact that financial results were below expectations, overall compensation levels for named executive officers fell approximately 12% from 2011 levels. Awards under the Company’s annual Corporate Incentive Plan were 83% below target and 81% below 2011 levels.

Compensation opportunities for executives are balanced between short-term (annual CIP awards) and longer-term (restricted shares, stock options and performance shares units). While awards under the CIP were significantly below target (as noted above), payouts associated with the Company’s performance share units were above target, reflecting the Company’s relatively strong stock price performance over the past three years. Owens Corning’s common stock significantly outperformed the S&P 500 over the one year, three year and five periods ending 12/31/2012 as the graph below indicates.

2012 Compensation Actions and Outcomes

Base salary increases in 2012 were modest and intended to align salaries with the targeted competitive market position. The table below summarizes the 2012 base salary levels versus market median data provided by the Committee’s independent compensation consultant. We generally expect base salaries to fall within a competitive range of plus or minus 20% of market median, based upon each executive’s performance, experience, specialized skills and contribution.

Name	2012 Salary Rate	Market Median Base Salary	Variance
Thaman	$1,050,000	$1,058,000	-1%
McMurray	$475,000	$550,000	-14%
Genis	$525,000	$506,000	4%
Dana	$580,000	$506,000	15%
Smith	$425,000	$396,000	7%

Annual Incentive Plan Awards

Awards earned under the annual Corporate Incentive Plan for 2012 were based upon the Company’s adjusted EBIT performance, as well as individual performance. Company EBIT performance failed to meet the required threshold performance level and therefore the EBIT component of the annual incentive plan was $0 for all participants. The individual component for each named executive officer represents 25% of each officer’s total opportunity under the annual incentive plan.

The table below summarizes the target and actual award levels under the annual incentive plan for 2012:

Name	Target Annual Award	Actual Award
Thaman	$1,250,000	$156,300
McMurray	$222,412	$55,603
Genis	$385,014	$72,190
Dana	$431,250	$80,859
Smith	$275,167	$82,550

Long Term Incentive Awards

Performance share units (PSUs) granted for the Company’s 2010-2012 performance cycle vested at the end of 2012. These PSUs granted in 2010 were vested at 120% of target based upon the Company’s strong performance versus the S&P 500. The Company’s total shareholder return over the three year performance period was 45%, while the median S&P 500 company returned 40% over the same time period. Owens Corning’s performance was at the 55th percentile.

Grants to named executive officers in early 2012 consisted of restricted shares, stock options and performance share units. These awards will vest in 2013, 2014, 2015 and 2016. The purpose of these awards is to strongly align the interests of our executives with those of our stockholders and reflect the Committee’s assessment of executive performance. Actual awards earned from performance share units will be dependent upon the Company’s total shareholder return (TSR) versus the S&P 500. TSR is measured over the three-year period starting January 1, 2012 and ending December 31, 2014, using a 20-day average share price around each measurement date. The following chart depicts the payout opportunity, which is based on Owens Corning’s percentile ranking in the S&P 500. Payout is capped at 100% if Owens Corning’s TSR is negative.

COMPENSATION DISCUSSION AND ANALYSIS

In this section (which we refer to as, “CD&A”) we provide information, discussion and analysis concerning our compensation programs for our Chief Executive Officer, Chief Financial Officer and the other named executive officers for 2012 (collectively, the “Executive Officers”).

Objectives of Our Compensation Programs

Our Philosophy

As a global leader in high performance glass composites and building materials, we must employ highly talented individuals to build and grow our market-leading businesses and maximize financial results. Consequently, we have designed our compensation and benefit programs to attract and retain highly qualified employees and to engage our employees to deliver the performance and financial returns that will drive stockholder value.

The Compensation Committee of our Board of Directors (which we refer to in this CD&A as, the “Committee”) is comprised entirely of independent directors and has responsibility for approving the compensation arrangements for our Executive Officers. The Committee acts pursuant to a charter that has been approved by our Board of Directors. The charter is updated periodically and can be found on the Company’s website at: http://www.owenscorning.com.

The Compensation Committee has engaged Pearl Meyer & Partners (the “Consultant”) as an independent compensation consultant to the Committee. Specifically, the Consultant provided relevant market data and trend information, advice, alternatives and recommendations to the Committee with regard to the compensation of Executive Officers. The Consultant is retained and engaged by the Committee, and the Committee is responsible for directing and reviewing the Consultant’s work. During 2012, the Consultant has provided no additional consulting services for the Company outside of its role as the Committee’s independent compensation consultant.

The compensation programs provided for our Executive Officers are organized around four fundamental principles.

1.    Our Compensation is Performance-Based

The Committee believes that compensation decisions require judgment and should reflect Company and individual performance, in addition to market pay levels and trends. Total compensation opportunities for the Executive Officers, including base salary, annual incentives and equity awards, are generally targeted at the median of our competitive marketplace for executive talent. The Committee maintains the flexibility and discretion to establish individual Executive Officer’s target compensation levels above or below market median practices as experience, performance and contribution warrant. The table below sets forth Owens Corning’s targeted and actual compensation opportunities for each of our Executive Officers for the 2012 reporting year:

	Base Salary	Annual Incentive		Long Term Incentive Grant		Total
		Target	Actual	Target	Actual	Target	Actual
Thaman	$1,041,667	$1,250,000	$156,300	$3,800,000	$4,560,000	$6,091,667	$5,757,967
McMurray	$375,500	$222,412	$55,603	$285,000	$325,000	$882,912	$756,103
Genis	$513,352	$385,014	$72,190	$935,655	$935,655	$1,834,021	$1,521,197
Dana	$575,000	$431,250	$80,859	$1,155,000	$1,212,750	$2,161,250	$1,868,609
Smith	$423,333	$275,167	$82,550	$640,000	$768,000	$1,338,500	$1,273,883

Actual base salary levels, target annual and long term incentive award opportunities are regularly reviewed and approved by the Committee. Compensation actions regarding 2012 award levels are discussed in detail in the Annual Incentives and Long Term Incentives sections of this Compensation Disclosure and Analysis.

Mr. McMurray was appointed to Senior Vice President and Chief Financial Officer on August 16, 2012. His base salary was set at $475,000 and his target annual CIP award opportunity was established at 75% of base salary. The compensation figures in the table above reflect a pro-rata “blend” of his total compensation for the entire year.

The Committee utilizes a peer group of 12 companies as one of the inputs in assessing the competitiveness of executive compensation and the appropriateness of compensation program design. These companies are either in the building materials industry, serve related markets, or use manufacturing processes similar to Owens Corning, and have size (measured in annual sales, market capitalization or number of employees) or complexity comparable to Owens Corning. This peer group is reviewed regularly by the Committee to ensure the relevance of the companies to which we compare ourselves.

The current peer group is comprised of the following companies:

Armstrong World Industries	Owens-Illinois
Ball Corporation	PPG Industries
Lennox International	Sherwin-Williams
Masco	Stanley Black & Decker
Mohawk Industries Louisiana Pacific	Valspar Corporation USG

While compensation data from the peer group serves as comparison data, the Committee supplements this information with data from compensation surveys covering general industry companies of similar size based on annual sales. This additional data, compiled by the Committee’s Consultant, enhances the Committee’s knowledge of trends and market practices.

Both our annual Corporate Incentive Plan (“CIP”), which pays incentives based on Company performance over a one-year period, and our Long Term Incentive Program (“LTIP”), which delivers a mix of equity-based compensation, including performance shares which pay out based on Company performance over a three-year period, are designed to provide incentive pay to the Executive Officers at levels that correspond to whether the performance goals set by the Committee pursuant to those plans are attained. The Committee’s philosophy is to provide clearly defined financial incentives to motivate our leaders to deliver superior results which will drive stockholder value.

The maximum award opportunities for our Executive Officers under the annual CIP range from 1.3 to 2.4 times base salary. The Committee utilizes negative discretion (see “Tax Deductibility of Pay” below) to align incentive payments with Company and individual performance and generally targets awards at 50% of each Executive Officer’s maximum award opportunity. Target awards under the LTIP range from 1.6 to 3.8 times base salary. The participation level for each of our Executive Officers is based on the officer’s specific position, responsibilities, accountabilities and impact on the Company’s results, and the market analysis discussed above.

Accordingly, the compensation structure for our Executive Officers (base salary and target award opportunities under our CIP and LTIP) is generally determined by reference to similar positions at companies of similar size and complexity. Because our incentive plans are performance-based, actual Executive Officer compensation may translate into pay at, above, or below the targeted structure based upon the Company’s performance and by the Committee’s assessment of each Executive Officer’s individual performance.

2.    Our Compensation is Aligned with Stockholder Interests

We believe that total compensation should be driven by those business results that are best aligned with long term stockholder value. The Committee selects funding criteria for the CIP and LTIP that it believes will drive enterprise value and are correlated to stockholder return.

3.    Our Compensation Programs Position Us to Compete for the Best Executive Talent

We believe that stockholders benefit when we can attract and retain talented executives. We accomplish this with compensation packages that are competitive, fair and appropriately reward outstanding performance. Our executive compensation programs are generally designed to deliver total compensation at the median of our peer group when the Company meets its target performance goals. However, our Executive Officers can receive incentive compensation above or below the median to the extent that the Company either exceeds or does not meet performance goals. To ensure that our programs remain market competitive, we benchmark our plans against the compensation programs of similar companies with assistance from the independent Consultant.

4.    Our Compensation Programs Should Be Recognized as Challenging but Fair

We intend to create and maintain compensation programs that will be recognized as challenging, but fair, both internally and externally. We accomplish this by comparing the total compensation that is provided to our Executive Officers to:

•	The targeted compensation structure of similar executive officers at our peer companies to measure external competitiveness;

•	The actual compensation received by, and the corresponding results delivered by, similar executive officers at our peer companies to measure external fairness;

•	Our other senior leaders at Owens Corning to measure internal fairness; and

•

The total compensation that the Committee, in its exercise of judgment after reviewing results achieved and impact on stockholders, believes is appropriate to ensure overall fairness to the Executive Officers and stockholders.

The Elements of Our Compensation Program

The Committee emphasizes evaluating the Executive Officers’ total compensation. While each element is important, it is the total compensation of our Executive Officers that should correspond to their individual performance, the business results of the Company and value created for stockholders. The three main elements of our executive compensation program are base salary, the annual Corporate Incentive Plan (“CIP”) and the long-term incentive plan (“LTIP”). Executive Officers are also provided with benefits which comprise a relatively small portion of total compensation. The compensation policies and programs described herein, unless otherwise noted, are applied consistently with respect to all Executive Officers.

Base Salary

Base salary levels for Executive Officers for any given year are generally reviewed by the Committee at its meeting in February. Adjustments in base salary on a year-over-year basis are dependent on the Committee’s assessment of Company and individual performance, while taking into account all elements of Executive Officer total compensation. The proportional amount of total compensation that is provided in the form of base salary is substantially less, assuming performance levels are met, than the amount that is provided in the form of awards under our CIP and LTIP, each of which is described below.

The Committee determines the CEO’s base salary based on a review of market data, experience and individual and Company performance. In addition, the Committee considers the overall economic environment and business dynamics. For the remaining Executive Officers, the CEO makes recommendations to the Committee for its approval. The CEO’s recommendations are based on several key factors for each Executive Officer, including:

•	The officer’s overall individual performance as evaluated by the CEO;

•	Market competitive salary levels;

•	The manner in which the officer interacts with and elevates the performance of the leadership team as a whole; and

•	The manner in which the officer demonstrates our Company’s values and sets the “tone at the top.”

In addition, when an Executive Officer is recruited from outside Owens Corning, the package necessary to attract candidates also plays a role in determining base salary and total compensation. The Committee considers the recommendations made by the CEO and its independent consultant along with each of the factors described above and uses its judgment to make the final determination and approval of Executive Officer salaries in a manner which is consistent with the compensation philosophy, needs and interests of the Company.

Annual Incentives

Annual incentives are delivered through the CIP. Funding under the 2012 CIP for all Executive Officer awards for the year was determined based on performance as measured against corporate and individual performance goals for the year. Incentive awards for the Executive Officers are allocated at 75% for corporate performance measures and 25% for individual performance measures. Award amounts for each element may be earned from 0 – 200% of targeted levels, based upon performance. The corporate component is earned based upon the achievement of pre-determined financial goals as described below. The CIP also contains a business group component, based upon the achievement of financial performance of our Composites and Building Materials groups. While the Compensation Committee reviews and approves the performance metrics for the business group component, none of the named executive officers participate in this component of the CIP.

The individual component is funded at maximum if the company is profitable, with actual award amounts earned under the individual component being reduced from maximum and determined based upon a discretionary assessment of performance by the Committee. The Committee assesses the individual performance of the CEO, and reviews and approves the CEO’s assessment of individual performance of the other Executive Officers in determining CIP amounts. Awards are paid in the form of a lump-sum cash payment.

At the beginning of each year, the Committee selects the corporate performance objectives, or funding criteria, that are used to determine the funding of the corporate performance component for the annual Corporate Incentive Plan. For 2012, the Committee selected specific levels of adjusted earnings from operations before interest and taxes (“Adjusted EBIT” as defined in Management’s Discussion and Analysis included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012).

Funding of the corporate component of the CIP can range, based on Company performance, from Threshold Funding (zero CIP funding), to Target Funding (the target CIP funding established by the Committee), to Maximum Funding (two times Target Funding). For Company performance falling between the performance levels associated with Threshold Funding and Target Funding or with Target Funding and Maximum Funding, CIP funding would fall proportionately between the corresponding funding levels. For example, for Company performance falling two-thirds of the way between the performance levels associated with Threshold Funding and Target Funding, the resulting CIP funding would fall two-thirds of the way between Threshold Funding and Target Funding.

Individual performance goals are established each year for the CEO by the Committee. For the remaining Executive Officers, the CEO and each officer establish and agree upon performance objectives which serve as the individual performance goals for that officer for the year. At the close of each year the Committee evaluates the performance of the CEO against the established performance goals, in addition to other factors described below, and determines the level of funding of the individual component of the award. Similarly, the CEO reviews performance of the other Executive Officers against their individual critical outcomes and based on this assessment and other factors described below, the CEO makes a recommendation to the Committee. The Committee then determines the actual payout under the individual component of the CIP based on the recommendations of the CEO.

When establishing Threshold, Target and Maximum CIP performance levels for the corporate component for 2012, the Committee used a variety of guiding principles, including:

•

Target performance levels generally correspond with the results and the business objectives called for in the Board-reviewed operations plan (a comprehensive strategic business plan for the Company) for the year. Whether the target performance level can be attained is a function of the degree of difficulty associated with the operations plan.

•

Threshold performance levels should be set so that below Target performance yields below market compensation, but also to reward employees incrementally for delivering value during adverse business conditions. CIP performance levels between Threshold and Target are intended to compensate employees below the targeted median, which the Committee believes is appropriate for a performance-based incentive plan.

•

The Maximum performance level is also determined based on the Committee’s view of the degree of difficulty of the operations plan—the more difficult the operations plan and, therefore, the Target performance level, is to achieve, the less incremental performance (above target performance) is required to reach the Maximum.

•

The Maximum performance level should be set so that it is rarely attained, with the mindset that maximum performance significantly benefits the Company’s stockholders and warrants CIP funding at or near maximum.

•	CIP awards between Target and Maximum should reflect a level of performance that distinguishes the Company and its leaders, and translates into increased stockholder value.

•	The Committee retains discretion to reduce awards or not pay CIP compensation even if the relevant performance targets are met.

In 2012, CIP funding was based upon Adjusted EBIT. The funding targets were as follows:

Corporate Incentive Plan	Threshold Funding	Target Funding	Maximum Funding
Adjusted EBIT	$365MM	$465MM	$565MM

Adjusted EBIT in 2012 was $293 million and therefore the Adjusted EBIT portion of the CIP pool did not fund.

Each of the Executive Officer’s maximum award for the Individual Component (weighted at 25%) of the CIP is described below and is subject to downward discretion by the Committee based upon its assessment of individual performance of each executive officer. Factors considered in assessing individual performance include: the performance of business or functional areas for which the individual is accountable, achievement of pre-determined goals, impact on the organization and talent development. Individual performance is based on a discretionary holistic assessment of the Executive Officer’s overall performance. The Committee determines the CEO’s individual award based upon its assessment of the CEO’s performance for the year. For the other Executive Officers, the assessment is made by the CEO for each Executive Officer on an individual basis and reviewed and approved by the Committee. When assessing individual performance, the considerations by the CEO and the Committee include those referenced above when determining base salary, as well as a comparison among Executive Officers to determine their relative contributions to the Company’s business results—with the goal being to differentiate awards based on performance. The Committee received recommendations from the CEO, assessed his performance evaluation for each of the Executive Officers and applied its judgment consistent with the factors described to review and approve the CIP payouts for each Executive Officer for 2012. The table below summarizes each Executive Officer’s target and actual Corporate component and maximum and actual individual component under the CIP for 2012.

	Corporate Performance		Individual Performance
	(75% Weighting)		(25% Weighting)
	Target Award	Actual Funding @ 0%	@ Max Opportunity	Actual Individual Award	Total 2012 CIP Award
Thaman (1)	$937,500	$0	$625,000	$156,300	$156,300
McMurray (2)	$166,809	$0	$111,206	$55,603	$55,603
Genis (3)	$288,761	$0	$192,506	$72,190	$72,190
Dana (4)	$323,438	$0	$215,625	$80,859	$80,859
Smith (5)	$206,375	$0	$137,584	$82,550	$82,550

(1)	The determination of Mr. Thaman’s individual CIP award was based upon the Committee’s assessment of overall Company financial performance, safety, business development and progress towards Owens Corning’s talent agenda.
(2)	The determination of Mr. McMurray’s individual CIP award was based upon the Committee’s assessment of overall Company financial performance, capital market activity, financial planning and analysis, business development, talent development and succession planning.
(3)	The determination of Mr. Genis’ individual CIP award was based upon the Committee’s assessment of operating, financial and growth performance of the Composites Group, restructuring of our European operations, serving our customers, cost leadership, talent development and succession planning.
(4)	The determination of Mr. Dana’s individual CIP award was based upon the Committee’s assessment of financial performance of the Building Materials Group, safety, business development, improving the customer experience and market insight, supply chain optimization, talent development and succession planning.
(5)	The determination of Mr. Smith’s individual CIP award was based upon the Committee’s assessment of performance in the following areas: leadership development, organizational development, succession planning, work environment, HR functional leadership.

Mr. Genis relocated from our European headquarters in Brussels to the United States in 2012. In lieu of expatriate and certain relocation benefits typically provided to our salaried employees in similar situations, he was provided with a one-time relocation allowance of $125,000 to cover miscellaneous expenses associated with his relocation.

Long Term Incentives

We believe long term incentive opportunities should align Executive Officer behaviors and results with key enterprise drivers and the interests of stockholders over an extended period of time.

Our long term incentive program (“LTIP”) is an equity-based program that uses a combination of Restricted Stock, Stock Options and Performance Stock Units. Performance Stock Units use overlapping three-year performance cycles, with a new cycle beginning each year.

Grants to Executive Officers in 2012 consisted of three separate components: (1) Restricted Stock which vests at the rate of 25% per year over a four-year period (employees in certain foreign jurisdictions receive Restricted Stock Units); (2) Stock Options, which vest at the rate of 25% per year over a four-year period; and (3) Performance Stock Units (“PSUs”) which vest at the completion of the three-year performance period and participants receive a settlement of their individual grants based on the Company’s performance against pre-established performance criteria. PSUs are settled half in cash in an amount that is dependent on the value of the Company’s common stock and half in shares of Company common stock. This mix provides an increasing ongoing stake in the Company with each performance cycle, while also providing a cash payment at the completion of each cycle that reflects value added to the Company as a whole. The performance criterion used to determine the number of PSUs ultimately received by the participants is total shareholder return relative to S&P 500 companies. Actual 2012 LTIP grants for the named executive officers versus targeted levels are described below. The factors used in determining actual awards versus targeted levels were substantially similar to those individual criteria discussed above, in the “Annual Incentives” section. The stock price on the grant date was used to value all LTIP grants, together with a standard Black-Scholes value of 33% for stock options. The actual accounting charge for these awards is determined under ASC Topic 718 and may be more or less than the standardized value Owens Corning uses internally for grant size determination.

	Target 2012 LTIP	Actual 2012 LTIP Award
Thaman	$3,800,000	$4,560,000
McMurray	$285,000	$325,000
Genis	$935,655	$935,655
Dana	$1,155,000	$1,212,750
Smith	$640,000	$768,000

In addition to the 2012 LTIP award noted above, Mr. Genis was provided with a one-time grant of 29,700 restricted shares upon his relocation to the United States. These shares will vest over a seven year period (50% after five years, 75% after six years and 100% after seven years).

For the LTIP performance cycle beginning in 2010 and ending in 2012, funding criteria were based on the Company’s stock price performance versus the companies in the S&P 500. Over the performance period, Owens Corning’s stock performed at the 55th percentile versus the S&P 500, resulting in funding of 120%.

Stock Ownership Guidelines. Stock ownership guidelines for our officers and directors are designed to closely link their interests with those of our stockholders. These stock ownership guidelines provide that each Executive Officer must own stock with a value of three to six times his or her base salary, depending on position. Officers must retain 100% of after-tax shares received through LTIP grants until the ownership guideline is met. Outside Directors are required to own shares with a value greater than 3.5 times the Company’s annual cash retainer.

Risk Assessment. The Committee believes that although the majority of compensation provided to Executive Officers is performance-based, our executive compensation programs do not encourage behaviors that pose a material risk to the Company. The design of the programs encourages balanced focus on both the short-term and the long-term operational and financial goals of the Company. The Company performed an in-depth review of all aspects of all of the Company’s global compensation programs and reviewed the results with the Compensation Committee.

Timing of Equity Awards. The Company does not have any program, plan or practice to time equity grants in coordination with the release of material, non-public information. Annual awards of restricted stock, stock options and PSUs are granted on the date of the Committee’s annual February meeting. The Company may also grant equity awards to newly-hired or promoted executives, effective on the start or promotion date.

Perquisites. The Executive Officers participate in the same health care, and other employee benefit programs that are generally available for all salaried employees. The Committee has eliminated executive perquisites. Mr. Genis was eligible for a Company car in 2012, consistent with other European executives. Upon his relocation to the United States, Mr. Genis’ company car benefit was eliminated.

Deferred Compensation Plan. The Company maintains a nonqualified deferred compensation plan under which certain employees, including Executive Officers, are permitted to defer receipt of some or all of their base salary and cash incentive awards under the CIP and LTIP. Deferred amounts are credited with earnings or losses based on the rate of return of specified mutual funds and/or Owens Corning stock. The Company does not match amounts that are deferred by participants. The deferred compensation plan is not funded, and participants have an unsecured commitment from the Company to pay the amounts due under the plan. When such payments become distributable, the cash will be distributed from general assets.

In addition, certain employees, including Executive Officers, may defer receipt of some or all of their stock-based awards granted under the LTIP.

We provide this benefit in an effort to maximize the tax efficiency of our compensation program. We believe that this benefit is an important retention and recruitment tool as many of the companies with which we compete for executive talent provide similar plans to their executive employees.

Post-Termination Compensation

Severance Agreements. We have entered into severance agreements with our officers, including the Executive Officers. These agreements were approved by the Committee. The severance agreements were adopted for the purpose of providing for payments and other benefits if the officer’s employment terminates for a qualifying event or circumstance, such as being terminated without cause as this term is defined in the severance agreements. We believe that these agreements are important to recruiting and retaining our officers, as many of the companies with which we compete for executive talent have similar agreements in place for their executive employees. Based on practices among peer companies and consistent with the interests and needs of the Company, the Committee determined an appropriate level of severance payments and the circumstances that should trigger such payments. Therefore, the severance agreements with the Executive Officers provide, under certain termination scenarios, up to two years’ pay and benefits and, for our CEO, reimbursement with respect to any excise taxes that may be imposed under Section 280G of the Internal Revenue Code. The severance agreements provide for payments upon a change in control only if the individual is also terminated for reasons other than cause in connection with the change in control. Payments under the severance agreements are made in cash and are paid, depending on the terms of the individual executive’s agreement, either in the form of a one-time lump-sum payment or in the same manner as the regular payroll over a 24-month period. Health care coverage provided under the severance agreements is provided in kind. Additional specific information regarding potential payments under these severance agreements is found under the heading, “Potential Payments upon Termination or Change-in-Control.”

Pension Plan and Supplemental Pension Plan. Prior to January 1, 2010, Owens Corning had a defined benefit cash balance pension plan that covered certain employees, including the Executive Officers. Historically, the pension plan established a notional account into which a benefit equal to 4% of the participant’s annual base salary plus CIP award was credited. On December 31, 2009, the pension plan was frozen, the 4% annual credit to the participant accounts was eliminated, and the Plan was closed to new participation. Employees with an accrued benefit under the pension plan continue to vest in their pension plan benefit upon completion of three years of service. This notional account also earns interest based on five-year Treasury securities, and is paid when the participant’s employment with the Company terminates, provided required vesting provisions are reached.

Prior to January 1, 2010, we also had a supplemental pension plan (the “Supplemental Plan”) in which certain officers of the Company were eligible to participate, including the Executive Officers. This unfunded plan is paid out of our general assets and provides a benefit substantially equal to the difference between the amount that would have been payable under the pension plan, in the absence of statutory limits on benefits and earnings that may be considered in calculating pension benefits, and the amount actually payable under the pension plan. On December 31, 2009, further accruals under this Supplemental Plan were also eliminated.

In addition, certain Executive Officers have individual supplemental pension arrangements under the Supplemental Plan which were implemented at the time of their hire. These individual arrangements were implemented at hire and were frozen effective March 31, 2010. Each Executive Officer’s pension benefit is described and quantified in the Pension Benefits Table below.

Savings Plan or 401(k) Plan. We have a Section 401(k) Savings Plan (the “Savings Plan”) for our salaried employees in which the Executive Officers may participate. It is a tax-qualified plan in which participating employees may contribute a portion of their base salaries and CIP into their Savings Plan accounts, subject to applicable IRS limitations. In 2011 the Company provided a 100% match on employee contributions by participating employees, up to a maximum of six percent of their regular earnings. The Company also contributed 2% of each employee’s regular earnings to the employee’s accounts. Amounts held in Savings Plan accounts may not be withdrawn prior to the employee’s termination of employment, subject to certain IRS exceptions.

We maintain the Savings Plan for our employees, including our Executive Officers, because we want to encourage our employees to save some percentage of their cash compensation for their eventual retirement. The Savings Plan permits employees to make such savings in a tax efficient manner.

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1 million on the amount of compensation we may deduct in any one year with respect to any covered employee under Section 162(m).

There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements. Awards pursuant to our annual incentive plan, as well as grants of PSUs and stock options pursuant to our long-term incentive plan are intended to qualify as performance-based compensation meeting those requirements so that they are fully tax deductible. Restricted stock that is subject only to time-based vesting is not generally considered performance-based under Section 162(m) of the Tax Code, and, as a result, if the portion of these awards that becomes taxable to any covered employee, when combined with base salary and other non-performance-based compensation, exceeds $1 million, these awards would not be tax deductible by the Company. Because Section 162(m) restricts the Committee to the exercise of only “negative” discretion with regard to the “Individual” component of our annual incentive plan, this component of the pool funds at maximum upon threshold levels of company profitability, and the Committee then exercises negative discretion as described above.

Disclosure of Specific Incentive Targets

With respect to both the CIP and LTIP, detail on the specific financial performance targets under these criteria for performance periods completed during the reporting period has been disclosed above. However, specific performance targets for ongoing and future performance periods are not disclosed because they are substantially based on the prospective strategic operations plans and corporate objectives of the Company, and disclosure of these prospective specific performance targets is not material to an understanding of our Executive Officer compensation for 2012. Such performance goals do not have a material impact on the compensation actually received in, or attributable to, the 2012 reported period. As described above, and as evidenced by the targets and outcomes described for the completed performance periods for the incentive compensation plans, the performance targets selected have a degree of difficulty which the Committee considers to be challenging but achievable. The Committee establishes the goals at the beginning of the performance period at levels that reflect our internal, confidential operations plan. These goals are within the ranges of what we have publicly disclosed for completed performance periods, and accordingly require a high level of financial performance in the context of the current business climate and over the performance periods to be achieved.

Compensation Committee Report:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis appearing in this Proxy Statement with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

By Compensation Committee:

James J. McMonagle, Chairman

Gaston Caperton

J. Brian Ferguson

F. Philip Handy

Suzanne P. Nimocks

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following tables provide information on total compensation paid to the Chief Executive Officer, the Chief Financial Officer and certain other officers of Owens Corning (the “Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)(6)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Michael H. Thaman	2012	1,041,667	—	3,901,534	1,563,648	1,249,635	19,000	20,000	7,795,484
President, Chief Executive Officer and Chairman of the Board	2011	995,833	—	3,909,582	1,611,376	2,721,861	20,000	19,600	9,278,252
	2010	970,833	—	3,772,173	1,542,260	3,404,090	21,000	19,600	9,729,956

Michael C. McMurray	2012	375,500	—	277,032	111,471	130,350	—	19,288	913,641
Senior Vice President and Chief Financial Officer

Arnaud P. Genis (5)	2012	508,920	125,420	1,821,334	328,305	153,272	—	136,506	3,073,757
Vice President and President, Composite Solutions Business	2011	438,025	—	804,057	331,474	348,587	—	7,394	1,929,537

Charles E. Dana	2012	575,003	—	1,085,042	435,195	379,847	413,000	20,000	2,908,087
Vice President and President, Building Materials Group	2011	545,834	—	1,042,944	428,220	828,283	336,000	19,600	3,200,880
	2010	450,001	—	902,292	346,698	530,628	448,000	12,250	2,689,869

Daniel T. Smith	2012	423,335	—	681,037	273,333	232,044	—	20,000	1,629,749
Senior Vice President, Human Resources	2011	412,500	—	658,395	271,206	340,696	1,000	19,600	1,703,397

Summary Compensation Table for Former Executive Officer

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Duncan J. Palmer	2012	369,183	—	1,085,042	435,195	—	1,000	20,000	1,910,420
Former Senior Vice President and Chief Financial Officer	2011	545,834	—	1,136,168	467,870	847,348	2,000	19,600	3,018,820
	2010	512,500	—	1,004,021	385,407	651,643	28,000	12,250	2,593,821

(1)	The amounts reflected in these columns consist of restricted stock, non-qualified stock options and equity-based performance stock units granted under the Owens Corning Stock Plan. The amounts shown reflect the aggregate grant date fair value with respect to all stock and option awards made during the year. Performance stock units granted during 2012 are reflected in the column at the full fair value based on the probable outcome of the performance criteria for the award on the grant date. See Note 19 to the Consolidated Financial Statements included in our 2012 Annual Report for a discussion of the relevant assumptions made in such valuations. For further information on the 2012 awards, including the maximum potential payout based on the attainment of maximum funding, see the 2012 Grants of Plan-Based Awards table below.
(2)

The amounts reflected in this column generally consist of amounts of cash incentive compensation received under the CIP and the LTIP for the reporting period. Awards under the 2012 CIP to each Executive Officer are reflected in the table above at column (g) and are as follows: Mr. Thaman: $156,300; Mr. McMurray: $55,603; Mr. Genis: $72,190; Mr. Dana: $80,859; Mr. Smith: $82,550. The cash based

LTIP payout for the three-year performance period beginning on January 1, 2010 and ending on December 31, 2012, to each Executive Officer are reflected in the column above and are as follows: Mr. Thaman: $1,093,335; Mr. McMurray: $74,747; Mr. Genis: $81,082; Mr. Dana: $298,988; Mr. Smith: $149,494.
(3)	The amounts reflected in this column consist of the increase in actuarial value of each Executive Officer’s pension benefits in 2012. The total accrued pension value is reflected in the Pension Benefits table below.
(4)	For 2012, the amounts shown for Mr. Thaman, Mr. McMurray, Mr. Dana, Mr. Smith and Mr. Palmer represent contributions made by the Company to the qualified savings plan. For 2012, the amount shown for Mr. Genis represents the benefit in kind for personal use of a company car and payments to Mr. Genis in relation to unused vacation.
(5)	Mr. Genis’ compensation was paid in Euros and, for purposes of this table, was converted to dollars using the exchange rate on December 31, 2012.
(6)	The amount shown reflects payments made to Mr. Genis in relation to his relocation from France to the United States.

2012 Grants of Plan-Based Awards Table

The following table provides information regarding threshold, target and maximum award levels under the various compensation and incentive plans applicable to the Executive Officers. The narrative that follows describes such programs as reflected in the table. Actual awards for the 2012 CIP are reflected in Column (g) of the Summary Compensation Table and footnotes to the table. Funding and individual award amounts are determined as described in the narrative to these tables.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(l)	(l)	(k)	(l)
Michael H. Thaman	2012 LTIP (1)	—	625,131	1,250,262	—	16,900	33,800	67,600	102,400	$33.73	5,465,182
	2012 CIP (1)	—	1,250,000	2,500,000

Michael C. McMurray	2012 LTIP (1)	—	44,388	88,776	—	1,200	2,400	4,800	7,300	$33.73	388,503
	2012 CIP (1)	—	222,412	444,824

Arnaud P. Genis	2012 LTIP (1)	—	131,315	262,629	—	3,550	7,100	43,900	21,500	$33.73	2,149,639
	2012 CIP (1)	—	385,014	770,028

Charles E. Dana	2012 LTIP (1)	—	173,853	347,706	—	4,700	9,400	18,800	28,500	$33.73	1,520,237
	2012 CIP (1)	—	431,250	862,500

Daniel T. Smith	2012 LTIP (1)	—	109,121	218,241	—	2,950	5,900	11,800	17,900	$33.73	954,370
	2012 CIP (1)	—	275,167	550,334

Duncan J. Palmer	2012 LTIP (1)	—	173,853	347,706	—	4,700	9,400	18,800	28,500	$33.73	1,520,237
	2012 CIP (1)	—	276,887	553,775

(1)	Reflects incentive opportunities under the CIP and LTIP for performance periods commencing in 2012. Actual amounts paid out under the 2012 CIP are reflected in Column (g) of the Summary Compensation Table and footnotes. The 2012 LTIP awards were granted on February 1, 2012. Funding and individual award amounts are determined as described in the narrative to these tables. Incentive plans provide no payout at or below threshold funding. Incentive payments are made only where plans fund above threshold.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment, Severance and Certain Other Arrangements

During 2012, each of the Executive Officers participated in the Company’s compensation and benefits programs for salaried employees as described here and reflected in the tables and accompanying footnotes. Each Executive Officer receives an annual base salary as reflected in the Summary Compensation Table above. The amount of such base salary as a component of the total compensation is established and reviewed each year by the Compensation Committee. Severance arrangements with each of the Executive Officers are as described below in the Potential Payments Upon Termination or Change-In-Control section of this Item.

Annual Corporate Incentive Plan (“CIP”)

Owens Corning maintains the CIP, in which all salaried employees participate, with specific Company performance criteria adopted annually. Each of the Executive Officers is eligible to receive annual cash incentive awards based on his or her individual performance and on corporate performance against annual performance goals set by the Compensation Committee. Under the CIP for the 2012 annual performance period, the funding measures set by the Compensation Committee were based on Adjusted Earnings Before Interest and Taxes (“Adjusted EBIT”) as described in Management’s Discussion and Analysis included in our 2012 Annual Report. Cash awards paid to the Executive Officers under the CIP for the 2012 performance period are reflected in Column (g) of the Summary Compensation Table and the footnote above and the range of award opportunities under the 2012 CIP is reflected in the Plan-Based Awards Table above.

Long-Term Incentive Program (“LTIP”)

Owens Corning maintains a LTIP applicable to certain salaried employees as selected by the Compensation Committee, including each of the Executive Officers. The plan is designed to align participant compensation with the attainment of certain longer-term business goals established by the Compensation Committee.

The plan utilizes Performance Stock Units with three-year performance cycles, adopted annually, with payouts under the program dependent upon corporate performance against performance goals set by the Company’s Compensation Committee for each cycle. The outstanding three-year cycles as of December 31, 2012 include: January 1, 2010 through December 31, 2012; January 1, 2011 through December 31, 2013; and January 1, 2012 through December 31, 2014. Awards to the Executive Officers under the LTIP for the cycle ending in 2012 are reflected in Column (g) of the Summary Compensation Table and the footnote above. For the cycle ending in 2012, the performance threshold was achieved and the awards were funded at 120%. Estimated future payouts of awards under the 2012-2014 cycle are reflected in the Plan-Based Awards Table above.

The award shown in the Plan-Based Awards Table represents the Executive Officer’s opportunity to earn the amount shown in the “maximum” column of the table if the maximum performance goal established by the Compensation Committee at the beginning of the performance period are attained or exceeded during the performance period. In the event the maximum performance goal is not attained, then the Executive Officers may earn the amounts shown in the “target” column if the target level of performance is attained, or the amounts shown in the “threshold” column if the threshold level of performance is attained. Participants will earn intermediate amounts for performance between the maximum and target levels, or between the target and threshold levels, and will earn no amounts for performance at or below the threshold level.

For the performance period commencing in 2012, the LTIP award provides an award under the Owens Corning Stock Plan in three separate components: (1) Restricted Stock Awards granted under the Stock Plan as described below: recipients vest and restrictions lapse on these restricted stock awards 25% per year over four years, based upon continued tenure during the vesting period and without regard to the performance criteria; (2) Performance Stock Units awarded under the Stock Plan as described below: recipients vest in these Performance Stock Units at the completion of the three-year performance period and receive a settlement of the award based on the performance of the Company against pre-established performance criteria. The Performance Stock Units are settled half in cash and half in Company common stock; and (3) Stock Options awarded under the Stock Plan as described below: recipients vest in these non-qualified options 25% per year over four years, based upon continued tenure during the vesting period and without regard to the performance criteria. The options expire no later than 10 years after grant.

Stock Plan

In 2010 the Company’s stockholders approved the Owens Corning 2010 Stock Plan, which replaced the Owens Corning 2006 Stock Plan. In this Notice and Proxy Statement, we refer to the stock plan in place at the relevant time as the “Stock Plan.” The Stock Plan provides for participation by employees, management and directors and authorizes grants of stock options, stock appreciation rights, stock awards, restricted stock awards, restricted stock units, bonus stock awards and performance stock awards.

All grants of Restricted Stock or Restricted Stock Units, Performance Share Units, and Stock Options, including those made as a part of the LTIP as described above are made under the Stock Plan.

The following table sets forth information concerning unexercised options, stock that has not vested, and equity incentive plan awards for each Executive Officer outstanding at the end of 2012.

2012 Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b) (1)	(c) (2)	(d)	(e)	(f)	(g) (3)	(h) (4)	(i) (5)	(j) (4)
Michael H. Thaman	150,000			30.00	10/30/2016	278,425	10,298,941	33,675	1,245,638
	169,800	56,600		13.89	2/4/2019
	65,350	65,350		25.45	2/3/2020
	25,400	76,200		33.96	2/2/2021
		102,400		33.73	2/1/2022
Michael C. McMurray	—	3,075		13.89	2/4/2019	23,485	868,710	2,300	85,077
	4,450	4,450		25.45	2/3/2020
	1,675	5,025		33.96	2/2/2021
		7,300		33.73	2/1/2022
Arnaud P. Genis	8,775	2,925		13.89	2/4/2019	62,825	2,323,897	7,000	258,930
	4,850	4,850		25.45	2/3/2020
	5,225	15,675		33.96	2/2/2021
		21,500		33.73	2/1/2022
Charles E. Dana	70,000			30.00	10/30/2016	54,225	2,005,783	9,175	339,383
	46,350	15,450		13.89	2/4/2019
	17,850	17,850		25.45	2/3/2020
	6,750	20,250		33.96	2/2/2021
		28,500		33.73	2/1/2022
Daniel T. Smith	10,133	5,067		23.65	9/14/2019	29,509	1,091,538	5,775	213,617
	8,950	8,950		25.45	2/3/2020
	4,275	12,825		33.96	2/2/2021
		17,900		33.73	2/1/2022
Duncan J. Palmer	—	—				—	—	—	—

(1)	Vested options expire on the tenth anniversary of the grant date.
(2)	These options vest 25% per year over 4 years, subject to pro rata vesting in the case of death, disability and certain Company-approved retirements.
(3)

Restricted stock granted under the 2009, 2010, 2011 and 2012 LTIP vests 25% per year over four years, subject to pro rata vesting in the case of death, disability, and for 2009 only, certain Company-approved retirements.

Restricted stock granted to Mr. Thaman upon his appointment as President and CEO vests in 40,000 share increments upon Company common stock closing at or above a certain price per share as follows: $39.00 and $42.00.
(4)	Market value reflects the closing price of the Company’s common stock as of the last trading day of 2012.
(5)	Reflects outstanding stock-settled Performance Stock Units under the LTIP, at target performance.

2012 Option Exercises and Stock Vested

The following table sets forth the required information on the Executive Officer’s stock awards that vested during 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Michael H. Thaman	—	—	122,804	4,200,637
Michael C. McMurray	3,075	54,938	7,192	246,043
Arnaud P. Genis	—	—	7,589	260,761
Charles E. Dana	—	—	33,631	1,150,352
Daniel T. Smith (2)	—	—	21,988	758,174
Duncan J. Palmer	138,845	1,345,133	36,653	1,253,492

(1)	Represents the pre-tax value realized on stock awards that vested during the fiscal year, computed by multiplying the number of shares acquired upon vesting by the closing market price of Owens Corning common stock on the vesting date.
(2)	Mr. Smith elected to defer 13,333 of the stock awards that vested during the fiscal year. He elected to receive his deferred awards in a lump sum upon termination, subject to the requirements of 409A.

2012 Pension Benefits

The following table sets forth the required information regarding pension benefits for the Executive Officers as of the year ended December 31, 2012.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (5)	Payments During 2012 Fiscal Year ($)
Michael H. Thaman	Qualified Plan (1)	17.37	110,000	—
	Top-Hat Plan (2)	17.37	474,000	—
	SERP (3)	N/A	N/A	—

	Total		584,000	—

Michael C. McMurray	Qualified Plan (1)	1.08	8,000	—
	Top-Hat Plan (2)	1.08	1,000	—
	SERP (3)	N/A	N/A	—

	Total		9,000	—

Arnaud Genis	Qualified Plan (1)	N/A	N/A	—
	Top-Hat Plan (2)	N/A	N/A	—
	SERP (3)	N/A	N/A	—

	Total		N/A	—

Charles E. Dana	Qualified Plan (1)	14.13	124,000	—
	Top-Hat Plan (2)	14.13	189,000	—
	SERP (3) (4)	21.56	2,236,000	—

	Total		2,549,000	—

Daniel T. Smith	Qualified Plan (1)	0.30	4,000	—
	Top-Hat Plan (2)	N/A	N/A	—
	SERP (3)	N/A	N/A	—

	Total		4,000	—

Duncan J. Palmer	Qualified Plan (1)	2.29	—	28,000
	Top-Hat Plan (2)	2.29	31,000	—
	SERP (3)	N/A	N/A	—

	Total		31,000	28,000

(1)	Refers to benefits under the Company’s Cash Balance Plan or, if greater, under the Company’s Prior Plan as discussed below.
(2)	Refers to benefits under the Company’s non-qualified Supplemental Plan.
(3)	Refers to benefits under the Company’s Supplemental Executive Retirement Plan.
(4)	Mr. Dana had a specific individual arrangement with Owens Corning (pursuant to a written agreement with the Company) that provides a supplemental pension benefit based on Owens Corning’s pension plan formula in existence on his employment date, determined as if he had earned 1.5 years of service for each year worked, provided that he remained an Owens Corning employee for no less than 10 years following his November 1995 employment date. Mr. Dana’s individual supplemental pension arrangement as described here was frozen as of March 31, 2010.
(5)	These values are calculated in accordance with requirements of the Statement of Financial Accounting Standards No. 158.

Owens Corning maintains a tax-qualified noncontributory defined benefit cash balance pension plan (the “Cash Balance Plan”) covering certain salaried and hourly employees in the United States, including each of the Executive Officers. The Cash Balance Plan was adopted by Owens Corning in replacement of the qualified Salaried Employees’ Retirement Plan maintained prior to 1996, which we refer to as the Prior Plan. The Prior Plan provided retirement benefits primarily on the basis of age at retirement, years of service and average earnings from the highest three consecutive years of service. Under the Cash Balance Plan, each year prior to January 1, 2010, eligible employees generally earned a benefit of 4% of such employee’s covered pay. This was referred to under the Cash Balance Plan as a “Pay Credit.” Covered pay was defined generally as base pay and certain annual incentive compensation amounts payable during the year. Effective January 1, 2010, the Cash Balance Plan was amended to eliminate Pay Credit accruals and was closed to new participation. Accrued benefits continue to earn monthly interest based on the average interest rate for five-year United States treasury securities. Employees with an accrued benefit under the Cash Balance Plan vest in that benefit once they have completed three years of service. Vested employees may receive their benefit under the Cash Balance Plan as a lump sum or as a monthly payment when they leave the Company.

As the Company transitioned from the Prior Plan to the current Cash Balance Plan, participating employees who were at least age 40 with 10 years of service as of December 31, 1995 became entitled to receive the greater of their benefit under the Prior Plan frozen as of December 31, 2000, or under the Cash Balance Plan.

Each Executive Officer would have been entitled to payment of their vested accrued benefit under the tax-qualified plan in the event of a termination occurring on December 31, 2012, valued as a lump-sum payable as of that date as follows: Mr. Thaman, $151,206; Mr. McMurray, $11,515; Mr. Dana, $144,320; and Mr. Smith, $5,089. Mr. Genis does not participate in the plan.

In addition to the tax-qualified pension plan, Owens Corning maintains supplemental pension benefits as described above under the heading Compensation Discussion and Analysis (“CD&A”), including the Supplemental Plan that pays eligible employees leaving the Company the difference between the benefits payable under Owens Corning’s tax-qualified pension plan and those benefits that would have been payable except for limitations imposed by the Internal Revenue Code. The Executive Officers participate in both the tax-qualified pension plan and the Supplemental Plan.

Each Executive Officer would have been entitled to payment of their vested accrued benefit under the Supplemental Plan in the event of a termination occurring on December 31, 2011, valued as a lump-sum payable as of that date as follows: Mr. Thaman, $650,082; Mr. McMurray, $1,473; and Mr. Dana, $220,247. Mr. Genis and Mr. Smith do not participate in the Supplemental Plan.

In addition to the Supplemental Plan, Owens Corning also maintains a Supplemental Executive Retirement Plan (the “SERP”) as a supplemental pension benefit covering certain employees and Named Executive Officers who joined Owens Corning in mid-career. The SERP provides for a lump-sum payment following termination of employment equal to a multiple of the covered employee’s Cash Balance Plan balance minus the present value of retirement benefits attributable to prior employment. Although such offsets may occur upon retirement, amounts shown in the above table do not reflect any such offset.

Each Executive Officer would have been entitled to payment of their vested accrued benefit under the SERP in the event of a termination occurring on December 31, 2012, valued as a lump-sum payable as of that date as follows: Mr. Thaman, Mr. McMurray, Mr. Genis, and Mr. Smith do not participate in the SERP; Mr. Dana, $2,236,000, which includes his supplemental benefit as described in the footnotes to the Pension Benefits Table above.

NONQUALIFIED DEFERRED COMPENSATION

As described in the CD&A, the Company has established a Deferred Compensation Plan, effective January 1, 2007, under which eligible officers, including the Executive Officers, are permitted to defer some or all of their cash incentive compensation and, beginning in 2010, up to 80% of their base salary. Deferred amounts are credited with earnings or losses based on the rate of return of specified mutual funds and/or the value of Owens Corning stock. The Company does not contribute nor does the Company match amounts that are deferred by participants. Executive Officers who do not participate have been omitted from the table.

2012 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)(b)	Registrant Contributions in Last Fiscal Year ($)(c)(1)	Aggregate Earnings in Last Fiscal Year ($)(d)	Aggregate Withdrawls/ Distributions ($)(e)	Aggregate Balance at Last Fiscal Year End ($)(f)
Charles E. Dana	—	—	72,621		684,963
Daniel T. Smith (2)	33,324	—	3,008	—	48,195
Duncan J. Palmer (3)	—	—	1,779	—	18,945

(1)	The Company does not contribute nor does the Company match amounts deferred by participants.
(2)	This amount reflects the deferral of a portion of Mr. Smith’s base salary and CIP for 2012. These amounts were reflected as compensation on the Summary Compensation Table.
(3)	As a result of Mr. Palmer’s termination in 2012, he will receive the balance of his plan in a lump sum in 2013 in accordance with 409A.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The Company has entered into certain agreements and maintains certain plans under which the Company would provide compensation to Executive Officers in the event of a termination of employment or a change in control of the Company. The payment and benefit levels disclosed in the table below are determined under the various triggering events pursuant to these agreements that both define what constitutes the triggering event and provides those payments that would be due upon the occurrence of such events.

Severance agreements have been executed with Mr. Thaman, Mr. McMurray, Mr. Dana, and Mr. Smith. Mr. Genis is subject to the employment laws in France, and does not have a formal severance agreement with the Company. The severance agreements in place provide, under certain termination scenarios as reflected in the table below, for the payment of an amount equal to two times base salary and annual incentive compensation amounts plus continuation of health insurance coverage for a maximum period of two years and, in the case of Mr. Thaman, reimbursement with respect to certain taxes if applicable to the severance payments. The severance agreements provide for payments upon a change in control only if the individual is also terminated for reasons other than cause in connection with the change in control. Payments under the severance agreements are made in cash and are paid, depending upon the terms of the individual Executive Officer’s agreement, either in the form of a one-time lump-sum payment or in the same manner as the regular payroll payments over a 24 month period. Health care coverage provided under the severance agreements is provided in-kind.

The CIP and the LTIP each contain provisions that require continued employment during the performance period in order to be eligible to receive a payout under the plans. However, for death, disability or retirement which occurs during the performance period, the participant may receive a pro-rated award for that performance period. Under the LTIP, for uncompleted three-year performance cycles for which a participant is eligible for such a pro-rated award, the award would be paid out, if performance targets are obtained, at the time that the award would normally have been paid following the end of the cycle. CIP payments are made in one-time, lump-sum payments of cash. Certain portions of the LTIP, which are represented by performance stock units granted at the beginning of the cycle as reflected in the tables above, are settled 50% in Company common stock and 50% in cash.

The Owens Corning Stock Plan provides, under certain circumstances as described above, for either continuation or acceleration of vesting of restricted stock and option awards. Accelerated vesting of the restricted stock and option awards may only occur upon death, disability, retirement or a change in control. When vested, restricted stock and option awards do not involve cash payments from the Company to the Executive Officers.

The Executive Officers are entitled, upon or following their termination, to their accrued benefits under the SERP or the Supplemental Plan arrangements as described above. Executive Officers would also be entitled to the normal vested pension benefits and other vested benefits which are generally available to all salaried employees who terminate employment with the Company under various circumstances.

Upon the occurrence of any triggering event the payment and benefit levels would be determined under the terms of the agreement. The specific definitions of the triggering events are set forth in detail in the agreements which have been filed as exhibits to prior disclosures. In addition, severance payments are paid contingent upon confidentiality, a mutual release and an agreement not to compete. Each of the retirement payments of vested accrued benefits that would have occurred upon a termination event described herein are set forth in the narrative to the 2012 Pension Benefits Table above.

PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL TABLE

($ in thousands)

Event and Amounts	Michael H. Thaman	Michael C. McMurray	Arnaud P. Genis(4)	Charles E. Dana	Daniel T. Smith
Voluntary Termination
No other payments due	—	—	—	—	—

Retirement
No other payments due	N/A	N/A	N/A	N/A	N/A

Involuntary Not-For-Cause Termination
CIP	313	56	96	108	69
Restricted Stock Awards (1)	—	—	—	—	—
Option Awards (1)	—	—	—	—	—
Performance Stock Units (2)	—	—	—	—	—
Cash Severance	4,797	1,395	1,040	2,023	1,400
Health Care Continuation (3)	22	7	—	11	11
Outplacement Services (3)	25	25	—	25	25

Involuntary Termination for Cause
Outplacement Services (3)	25	25	—	25	25

Termination Upon a Change-in-Control
CIP	313	56	96	108	69
Restricted Stock Awards (1)	10,299	869	2,324	2,006	1,092
Option Awards (1)	2,626	161	241	717	288
Performance Stock Units (2)	8,175	559	1,272	2,230	1,291
Cash Severance	4,797	1,395	1,040	2,023	1,400
Health Care Continuation (3)	22	7	—	11	11
Outplacement Services (3)	25	25	—	25	25

Change-in-Control with No Termination
Restricted Stock Awards (1)	10,299	869	2,324	2,006	1,092
Option Awards (1)	2,626	161	241	717	288
Performance Stock Units (2)	8,175	559	1,272	2,230	1,291

Pre-Retirement Death
CIP	313	56	96	108	69
Restricted Stock Awards (1)	7,109	471	1,108	1,425	786
Option Awards (1)	2,292	138	171	624	230

(1)	For Stock and Option awards, vesting is incremental over a four year period and any non-vested portion is forfeited upon termination. Vesting on these Stock and Option awards is only accelerated in the case of death, disability, change in control, or retirement in the case of the 2009 grant, and no options may vest earlier than one year from grant except in the case of a change in control. The value of awards at vesting is uncertain and would reflect the then current value of the Company common stock and options then vesting. The amounts reflected in the table are calculated based on the closing stock price as of December 30, 2012 of $36.99.
(2)	Performance Stock Unit awards are not forfeited upon death or disability, but would vest in full in the case of the 2011 and 2012 grants as of the end of the performance period and would be determined consistent with performance only at the end of the performance period. The value of awards at the end of the performance period is uncertain and would reflect the performance against the established performance targets. For involuntary termination, voluntary termination or for termination for cause occurring before vesting, these awards would be forfeited. Vesting on Performance Stock Unit awards is only accelerated in the case of a change in control. For this table it is assumed that Performance Stock Units would pay out at maximum for a change-in-control. The amount shown includes the value of both cash settled and stock settled units.
(3)	Where eligible for such benefits, the amount includes both health care continuation coverage and/or outplacement services. The value of health care continuation is based on the Company’s net plan cost and the coverage category in which the executive is enrolled; this value assumes that the executive continues to pay the employee portion of the premium. The value of outplacement services assumes the maximum services available under the severance agreement. As a practical matter the actual value of such services is typically substantially less than the maximum.
(4)	Mr. Genis does not have a formal severance agreement in place with the Company. Potential Cash Severance and CIP are estimated based on the provisions of the severance agreements in place for other executives.

2012 NON-EMPLOYEE DIRECTOR COMPENSATION

The following table sets forth the compensation for 2012 of the non-employee members of the Board of Directors. Employee directors do not receive additional compensation for such service. The narrative that follows the table describes the compensation programs applicable to the non-employee directors during 2012.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
(a)	(b)	(c)	(h)
Norman P. Blake Jr.	84,000	126,000	210,000
Gaston Caperton	81,600	122,400	204,000
J. Brian Ferguson	—	192,000	192,000
Ralph F. Hake	101,400	152,100	253,500
F. Philip Handy	—	190,500	190,500
Landon Hilliard (4)	—	63,400	63,400
Ann Iverson	78,600	117,900	196,500
James J. McMonagle	82,200	123,300	205,500
W. Howard Morris	78,600	117,900	196,500
Joseph F. Neely	78,600	117,900	196,500
Suzanne P. Nimocks	19,500	29,300	48,800
John D. Williams	78,000	117,000	195,000

(1)	Includes the cash amount of the annual retainer as well as meeting and committee fees for 2012. Directors have the option to defer some or all of their cash retainer and meeting fee amounts under the Deferred Compensation Plan at the election of the individual as described herein. The amounts shown include all cash amounts of annual retainer and fees regardless of whether so deferred.
(2)	The amounts shown in this column relate to restricted stock or restricted stock units granted and deferred shares as the equity component of the Directors’ retainer and meeting fees under the Stock Plan. The amounts shown reflect the aggregate grant date fair value with respect to all restricted stock granted and deferred shares acquired during the year.
(3)	During 2012 each director was entitled to quarterly payment of their retainer and meeting fees in the form elected by them prior to the beginning of the year. Directors were permitted to choose to be paid in cash or Company stock, with a minimum 60% stock requirement. The grant date fair value of stock awards granted to each Director during 2011 is reflected in the table. At year-end, the aggregate number of stock awards outstanding to each Director, including restricted stock, restricted stock units and deferred shares, were as follows: Mr. Blake 39,743; Mr. Caperton 27,857; Mr. Ferguson 11,432; Mr. Hake 25,434; Mr. Handy 40,746; Mr. Hilliard 44,607; Ms. Iverson 28,761; Mr. McMonagle 30,586; Mr. Morris 18,649; Mr. Neely 17,675; Ms. Nimocks 871; and Mr. Williams 3,636.
(4)	During 2012, Mr. Hilliard retired.

The Company compensates each director who is not an employee pursuant to a standard annual retainer/meeting fee arrangement. Such arrangement provides for an annual retainer, annual chair retainer and meeting fees as approved by the Compensation Committee. Non-employee directors receive an annual board retainer of $165,000. The Chair of each Committee receives an additional annual retainer of $15,000. The Lead Independent Director receives an additional annual retainer in the amount of $75,000. Directors receive meeting fees of $1,500 per meeting for attendance at each Board meeting, at each committee meeting of which the director is a member and at each other function which the director is requested by the Company to attend. Stock compensation for annual retainer and fees may be deferred shares which will be issued to the director upon the distribution date elected by the director. The annual retainer and meeting fees are otherwise paid on a quarterly basis. Non-employee directors receive no perquisites.

The restricted shares described above are granted under the Stock Plan. Any additional grants of shares or options to directors will be as determined by the Compensation Committee. Each award of restricted shares will vest in its entirety on the third anniversary of the grant, subject to accelerated or continued vesting as may be determined by the Compensation Committee. Deferred shares are not issued to the director until the distribution date as elected in writing prior to the commencement of the year. Any options issued will be issued with an exercise price at the then fair market value. Our stock ownership guidelines provide that each non-employee director must own stock with a value of 3.5 times the cash portion of the annual board retainer.

Owens Corning established a Deferred Compensation Plan, effective January 1, 2007, under which non-employee directors are permitted to defer some or all of their cash compensation for annual retainer, annual chair retainer and meeting fees. Such deferred cash compensation will be credited to an individual account and will accrue gains or losses under notional investment funds available under the plan and as selected by the director (the available fund options include a fund indexed to Company common stock). The Company does not contribute, nor does it match, any amounts deferred by directors.

PROPOSAL 2. RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2013, subject to ratification by our stockholders.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer questions. They also have the opportunity to make a statement if they desire to do so.

We are asking our stockholders to ratify the selection of PricewaterhouseCoopers LLP as out independent registered public accounting firm for 2013. Although ratification is not required by our bylaws or otherwise, the Board has submitted the selection of PricewaterhouseCoopers LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered a direction to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

The Board of Directors recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013.

PROPOSAL 3. APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN

At the annual stockholder meeting, we will ask our stockholders to approve the newly created Owens Corning Employee Stock Purchase Plan (“Plan,” “ESPP”). The Plan will expire on April 30, 2023. This newly created plan has been approved by the Compensation Committee (“Committee”) and adopted by the Board of Directors.

Purpose of the ESPP

The purpose of the ESPP is to offer employees an opportunity to purchase stock directly from Owens Corning at an attractive price, and align wealth creation opportunities with those of stockholders. ESPP will broaden employee access to Owens Corning stock, by offering all employees the opportunity to purchase through convenient payroll deduction.

The ESPP will be offered initially in the United States, and may be offered outside of the United States in the future based on demand and local regulatory constraints.

Summary of the ESPP

The ESPP provides employees with the opportunity to accumulate payroll deductions during an offering period, to be put towards the purchase of Owens Corning stock. The purchase price of the stock will be no less than 85% of the lower of the beginning and ending price, and the purchase of stock during any offering will be subject to limits imposed by section 423 of the Internal Revenue Code (the “Code”) and the ESPP.

The following is a summary of the essential terms of the ESPP, and is qualified in its entirety by reference to the full text of the ESPP attached to this Proxy Statement as Annex B. Please refer to Annex B for a more complete description of the terms of the ESPP.

Eligibility

All employees of the United States subsidiaries of Owens Corning will be eligible to participate in the ESPP, except for temporary employees who work less than five months per year. A new hire will be eligible to enroll during the next enrollment window following his or her date of hire. A terminating employee will generally be withdrawn from the plan and refunded any contributions made as of their date of termination.

The Committee may delegate the determination of eligibility requirements and participating subsidiaries to the Company. Non-United States subsidiaries are currently excluded from participation, but may be added in the future.

Offering Periods

The first offering period will commence on June 1, 2013 and will have a six-month duration, closing on November 30, 2013. Subsequent non-overlapping offering periods will follow every six months, with stock purchases occurring at the end of each offering. The Committee has the authority to change the timing and duration of future offering periods.

Participation

Eligible employees may elect to participate in the plan by making an election to contribute a percentage of their after-tax compensation through payroll deduction. Elections must be made in whole percents, with a minimum of 1% and a maximum of 15%. The contribution election will generally be taken during an enrollment period in the month preceding the opening of the offering period. Contribution elections will be maintained for future offerings unless the employee elects to change the rate of contribution during an enrollment period or elects to withdraw from the plan. Increases to the contribution rate, or decreases to the contribution rate (other than to suspend future contributions) are not permitted outside of enrollment windows.

Employees who take hardship withdrawals from the 401(k) will have payroll contributions suspended until the enrollment period beginning at least six months following the date of the hardship withdrawal.

Eligible Compensation

Compensation under the ESPP is defined as all base straight time salary and wages, but excludes all other forms of compensation. Cash-based incentive compensation and sales commissions are excluded from Compensation under the ESPP.

Participant Accounts

Unfunded accounts will be established for each participant to accumulate payroll deductions. No interest shall accrue on a participant’s payroll deductions or any other amount credited to the account. Participants will be provided with information related to account activity, including balances, payroll deductions, purchase prices and shares purchased.

Purchase of Common Stock

At the end of an offering period, the balance of the participants’ accounts will be used to purchase full shares of Owens Corning stock, subject to a limit of 4,000 shares in any single offering. The purchase price will be no less than 85% of the lower of the fair market value of Owens Corning stock at the beginning and ending of the offering period. Fractional shares may not be purchased, and any remaining contributions that are not sufficient to purchase a full share will be retained in the participant’s account for the subsequent offering period.

No employee shall be authorized to purchase common stock through this program if, immediately after the purchase, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any parent of the Company or any Subsidiary, and (ii) no Participant shall be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Participating Subsidiary, exceeds $25,000 in Fair Market Value, determined as of the Grant Date (or such other limit as may be imposed by the Code) for each calendar year in which any option granted to the Participant under any such plans is outstanding at any time.

Shares of stock will be issued to participants as promptly as administratively feasible after each purchase date.

Transferability

Shares may not be transferred out of the participant account until the later of a) 2 years from the beginning of the applicable offering period and b) 1 year from the applicable purchase date. However, shares may be sold during this period.

Withdrawal and Termination of Employment

During an offering period, an employee may elect to reduce their contribution to 0% or may elect to fully withdraw from the plan at any time up to 30 days prior to the end of the offering period. If a participant requests to withdraw from the plan, contributions made during the current offering period will be refunded in full. Partial withdrawals are not permitted.

Upon termination of a participant’s employment for any reason more than 30 days prior to the purchase date, the employee will be withdrawn from the plan and contributions will be refunded. The purchase will proceed for participants who terminate within 30 days prior to the purchase date.

Authorized Shares

The maximum number of shares of Owens Corning Common Stock that may be made available for purchase under the ESPP shall be 2,000,000 shares, subject to adjustment as described in the plan document. The Participant shall have no interest or voting rights in shares covered by the plan unless and until shares are issued following a purchase.

Administration

The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee shall have the power to construe the provisions of the Plan, to determine all questions arising hereunder, and to adopt and amend such rules and regulations for administering the Plan as the Committee deems desirable. The Committee may delegate to any committee, person (whether or not an employee of the Company or a Participating Subsidiary) or entity any of its responsibilities or duties hereunder.

Federal Tax Consequences

The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under the Code, no taxable income is recognized by the participant with respect to shares purchased under the ESPP either at the time of enrollment or at any purchase date within an offering period.

If the participant disposes of shares purchased pursuant to the ESPP more than two years from the applicable Grant Date, or more than one year from the applicable Purchase Date if later, the participant will recognize ordinary income equal to the lesser of (1) the excess of the fair market value of the shares at the time of disposition over the purchase price, or (2) 15% of the fair market value of the shares on the Grant Date. Any gain on the disposition in excess of the amount treated as ordinary income will be capital gain. The Company is not entitled to take a deduction for the amount of the discount in the circumstances indicated above.

If the participant disposes of shares purchased pursuant to the ESPP within two years after the Grant Date or one year after the Purchase Date if later, the employee will recognize ordinary income on the excess of the fair market value of the stock on the purchase date over the purchase price. Any difference between the sale price of the shares and the fair market value on the purchase date will be capital gain or loss. The Company is entitled to a deduction from income equal to the amount the employee is required to report as ordinary compensation income.

The federal income tax rules relating to employee stock purchase plans qualifying under Section 423 of the Code are complex. Therefore, the foregoing outline is intended to summarize only certain major federal income tax rules concerning qualified employee stock purchase plans.

New Plan Benefits

The amounts of future purchases under the ESPP are not determinable because participation is voluntary, plan contributions are discretionary, and benefits are based on future prices of OC common stock.

The Board of Directors unanimously recommends a vote FOR approval of the Owens Corning 2013 Employee Stock Purchase Plan.

PROPOSAL 4. APPROVAL OF THE OWENS CORNING 2013 STOCK PLAN

At the Annual Meeting, stockholders will be asked to approve the Owens Corning 2013 Stock Plan as set forth in Annex C of this proxy statement (the “Proposed Plan”).

The Compensation Committee has adopted, and the Board of Directors has ratified, subject to the approval of the Company’s stockholders, the Proposed Plan. If the Proposed Plan is approved by stockholders, it will replace the Owens Corning 2010 Stock Plan, which was approved by stockholders in April 2010 (the “2010 Plan”). Upon approval of the Proposed Plan by stockholders, shares of Company common stock remaining available under the 2010 Plan will be rolled into and become available for grant under the Proposed Plan, and no future grants will be made under the 2010 Plan. As of December 31, 2012, approximately 2.8 million shares of Company common stock remained available under the 2010 Plan. If the Proposed Plan is approved by stockholders, the number of shares of common stock which may be granted under the Proposed Plan is 1.5 million plus the number of available shares rolled into the Proposed Plan from the 2010 Plan. If the Proposed Plan is not approved by stockholders, the 2010 Plan will remain in effect.

The Proposed Plan provides for participation by employees, management and directors and authorizes grants of stock options, stock appreciation rights (“SARs”), stock awards, restricted stock awards, restricted stock units, bonus stock awards and performance stock awards. The Board of Directors believes that share-based incentives are important factors in attracting and retaining highly qualified executives and directors, and that they help to align the interests of those executives and directors with the interests of our stockholders. The Board believes that our stockholder-approved 2010 Plan has been an instrumental component of the Company’s total compensation programs.

The Board of Directors believes that approval of the Proposed Plan is necessary and desirable and will enable the Company to continue to provide market competitive total compensation opportunities to its key employees.

Purpose of Proposed Plan

The purpose of the Proposed Plan is to align the interests of executives and directors with the interests of our stockholders, to provide long-term incentives to executives for outstanding service to us and our stockholders and to assist in recruiting and retaining highly qualified individuals as executives or directors. The Proposed Plan will authorize the granting of stock options, restricted shares and restricted share units to non-employee directors and the granting of stock options, restricted shares and other share-based awards to employees selected by the Compensation Committee or an officer to whom granting authority is delegated.

Summary of the Proposed Plan

The following is a summary of the essential terms of the Proposed Plan, and is qualified in its entirety by reference to the full text of the Proposed Plan attached to this Proxy Statement as Annex C. Please refer to Annex C for a more complete description of the terms of the Proposed Plan.

Types of Awards

The Proposed Plan permits the granting of the same types of awards as under the 2010 Plan:

• Stock options	• Restricted stock and stock units
• Stock appreciation rights	• Other stock-based awards
• Performance share awards	• Dividend equivalents

Eligible Participants

The Proposed Plan will be administered by the Compensation Committee, which consists entirely of independent directors. The Compensation Committee has the authority to identify those employees and non-employee directors to whom awards will be granted and the type and amount of each award. Although the Proposed Plan allows the Compensation Committee to make awards to any employee of the Company and its subsidiaries, it is anticipated that there will generally be awards to approximately 450 management employees and non-employee directors annually.

The identity of the key employees to receive awards, and the amounts of awards, under the Proposed Plan are not yet determinable. For information about certain awards under the 2010 Plan during 2012 to our directors, our Chief Executive Officer and other officers, see “Executive Officer Compensation” and “2012 Non-Employee Director Compensation” above.

Maximum Number of Shares Authorized Under the Proposed Plan

The number of shares of common stock which may be granted under the Proposed Plan is 1,500,000 plus the number of shares that were available but not granted, or which were granted but were not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award, under the 2010 Plan, all of which shall be available for any type of awards under the Proposed Plan including full-value awards. No more than 1,000,000 shares of common stock may be granted to any individual in any given year under the Proposed Plan. These amounts are subject to adjustment for stock splits, stock dividends and other changes in the Company’s capital structure. The Company may use authorized and unissued shares or treasury shares in connection with grants under the Proposed Plan. Shares underlying the unexercised or undistributed portion of any terminated, expired or forfeited award are available for further awards under the Proposed Plan. Shares withheld or delivered for tax withholding or as the exercise price of a stock option are not available for future awards. In addition, certain awards may be payable in cash.

No awards may be made under the Proposed Plan after the tenth anniversary of the effective date of the Proposed Plan in 2023.

Stock Options and Stock Appreciation Rights

Stock options granted under the Proposed Plan may vest on the basis of the satisfaction of performance conditions established by the Compensation Committee or on the basis of the passage of time and continued employment. Options will have a ten-year term. All options are granted with an exercise price equal to the fair market value of our common stock on the date of grant, and option re-pricing is expressly prohibited.

The Proposed Plan permits the grant of either incentive stock options or options not qualifying as incentive stock options under the Internal Revenue Code. For purposes of grants of incentive stock options under the Proposed Plan, the maximum number of shares available for such grants shall be no more than 1,500,000 shares.

Repricing or changing the terms of an option to lower its option price or taking any other action which has the economic effect of repricing options is not permitted under the terms of the Proposed Plan.

The Proposed Plan authorizes grants of stock appreciation rights either alone or in conjunction with a stock option. Stock appreciation rights entitle recipients to receive payments in cash, shares or a combination, of an amount representing the appreciation in the market value of a specified number of shares from the date of grant until the date of exercise. To the extent an option is exercised, any stock appreciation right granted in respect of such option is canceled. To the extent a stock appreciation right is exercised, its related option is canceled.

Performance Awards

The Compensation Committee may grant performance stock awards under the Proposed Plan. Performance stock awards under the Proposed Plan may be made in the form of performance share units (“PSUs”) which can be settled either in cash or shares of our common stock at the end of a performance period. The amount of PSUs received by a participant at, above or below their target grant is determined by whether the performance goals set by the Committee are met, exceeded or missed, respectively.

Performance criteria may be selected by the Compensation Committee from among a number of performance measures as set forth in the Proposed Plan. Such performance measures may be applicable to the Company or any subsidiary or business unit and the Committee may select from a number of performance measures as set forth under the stockholder approved plan document. For more information about the Company’s outstanding performance measures, see the Compensation Discussion and Analysis above.

The Compensation Committee must select a minimum performance goal below which no payment will be made and a maximum performance goal above which no increased payment will be made. The Compensation Committee may adjust the performance goals to take into account changes in law and accounting and tax rules and to make adjustments that it decides are necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances. The Compensation Committee also designates the period over which the performance criteria are measured.

Performance awards may be subject to being partially or fully forfeited if the participant terminates employment prior to the end of the performance period as determined by the Compensation Committee.

Performance awards are payable in cash or shares of common stock, or a combination of cash and shares, at the end of the performance period, as determined by the Compensation Committee.

Restricted Stock or Restricted Stock Units

The Compensation Committee may award shares of common stock that are subject to restrictions and conditions as determined by the Compensation Committee. Restricted stock awards may vest on the basis of the satisfaction of performance goals established by the Committee or on the basis of the passage of time and continued employment. Recipients of restricted stock receive dividends on, and may vote the shares subject to a grant. Shares of restricted stock may not, however, be sold or otherwise transferred prior to the lapse of the restrictions.

The Compensation Committee may also award restricted stock units with conditions and restrictions determined by the Compensation Committee. Restricted stock units convert into shares of our common stock if the recipient is still employed on the date that specified restrictions lapse. Restricted stock units may vest on the basis of the satisfaction of performance conditions established by the Committee or on the basis of the passage of time and continued employment. Recipients of restricted stock units may not vote the units in stockholder votes, but they do receive payments equal to the amount of dividends that would be paid on an equivalent number of shares of common stock.

The Committee may permit acceleration of vesting of any such awards including in the event of the Participant’s death, disability, or retirement, or a Change of Control.

Other Stock-Based Awards

The Compensation Committee may grant other awards under the Proposed Plan pursuant to which shares of common stock are or may in the future be acquired, or awards denominated in stock units, including ones valued using measures other than market value.

Change in Control

In the event of a change in control of the Company, stock options and stock appreciation rights that are not exercisable will become immediately exercisable and the restriction period applicable to any outstanding restricted stock or restricted stock unit award will lapse and the performance period applicable to any outstanding performance share shall lapse.

Performance awards, restricted stock awards, and other stock-based awards will be fully vested, with performance goals deemed to have been achieved at the maximum level, at the date of change in control.

A change in control is defined in the Proposed Plan as:

•	the acquisition by a person or group of beneficial ownership of 50% or more of the outstanding stock or combined voting power of securities entitled to vote;

•

a change in the composition of the Board over a two year period that results in a majority of current directors (or successor directors approved by our current directors) not being continuing directors;

•

a merger, consolidation or sale of substantially all the assets of the Company in a transaction in which our stockholders immediately prior to the transaction do not own at least 50% of the voting power of the surviving, resulting or transferee entity; or

•	the consummation of a plan of complete liquidation or dissolution of the Company.

The definition excludes purchases or sales of stock by or from the Company or one of our employee benefit plans or trusts.

Amendment and Termination

The Compensation Committee has the power to amend the Proposed Plan. However, the Compensation Committee may not, without stockholder approval, amend the Proposed Plan to:

•	increase the maximum number of shares authorized for issuance pursuant to the Proposed Plan;

•	extend the term of the Proposed Plan;

•	reduce the minimum purchase price of a share of common stock subject to an option; or

•	effect any change inconsistent with Section 422 of the Tax Code.

The Board may otherwise suspend or terminate the Proposed Plan at any time. No such suspension or termination, however, shall affect the terms or conditions of any award granted prior to termination.

Other Terms

The Proposed Plan provides that no award shall be transferable by a participant other than by will or the laws of descent and distribution.

Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences of awards under the Proposed Plan. This summary is not intended to be exhaustive and does not describe state, local or foreign tax laws.

Incentive Stock Options

An incentive stock option grant will not result in any immediate tax consequences to the Company or to the participant. A participant will not realize taxable income upon the exercise of an incentive stock option (except that the alternative minimum tax may apply), provided the participant was an employee of the Company or one of our subsidiaries at all times from the date the option was granted to the date three months (in the case of a disabled employee, one year) before the date the option is exercised, and we will not be entitled to any deduction. If the participant does not dispose of the stock acquired within one year of receiving it (and two years after such option was granted), gain or loss realized on the subsequent disposition of the stock will be treated as long term capital gain or loss.

If the participant disposes of the stock prior to those times, the participant will realize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the option price; or (ii) if the disposition is a taxable sale or exchange, the amount of gain realized. Any gain recognized by the participant on the disposition in excess of the amount taxable as ordinary income will be treated as capital gain, long or short term depending on whether the stock has been held for more than one year. Upon such a disposition, the Company will generally be entitled to a deduction in the same amount and at the same time as the participant realizes such ordinary income.

Nonqualified Stock Options

The grant of a nonqualified stock option will not result in any immediate tax consequence to the Company or the participant. Upon exercise of a nonqualified stock option, the participant will realize ordinary income in an amount equal to the market value of the stock at the time of exercise over the option price, and the Company will generally be entitled to a deduction in the same amount.

Stock Appreciation Rights

The grant of a stock appreciation right will not result in any immediate tax consequence to the Company or to the participant. Upon the exercise of a stock appreciation right, any cash received and the market value of any stock received will constitute ordinary income to the participant. The Company will generally be entitled to a deduction in the same amount and at the same time as the participant realizes such income.

Restricted Stock

A participant who receives restricted stock will in most cases be subject to tax at ordinary income rates on the market value of the restricted stock at the time the restrictions lapse. However, participants instead may elect within 30 days after the grant date to recognize the market value of the restricted stock as taxable income as of the grant date.

A participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time restrictions lapse will recognize compensation taxable as ordinary income, rather than dividend income, in an amount equal to the dividends paid.

In the case of a sale of shares after the expiration of the restriction period, the holding period to determine whether the participant has long-term or short-term capital gain or loss begins upon such expiration or, in the case of a participant who makes an election as described above, the grant date, and the tax basis for such shares will be equal to the market value thereof on such date. In most instances, the Company will be entitled to a deduction equal to the amount treated as compensation to the participant.

Performance Share Awards and Other Stock-Based Awards

A participant who receives any performance award or other stock-based award will recognize income, and the Company will generally be allowed a deduction, when the award is paid. The amount of cash and the market value of the shares of common stock received will be ordinary income to the participant and the Company will generally be entitled to a tax deduction for the same amount.

Tax Deductibility Limitation

The Internal Revenue Code limits the allowable tax deduction that may be taken by us for compensation paid to certain officers. The limit is $1,000,000 per executive per year, but compensation payable solely on account of the attainment of performance goals is excluded from the limitation. Under the Proposed Plan, stock options, stock appreciation rights and performance share awards are intended to qualify as performance based compensation not subject to the $1,000,000 limitation. Restricted stock and other stock-based awards that are not performance based would be subject to the limitation.

New Plan Benefits

Equity grants under the Proposed Plan are subject to the discretion of the Compensation Committee and the fair market value of the Company’s common stock at various future dates. It is not possible to determine the benefits and awards that will be granted if the Proposed Plan is approved by stockholders. We cannot at this time definitively identify the persons to whom grants may be made, nor can we state the form or value of any such awards. The Committee’s exercise of discretion in future years will be disclosed in the appropriate manner at the time of such grants. No grants have been made under the Proposed Plan that are contingent on approval of the Proposed Plan.

The Board of Directors unanimously recommends a vote FOR approval of the Owens Corning 2013 Stock Plan.

Securities Authorized for Issuance under Equity Compensation Plans

Information regarding Owens Corning’s equity compensation plans as of December 31, 2012, is as follows:

	(a)	(b)	(c)
Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	3,025,220	$27.78	2,794,882
Equity compensation plans not approved by security holders	—	—	—

Total	3,025,220	$27.78	2,794,882

(1)	Relates to the 2010 Plan, which authorizes the grant of stock options, stock appreciation rights, restricted stock units, bonus stock awards and performance stock awards.

PROPOSAL 5. APPROVAL, ON AN ADVISORY BASIS, OF NAMED EXECUTIVE OFFICER COMPENSATION

The Company is presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse our pay program for named executive officers by voting for or against the following resolution. This resolution is required pursuant to Section 14A of the Securities Exchange Act. While our Board of Directors intends to carefully consider the stockholder vote resulting from the proposal, the final vote will not be binding and is advisory in nature.

The Board of Directors recommends that you vote FOR approval, on an advisory basis, of the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and any related disclosure in this proxy statement.

The Company believes its compensation philosophy and programs are strongly linked to performance and results and appropriately aligned with the interests of stockholders.

•

Compensation opportunities (base salary levels, target annual incentive awards and long term incentive grants) are generally competitive with market median practices. Actual compensation levels may exceed target levels to the extent Company and individual performance exceed expectations. In the event performance is below targeted levels, actual pay levels may be below target levels.

•	A significant majority of total compensation is performance-based.

•

Executives are appropriately focused on achieving annual financial and operational goals through the Company’s annual Corporate Incentive Plan and on maximizing stockholder value over the long term, through grants of restricted shares, stock options and performance share units.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

Under the rules of the SEC, if a stockholder wants us to include a proposal in our Proxy Statement and form of proxy for presentation at our 2014 Annual Meeting of Stockholders, the proposal must be received by us at our principal executive offices at One Owens Corning Parkway, Toledo, Ohio 43659 not less than 120 calendar days before the one-year anniversary of the date of the Company’s proxy statement released to stockholders in connection with the 2013 Annual Meeting. However, in the event that we hold our 2014 Annual Meeting of Stockholders more than 30 days before or 30 days after the one-year anniversary date of the 2013 Annual Meeting, we will disclose the new deadline by which stockholder proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. The proposal should be sent to the attention of the Secretary of the Company.

Under our amended and restated bylaws, and as permitted by the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders. These procedures provide that for nominations of director nominees and/or an other item of business to be properly brought before an Annual Meeting of Stockholders, a stockholder must give timely notice of such nomination or other item of business in writing to the Secretary of the Company at our principal executive offices and such other item of business must otherwise be a proper matter for stockholder action. If you are a stockholder and desire to introduce a nomination or propose an item of business at our 2014 Annual Meeting of Stockholders, you must deliver the notice of your intention to do so:

•

not earlier than the 120th day and not later than the 90th day prior to the first anniversary of this year’s Annual Meeting, if the date of the 2014 Annual Meeting is held within 30 days before or 60 days after the first anniversary of this year’s Annual Meeting;

•

if the date of the 2014 Annual Meeting is more than 30 days before or more than 60 days after the first anniversary of the date of this year’s Annual Meeting, not earlier than the 120th day prior to the date of the 2014 Annual Meeting and not later than the later of the 90th day prior to the date of the 2014 Annual Meeting and the 10th day following the day on which a public announcement of the date of the 2014 Annual Meeting is made by the Company; or

•

in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of this year’s Annual Meeting, only with respect to nominees for any new positions created by such increase, not later than the 10th day following the day on which such public announcement is made by the Company.

These time limits also apply in determining whether notice is timely for purposes of SEC rules relating to the exercise of discretionary voting authority. If we do not receive timely notice, or if we meet other SEC requirements, the persons named as proxies in the proxy materials relating to the meeting will use their discretion in voting at the meeting.

The Board is not aware of any matters that are expected to come before the 2013 Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named as proxies intend to vote the proxies in accordance with their best judgment.

The chairman of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

Whether or not you plan to attend the Annual Meeting, please vote on the Internet, by telephone or by mail.

If you vote by telephone, the call is toll-free. No postage is required for mailing in the United States if you vote by mail using the enclosed prepaid envelope.

By order of the Board of Directors,

John W. Christy

Secretary

Annex A

DIRECTOR QUALIFICATION STANDARDS

For a Company director to be considered independent under New York Stock Exchange rules (the “Rules”), the Board of Directors must affirmatively determine that such director does not have any direct or indirect material relationship with the Company other than as a director. The Board has established these Director Qualification Standards to assist it in determining director independence in accordance with the Rules. The Board will consider relevant facts and circumstances in making an independence determination.

Relationships Precluding Independence

a.	A director will not be considered independent if any of the following relationships (collectively, the “Precluding Relationships”) exist:

(i)	the director is, or has been within the last three years, employed by the Company, provided, however, that employment as an interim Chairman, CEO or other executive officer shall not disqualify a director from being considered independent following that employment;

(ii)	an immediate family member[1] of the director is, or has been within the last three years, employed by the Company as an executive officer;

(iii)	the director has received, or an immediate family member of the director has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service)[2];

(iv) (A)	the director or an immediate family member is a current partner of the firm that is the Company’s internal or external auditor;

(B)	the director is a current employee of such firm;

(C)	the director has an immediate family member who is a current employee of such firm and who personally works on the Company’s audit; or

(D)	the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such firm and personally worked on the Company’s audit within that time;

(v)	the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or

(vi)	the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or two percent of such other company’s consolidated gross revenues.

[1]	As defined in the Rules
[2]	Compensation received (a) by a director for former service as an interim Chairman, CEO or other executive officer of the Company or (b) by an immediate family member for service as an employee of the Company (other than an executive officer) shall not be considered in determining independence.

Relationships That Do Not Preclude Independence

b.	The following relationships will not be considered to be material relationships that would impair a director’s independence unless they otherwise conflict with the Rules, the rules and regulations of the Securities and Exchange Commission, or any other legal or regulatory restrictions that relate to determining independence and are applicable to the Company at the time (collectively, the “Permitted Relationships”):

(i)	if a Company director or an immediate family member is employed (including as an executive officer) by another company that has made payments to, or received payments from, the Company for property or services in an amount which, in each of the last three fiscal years, has not exceeded the greater of $1,000,000 or one percent of such other company’s consolidated gross revenues;

(ii)	if a Company director or an immediate family member is employed (including as an executive officer) by another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other at the end of the last completed fiscal year is less than one percent of the total consolidated assets of such other company;

(iii)	if a Company director or an immediate family member serves as an officer, director or trustee of a charitable organization, and the Company’s discretionary charitable contributions to the organization are less than one percent of that organization’s total annual charitable receipts during its last completed fiscal year;

(iv)	if a Company director or an immediate family member has a membership in, or association with, the same professional association or social, educational, fraternal or religious organization, club or institution as an executive officer or another director of the Company;

(v)	relationships arising from or attributable to service as a Company director, including receipt of director or committee fees or reimbursement of expenses; and

(vi)	if a Company director receives pension or other forms of deferred compensation from the Company for prior service (provided that such compensation is not contingent in any way on continued service)[2];

Evaluation of Independence

c.	The Board will examine the independence of each of its members annually. If a director has one or more Precluding Relationships, that director will not be independent. If a director has no relationship with the Company other than Permitted Relationships, that director will be presumed independent. For relationships with the Company other than Precluding Relationships and Permitted Relationships (the “Other Relationships”), the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who have no relationships with the Company other than Permitted Relationships. The Board may determine that a director who has one or more Other Relationships with the Company (to the extent that any such relationship would not constitute a bar to independence under the Rules) is nonetheless independent. Regardless of other circumstances, a director will not be independent if such director does not meet the independence standards set forth in the Rules, the rules and regulations of the Securities and Exchange Commission, or any other legal or regulatory restrictions that relate to determining independence and are applicable to the Company at the time.

Annex B

OWENS CORNING

EMPLOYEE STOCK PURCHASE PLAN

(Effective April 18, 2013)

1. Purpose. The purpose of this Plan is to provide eligible employees of the Company and its Participating Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions or other permitted contributions. Except as provided in Section 27, the Company intends that the Plan will qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code, and accordingly the Plan shall be construed consistently with such intent.

2. Definitions.

2.1 “Account” shall mean each separate account maintained for a Participant under the Plan, collectively or singly as the context requires. Each Account shall be credited with a Participant’s contributions, and shall be charged for the purchase of Common Stock. A Participant shall be fully vested in his or her Account at all times. The Committee may create special types of Accounts and subaccounts for administrative reasons.

2.2 “Board” shall mean the Board of Directors of the Company.

2.3 “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.4 “Committee” shall mean the Compensation Committee of the Board, or any person or committee authorized by the Compensation Committee to administer the Plan pursuant to Section 16.

2.5 “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

2.6 “Company” shall mean Owens Corning, a Delaware corporation.

2.7 “Compensation” shall mean all base straight time salary and wages, but excluding all other forms of compensation, such as overtime premiums, annual incentives, commissions and bonuses.

2.8 “Employee” shall mean an individual who renders services to the Company or to a Participating Subsidiary pursuant to an employment relationship with such employer. A person rendering services to the Company or to a Participating Subsidiary purportedly as an independent consultant or contractor, a leased employee or a temporary worker engaged through an employment agency shall not be an Employee for purposes of the Plan.

2.9 “Enrollment Period” shall mean the period prescribed by the Committee preceding an Offering Period during which the Participant may elect to participate in such Offering Period.

2.10 “Fair Market Value” of a share of Common Stock on a given day shall be the closing transaction price of a share of Common Stock as reported on the New York Stock Exchange (or such other exchange on which shares of Common Stock are listed) on the date as of which such value is being determined or, if there shall be no reported transactions on such date, on the next preceding date for which a transaction was reported.

2.11 “Grant Date” means the first Trading Day of each Offering Period, as determined by the Committee and announced to eligible Employees.

2.12 “Offering Period” means the six consecutive month period commencing on each Grant Date; provided, however, that the Committee may declare, as it deems appropriate and in advance of the applicable Offering Period, a shorter or longer Offering Period, not to exceed 27 months in duration.

2.13 “Participant” shall mean an Employee who is participating in this Plan by meeting the eligibility requirements of Section 3 and electing to participate in the Plan in accordance with procedures prescribed by the Company.

2.14 “Participating Subsidiary” shall mean each Subsidiary of the Company which the Committee designates to participate in the Plan from time to time.

2.15 “Plan” shall mean this Owens Corning Employee Stock Purchase Plan, as amended from time to time.

2.16 “Purchase Date” shall mean the last Trading Day of each Offering Period.

2.17 “Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock (i) on the Grant Date or (ii) on the Purchase Date, whichever is lower; provided, however, that the Committee may modify the manner in which the Purchase Price is determined by notifying Participants of such modification prior to the beginning of the Offering Period to which such modification relates, and provided that in no event shall such per share Purchase Price be less than the lesser of 85% of the Fair Market Value of a share of Common Stock (i) on the Grant Date or (ii) on the Purchase Date.

2.18 “Reserves” shall mean the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet purchased pursuant to the Plan.

2.19 “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

2.20 “Trading Day” shall mean a day on which national stock exchanges are open for trading.

3. Eligibility.

3.1 An Employee shall become eligible to participate in the Plan as of the first Grant Date on which he or she first meets all of the following requirements:

3.1.1. The Employee’s customary period of employment with the Company or a Participating Subsidiary is for more than five (5) months in any calendar year.

3.2 Notwithstanding any provisions of the Plan to the contrary, (i) no Employee shall be granted an option under the Plan if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any parent of the Company or any Subsidiary, and (ii) no Participant shall be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Participating Subsidiary, exceeds $25,000 in Fair Market Value, determined as of the Grant Date (or such other limit as may be imposed by the Code) for each calendar year in which any option granted to the Participant under any such plans is outstanding at any time.

3.3 For purposes of the Plan, eligibility shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or the Participating Subsidiary, to the extent permitted under Section 423 of the Code.

4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods, each beginning on a Grant Date specified by the Committee, until suspended or terminated in accordance with Section 19 hereof. The Committee shall have the power to change the duration of Offering Periods (including the Grant Dates applicable thereto) with respect to future offerings without stockholder approval if Participants are notified of such change prior to the scheduled Grant Date.

5. Participation.

5.1 An eligible Employee may become a Participant in the Plan by making an election, in the manner prescribed by the Company and during the applicable Enrollment Period, to contribute a percentage of such Employee’s Compensation to his or her Account through payroll deductions or other contributions permitted by the Committee.

5.2 Payroll deductions for a Participant with respect to an Offering Period shall commence on the first pay date in the applicable Offering Period and shall end on the last pay date in such Offering Period unless sooner terminated by the Participant as provided in Section 10 hereof.

6. Payroll Deductions.

6.1 At the time a Participant elects to participate in the Plan with respect to an Offering Period, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount, designated as a whole percentage not less than 1% and not exceeding 15%, of the Compensation which he or she receives on each payday during the Offering Period. During the Enrollment Period and in accordance with procedures prescribed by the Company, the Participant may increase or decrease the rate of his or her payroll deductions for the Offering Period commencing immediately following the end of such Enrollment Period. During an Offering Period, a Participant may reduce his or her payroll deductions to 0%, but otherwise may not increase or decrease his or her payroll deductions applicable to such Offering Period. Except for reductions in payroll deductions to 0%, as provided in this Section 6.1, or a Participant’s discontinuation of participation in accordance with Section 10 hereof, the latest payroll deduction election made by the Participant during an Enrollment Period shall remain in effect through the duration of the following Offering Period. The maximum number of Shares that can be purchased by a Participant during an Offering Period shall not exceed 4,000. Subject to the limitations set forth herein, the Committee may allow Participants to make contributions under the Plan in a form other than payroll deductions if payroll deductions are not permitted under applicable local law and, with respect to an offering intended to comply with Section 423 of the Code, the Committee determines that such other contributions are permissible under Section 423 of the Code.

6.2 All payroll deductions and other permitted contributions made by a Participant shall be credited to his or her Account under the Plan. A Participant may not make any contributions or payments to such Account other than through payroll deductions except to the extent expressly permitted by the Committee.

6.3 A Participant’s election under the Plan which is in effect as of the last day of an Offering Period shall continue in effect for the next following Offering Period unless the Participant affirmatively increases or decreases the rate of his or her payroll deductions or other permitted contributions for such subsequent Offering Period pursuant to Section 6.1 or terminates his or her participation for such Offering Period pursuant to Section 10.

6.4 Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3.2 hereof, a Participant’s payroll deductions or other permitted contributions may be suspended at any time during any Offering Period. In such case, payroll deductions or other permitted contributions for the next following Offering Period in which the Participant complies with Section 423(b)(8) of the Code and Section 3.2 hereof, shall resume at the rate most recently elected by such Participant, unless changed by the Participant with respect to such Offering Period pursuant to Section 6.1 or terminated by the Participant pursuant to Section 10.

6.5 If a Participant makes a hardship withdrawal from any retirement plan with a cash or deferred arrangement qualified under Section 401(k) of the Code, which plan is sponsored or participated in by the Participant’s employer, such Participant’s payroll deductions or other permitted contributions under the Plan shall be automatically suspended until the Grant Date that begins at least six months after the date of such hardship withdrawal. The balance of such Participant’s Account shall be applied to purchase shares of Common Stock on the next Purchase Date, except to the extent the participant elects to receive the cash credited to his or her Account in accordance with Section 10.1. After the expiration of such suspension, the Participant may resume his or her payroll deductions or other permitted contributions in accordance with this Section 6.

6.6 At the time Common Stock is purchased under the Plan pursuant to the exercise of an option, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock acquired upon the exercise of an option. At any time, the Company may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefit attributable to the sale or early disposition of Common Stock by the Participant.

7. Option to Purchase Common Stock. On the Grant Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Purchase Date of such Offering Period, at the applicable Purchase Price, up to a number of shares of Common Stock determined by dividing such Employee’s payroll deductions and other permitted contributions accumulated during such Offering Period and retained in the Participant’s Account as of the Purchase Date by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 3.2, 6.1 and 12 hereof. The purchase of Common Stock shall occur as provided in Section 8, unless the Participant has withdrawn from the Plan pursuant to Section 10, and the option shall expire on the last day of the Offering Period.

8. Purchase of Common Stock. Unless a Participant withdraws from the Plan as provided in Section 10.1 below, his or her option for the purchase of Common Stock shall be exercised automatically on the Purchase Date, and the maximum number of full shares subject to the option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions and other permitted contributions in his or her Account. No fractional shares of Common Stock shall be purchased, and any payroll deductions or other permitted contributions accumulated in a Participant’s Account which are not sufficient to purchase a full share shall be retained in the Participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10 hereof. Any other monies left over in a Participant’s Account after the Purchase Date shall be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase shares of Common Stock hereunder is exercisable only by him or her.

9. Issuance or Transfer of Shares. As promptly as practicable after each Purchase Date on which a purchase of shares occurs, the Company shall deliver the shares purchased by the Participant to a brokerage account established for the Participant at a Company-designated brokerage firm (a “Brokerage Account”). The Company may require that, except as otherwise provided below, the deposited shares may not be transferred (either electronically or in certificate form) from the Brokerage Account until the later of the following two periods: (i) the end of the two-year period measured from the Grant Date for the Offering Period in which the shares were purchased and (ii) the end of the one-year measured from the Purchase Date for that Offering Period. Such limitation shall apply both to transfers to different accounts with the same broker and to transfers to other brokerage firms. Any shares held for the required holding period may be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms. The foregoing procedures shall not limit in any way the Participant’s right to sell or dispose of the shares deposited to his or her Brokerage Account. Such procedures are designed solely to ensure that any sale of shares prior to the satisfaction of the required holding period is made through the Brokerage Account. However, shares may not be transferred (either electronically or in certificate form) from the Brokerage Account for use as collateral for a loan, unless those shares have been held for the required holding period. The foregoing procedures shall apply to all shares purchased by the participant under the Plan, whether or not the participant continues in Employee status.

10. Withdrawal; Termination of Employment.

10.1 During an Offering Period, a Participant may withdraw all but not less than all of the payroll deductions and other contributions credited to his or her Account and not yet used to purchase shares of Common Stock under the Plan by making a withdrawal election in the manner prescribed by the Company; provided, however, that except as provided for in Section 18.3, a Participant may not make such withdrawal election later than 30 days prior to the applicable Purchase Date. Except as provided for in the foregoing sentence, any such withdrawal election shall take effect as soon as administratively practicable after the date of such election. All of the Participant’s payroll deductions and other permitted contributions credited to his or her Account shall be paid to such Participant as soon as administratively practicable after the date of a withdrawal election and such Participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions or other contributions for the purchase of shares shall be made during the Offering Period. If a Participant withdraws from an Offering Period, payroll deductions or other permitted contributions shall not resume at the beginning of the succeeding Offering Period unless the Participant makes a new enrollment election pursuant to Section 5 of the Plan.

10.2 Upon termination of a Participant’s employment for any reason, including death, disability or retirement, or a change in the Participant’s employment status following which the Participant is no longer eligible to participate in the Plan pursuant to Section 3.1, which in either case occurs at least 30 days prior to a Purchase Date, the Participant will be deemed to have elected to withdraw from the Plan and the payroll deductions and other permitted contributions credited to such Participant’s Account shall be returned to the Participant or, in the case of death, to the persons entitled thereto under Section 14, and such Participant’s option shall be automatically terminated. If such termination of employment or change in employment status occurs less than 30 days prior to the Purchase Date, the Participant’s accumulated payroll deductions and other permitted contributions shall remain in the Participant’s Account and shall be applied to purchase shares of Common Stock on the next Purchase Date.

11. Interest. No interest shall accrue on the payroll deductions or other permitted contributions of a Participant in the Plan or on any other amount credited to a Participant’s Account.

12. Stock.

12.1 The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 2,000,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. If on a given Purchase Date the number of shares of Common Stock eligible to be purchased exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

12.2 The Participant shall have no interest or voting right in shares covered by his or her option until such shares of Common Stock have been purchased and are issued to the Participant.

12.3 Subject to Section 9, Common Stock to be delivered to a Participant under the Plan shall be registered in the name of the Participant.

13. Administrative Body. The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee shall have the power to construe the provisions of the Plan, to determine all questions arising hereunder, and to adopt and amend such rules and regulations for administering the Plan as the Committee deems desirable. The Committee may delegate to any committee, person (whether or not an employee of the Company or a Participating Subsidiary) or entity any of its responsibilities or duties hereunder.

14. Payment Upon Participant’s Death. A Participant may designate a beneficiary who is to receive any shares of Common Stock, payroll deductions or other permitted contributions, if any, in the Participant’s Account in the event of such Participant’s death. Beneficiary designations shall be made in accordance with procedures prescribed by the Committee. If no properly designated beneficiary survives the Participant, the shares of Common Stock, payroll deductions and other permitted contributions, if any, shall be distributed to the Participant’s estate.

15. Transferability. Neither payroll deductions or other permitted contributions credited to a Participant’s Account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void ab initio and without effect.

16. Use of Funds. All payroll deductions and other permitted contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose to the extent permitted by applicable law, and the Company shall not be obligated to segregate such payroll deductions or contributions.

17. Account Information. Individual Accounts shall be maintained for each Participant in the Plan. The Company shall make available to each Participant information relating to the activity of such Participant’s Account, including the amounts of payroll deductions or other permitted contributions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any, with respect to such Account.

18. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

18.1 Changes in Capitalization. Subject to any required action by the stockholders of the Company, in connection with the occurrence of an Equity Restructuring, the Reserves, the number and type of securities subject to each outstanding option and the Purchase Price thereof shall be equitably adjusted. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. “Equity Restructuring” means a non-reciprocal transaction (i.e. a transaction in which the Company does not receive consideration or other resources in respect of the transaction approximately equal to and in exchange for the consideration or resources the Company is relinquishing in such transaction) between the Company and its stockholders, such as a stock split, spin-off, rights offering, nonrecurring stock dividend or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding options.

18.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.

18.3 Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board or Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Purchase Date (the “New Purchase Date”) or to cancel each outstanding option and refund all sums collected from Participants during the Offering Period then in progress. If the Board or Committee shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Company shall notify each Participant in writing, at least ten (10) business days prior to the New Purchase Date, that the Purchase Date for such Participant’s option has been changed to the New Purchase Date and that such Participant’s option will be exercised automatically on the New Purchase Date, unless prior to such date such Participant has withdrawn from the Offering Period as provided in Section 10 hereof. For purposes of this Section, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board or Committee may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

19. Amendment or Termination.

19.1 The Board or Committee may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no amendment or termination may make any change in any option theretofore granted which adversely affects the rights of any Participant.

19.2 Without shareholder consent and without regard to whether any Participant’s rights may be considered to have been “adversely affected,” the Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan.

19.3 The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Section 423 of the Code, or any successor rule or statute, or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted. Such shareholder approval, if required, shall be obtained in such manner and to such a degree as is required by applicable law, rule or regulation.

20. Notice of Disposition. Each Participant shall notify the Company in writing if the Participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Grant Date or within one (1) year from the Purchase Date on which such shares were purchased (the “Notice Period”). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

21. No Rights to Continued Employment. Neither this Plan nor the grant of any option hereunder shall confer any right on any Employee to remain in the employ of the Company or any Participating Subsidiary, or restrict the right of the Company or any Participating Subsidiary to terminate such Employee’s employment.

22. Equal Rights And Privileges. All Employees who participate in an Offering Period shall have the same rights and privileges with respect to the offering under such Offering Period except for differences which may be mandated by local law and which are consistent with Section 423(b)(5) of the Plan; provided, however, that Employees participating in a subplan adopted pursuant to Section 27 which is not designed to qualify under Section 423 of the Code need not have the same rights and privileges as Employees participating in the Plan generally. The Board or the Committee may impose restrictions on eligibility and participation of Employees who are officers and directors to facilitate compliance with federal or state securities laws or foreign laws.

23. Notices. All notices or other communications by a Participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

24. Conditions Upon Issuance of Shares of Common Stock. Common Stock shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the purchase of Common Stock, the Company may require the person purchasing such Common Stock to represent and warrant at the time of any such purchase that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

25. Term of Plan.

25.1 The Plan shall become effective as of April 18, 2013, subject to approval by the stockholders of the Company. It shall continue in effect until terminated pursuant to Section 19.

25.2 Notwithstanding the above, the Plan is expressly made subject to the approval of the stockholders of the Company within 12 months after the date the Plan is adopted by the Board. Such stockholder approval shall be obtained in the manner and to the degree required under applicable federal and state law. If the Plan is not so approved by the stockholders within 12 months after the date the Plan is adopted, this Plan shall not come into effect.

26. Applicable Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

27. Non-U.S. Participants. To the extent permitted under Section 423 of the Code, without the amendment of the Plan, the Company may provide for the participation in the Plan by Employees who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in the Plan as may in the judgment of the Company be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes the Company may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or the Participating Subsidiaries operate or have employees. Each subplan shall constitute a separate “offering” under this Plan in accordance with Treas. Reg. §1.423-2(a), and may contain terms that do not satisfy the requirements of Section 423 of the Code.

Annex C

OWENS CORNING

2013 STOCK PLAN

I. INTRODUCTION

1.1 Purpose. The purpose of the Owens Corning 2013 Stock Plan (the “Plan”) is to promote the long-term financial success of Owens Corning (the “Company”) by (i) establishing an equity compensation program for certain employees and non-employee directors of the Company; (ii) attracting and retaining executive personnel of outstanding ability; (iii) strengthening the Company’s capability to develop, maintain and direct a competent management team; (iv) motivating executive personnel by means of performance-related incentives to achieve longer-range performance goals; (v) providing incentive compensation opportunities which are competitive with those of other major corporations; (vi) enabling Company employees and executive personnel to participate in the long-term growth and financial success of the Company through increased stock ownership and (vii) serving as a mechanism to attract, retain and properly compensate non-employee directors. Where the grant of shares of stock under this Plan is restricted or rendered impracticable by foreign local laws and/or regulations, the foregoing purposes will be promoted through some alternative arrangement (or in some cases cash equivalents) as applicable.

1.2 Certain Definitions. In addition to the defined terms set forth elsewhere in this Plan, the terms set forth below, shall, when capitalized, have the following respective meanings.

“Agreement” shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Bonus Stock” shall mean shares of Common Stock that are not subject to a Restriction Period or Performance Measures.

“Cause” shall mean the willful and continued failure to substantially perform the duties assigned by the Company (other than a failure resulting from the optionee’s Disability), the willful engaging in conduct which is demonstrably injurious to the Company or any Subsidiary, monetarily or otherwise, including conduct that, in the reasonable judgment of the Committee, no longer conforms to the standard of the Company’s employees or executives, any act of dishonesty, commission of a felony, or a significant violation of any statutory or common law duty of loyalty to the Company.

“Change in Control” shall have the meaning set forth in Section 6.8(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “Independent Director” within the meaning of the rules of the New York Stock Exchange.

“Common Stock” shall mean common stock, $.01 par value, of the Company.

“Directors Options” shall have the meaning set forth in Section 5.4.

“Directors Restricted Stock” shall have the meaning set forth in Section 5.4.

“Disability” shall mean the inability of the holder of an award to perform substantially such holder’s duties and responsibilities for a continuous period of at least six months, as determined solely by the Committee. To the extent that Code Section 409A is applicable to a particular award, the term “Disability” shall have the meaning as defined under that Section.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on the New York Stock Exchange on the date as of which such value is being determined or, if the Common Stock is not listed on the New York Stock Exchange, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided further, that Fair Market Value may be determined by the Committee by whatever other means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate. Notwithstanding the foregoing, for any purposes under this Plan including for Plan administrative purposes, the Committee may, in its discretion, apply any other definition of Fair Market Value which is reasonable and consistent with applicable tax, accounting and other rules.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof, as set forth in the Agreement, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock which meets the requirements of Section 422 of the Code, or any successor provision, and which is intended by the Committee to constitute an Incentive Stock Option.

“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” shall mean an option to purchase shares of Common Stock that is not an Incentive Stock Option.

“Participant” shall mean an individual who has been granted an Incentive Stock Option, a Non-Qualified Stock Option, an SAR, a Bonus Stock Award, a Performance Share Award, a Restricted Stock Award or a Restricted Stock Unit Award.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant, vesting or exercisability of all or a portion of an option or SAR, (ii) as a condition to the grant or vesting of a Stock Award or (iii) during the applicable Restriction Period or Performance Period as a condition to the holder’s receipt of Common Stock subject to a Restricted Stock Award, Restricted Stock Unit Award, or a Performance Share Award and/or of payment with respect to such award. The Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting, but only to the extent such adjustment would not cause any portion of the award, upon payment, or the option, upon exercise, to be nondeductible pursuant to Section 162(m) of the Code. Such criteria and objectives may include one or more of the following, on an absolute basis or relative to other companies or benchmarks: total stockholder return (based on the change in the price of a share of the Company’s Common Stock and dividends paid); brand recognition or acceptance; cost savings or waste elimination; earnings before interest, taxes and amortization (“EBITA”); earnings before interest and taxes (“EBIT”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); operating income before interest and taxes (“OBIT”); operating income before interest, taxes, depreciation and amortization (“OBITDA”); earnings per share; income;

operating income; market share or market segment share; net income; new product innovation; operating profit or net operating profit; operating margins or profit margins; profits or gross profits; product cost reductions; product release schedules; return on stockholder’s equity; return on assets; return on capital employed; return on invested capital; return on operating revenue; revenue or revenue growth; sales or segment sales; share price performance; strategic corporate objectives relating to: increase in revenue with certain customers, customer groups, or customer types; revenues, synergies or savings related to corporate transactions; safety performance; sustainability or environmental performance); economic value added; and cash flows (including, but not limited to: operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment); working capital or changes in working capital over any time period or any combination of the foregoing performance measures. If the Committee desires that compensation payable pursuant to any award subject to Performance Measures be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, the Performance Measures (i) shall be established by the Committee no later than the end of the first to occur of the first 90 days or the first 25% of the Performance Period or Restriction Period, as applicable (or such other time designated by the Internal Revenue Service), (ii) shall be limited to those listed herein and (iii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such Performance Measures be stated in terms of an objective formula or standard.

“Performance Period” shall mean any period designated by the Committee during which the Performance Measures applicable to a Performance Share Award shall be measured.

“Performance Share” shall mean shares of Common Stock that are subject to forfeiture upon failure to attain specified Performance Measures within a specified Performance Period.

“Performance Share Unit” shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive one share of Common Stock, which may be Restricted Stock, or in lieu of all or a portion thereof, at the Committee’s discretion, a cash payment based on the Fair Market Value of one share of Common Stock.

“Performance Share Award” shall mean an award of Performance Shares or Performance Share Units under this Plan.

“Permanent and Total Disability” shall have the meaning set forth in Section 22(e) (3) of the Code or any successor thereto.

“Restricted Stock” shall mean shares of Common Stock that are subject to a Restriction Period.

“Restricted Stock Unit” shall mean the right to receive one share of Common Stock which shall be contingent upon the expiration of a specified Restriction Period and subject to such additional restrictions as may be contained in the Agreement relating thereto.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect.

“Retirement” unless otherwise specifically set forth under the terms of an agreement, for purposes of this Plan shall mean termination of employment for a reason other than Cause by an employee who is at least 55 years of age and who has at least 5 years of Service with the Company.

“SAR” shall mean a stock appreciation right which may be a Free Standing SAR or a Tandem SAR.

“Service” shall mean any period of service or employment with the Company. This shall include either or both employment as an employee of the Company or service on the Board as a Non-Employee Director. Service shall include any such Service with the Company or any predecessor of the Company. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Participant any right to continue in the Service of the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the Participant’s employment or other service relationship for any reason at any time.

“Stock Award” shall mean a Restricted Stock Award, a Restricted Stock Unit Award or a Bonus Stock Award.

“Subsidiary” and “Subsidiaries” shall have the meanings set forth in Section 1.4.

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Non-Qualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

1.3 Administration. This Plan shall be administered by the Committee. The Committee shall have the authority to determine eligibility for awards hereunder and to determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, and the number of Performance Shares subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements imposed under Section 162(m) of the Code and regulations promulgated thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (i) any or all outstanding options, stock awards, and/or SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding award shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Performance Share Award shall lapse, (iv) the Performance Measures applicable to any outstanding award (if any) shall be deemed to be satisfied at the maximum or any other level.

The Committee shall, subject to the terms of this Plan, have the discretionary authority to interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive. The Committee delegates the authority for ministerial administration of the Plan and awards made under the Plan to the Company.

Notwithstanding anything in the Plan to the contrary, in accordance with Section 157 of the Delaware General Corporation Law, the Committee may, by resolution, authorize one or more executive officers of the Company to do one or both of the following: (i) designate non-director and non-executive officer employees of the Company or any of its Subsidiaries to be recipients of awards hereunder; and (ii) determine the number of shares of Common Stock subject to awards to be received by such non-director and non-executive officer employees; provided, however, that the resolution so authorizing such executive officer or officers shall specify the total number of shares of Common Stock that such executive officer or officers may so award. The Committee may not delegate its power and authority to an executive officer of the Company with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding or with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

Notwithstanding anything in the Plan to the contrary, to the extent an award granted hereunder would be subject to the requirements of Section 409A of the Code and the regulations thereunder, then the Agreement for such award and the Plan shall be construed and administered so as the award complies with Section 409A of the Code and the regulations thereunder. Consistent with the foregoing, if the holder of an award granted under this Plan is a “specified employee,” as defined in Section 409A of the Code, as of the date of the holder’s “separation from service,” as defined in Section 409A of the Code, then to the extent any amount payable under such award (i) constitutes the payment of nonqualified deferred compensation, within the meaning of Section 409A of the Code, (ii) is payable upon the holder’s separation from service and (iii) under the terms of the Agreement for such award and this Plan would be payable prior to the six-month anniversary of the holder’s separation from service, such payment shall be delayed until the earlier to occur of (a) the six-month anniversary of the holder’s separation from service or (b) the date of the holder’s death.

Awards may be granted to Participants in jurisdictions outside the United States. To the extent necessary or advisable to comply with applicable local laws while concurrently aiming to achieve the purposes of the Plan it may be determined by the Committee that the terms and conditions applicable to those awards granted to Participants outside the United States are different from those under the Plan.

1.4 Eligibility. Participants in this Plan shall consist of such directors, officers, and employees of the Company, its subsidiaries and any other entity designated by the Board or the Committee (individually a “Subsidiary” and collectively the “Subsidiaries”) as the Committee, in its sole discretion, may select from time to time; provided, however, that a director, officer or employee of a Subsidiary shall be designated a recipient of an option or SAR only if Common Stock qualifies, with respect to such recipient, as “service recipient stock” within the meaning set forth in Section 409A of the Code. For purposes of this Plan, reference to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall also mean services as a Non-Employee Director.

1.5 Shares Available. Subject to adjustment as provided in Section 6.7, the number of shares of Common Stock available under the Plan shall be 1,500,000, plus the number of shares of Common Stock available under the Prior Plan as of the effective date of the Plan. As of the effective date of the Plan, no further grants may be made under the Prior Plan. To the extent that shares of Common Stock subject to an award (except to the extent shares of Common Stock are issued or delivered by the Company in connection with the exercise of a Tandem SAR) under the Plan or the Prior Plan are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or the settlement of such award in cash, then such shares of Common Stock shall again be available under the Plan. Notwithstanding any other provision of the Plan to the contrary, any and all of the shares of Common Stock available under this paragraph shall be available for any or all types of awards, including full value stock awards, which are available under the terms of the Plan.

Notwithstanding anything in this Section 1.5 to the contrary, shares of Common Stock subject to an award under this Plan may not be made available for issuance under this Plan if such shares are: (i) shares that were subject to a stock-settled SAR and were not issued upon the net settlement or net exercise of such SAR, (ii) shares used to pay the exercise price of an Incentive Stock Option or Non-Qualified Stock Option, (iii) shares delivered to or withheld by the Company to pay withholding taxes related to an award under this Plan, or (iv) shares repurchased on the open market with the proceeds of an option exercise.

Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

To the extent required by Section 162(m) of the Code and the rules and regulations thereunder, the maximum number of shares of Common Stock with respect to which options, SARs, Stock Awards or Performance Share Awards or a combination thereof may be granted during any calendar year to any person shall be 1,000,000, subject to adjustment as provided in Section 6.7.

For purposes of grants of Incentive Stock Options under this Plan, the maximum number of shares available for such grant(s) shall be no more than 1,500,000 shares.

For purposes of grants of all Bonus Stock awards and any other awards that do not conform to the minimum vesting provisions of the Plan, the maximum shares of Common Stock available for such awards shall be capped at 5% of the shares of Common Stock authorized under the Plan.

II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1 Stock Options. The Committee may, in its discretion, grant Incentive Stock Options or Non-Qualified Stock Options to such eligible persons under Section 1.4 as may be selected by the Committee.

Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Shares and Purchase Price. The number of shares and the purchase price per share of Common Stock subject to an option shall be determined by the Committee, provided, however, that the purchase price per share of Common Stock shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option and provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

(b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option nor Non-Qualified Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. Once determined and stated in an Agreement with respect to an option, the period during which an option can be exercised shall not be further extended. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only for whole shares of Common Stock.

(c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) by the delivery of cash in the amount of the aggregate purchase price payable by reason of such exercise, (B) for employees other than Canadian employees, by delivery (either actual delivery or by attestation procedures established by the Company) of previously acquired shares of Common Stock that have an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (D) by the delivery of cash in the amount of the aggregate purchase price payable by reason of such exercise by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefore has been paid (or arrangement made for such payment to the Company’s satisfaction).

Notwithstanding the foregoing, permitted exercise methods may be limited by the terms of the individual Agreement.

2.2 Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons under Section 1.4 as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

(b) Exercise Period and Exercisability. The Agreement relating to an award of SARs shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no SAR may be exercised later than 10 years after its date of grant; provided further, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. Once determined and stated in an Agreement with respect to an SAR, the period during which an SAR can be exercised shall not be further extended. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the Shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of an SAR for shares of Common Stock, including Restricted Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c) Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (i) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (ii) by executing such documents as the Company may reasonably request.

2.3 Termination of Employment or Service.

(a) Non-Qualified Stock Options and SARs. All of the terms relating to the exercise period or to the vesting, in whole or in part, or forfeiture and cancellation of such option or SAR award upon a termination of employment or service with the Company of the holder, whether by reason of Disability, Retirement, death or any other reason, shall be determined by the Committee and as set forth in the Agreement. Notwithstanding the foregoing, age and service requirements set forth in any individual Agreement will be inapplicable in jurisdictions where they are in conflict with implementation of the European Union Age Discrimination Directive.

(b) Incentive Stock Options. All of the terms relating to the exercise period or to the vesting, in whole or in part, or forfeiture and cancellation of such Incentive Stock Option award upon a termination of employment or service with the Company of the holder, whether by reason of Disability, Retirement, death or any other reason, shall be determined by the Committee and as set forth in the Agreement. Notwithstanding the foregoing, age and service requirements set forth in any individual Award Agreement will be inapplicable in jurisdictions where they are in conflict with implementation of the European Union Age Discrimination Directive.

(c) Continuation of Service as a Non-Employee Director. Unless otherwise set forth in the Agreement, a holder’s employment with the Company will not be deemed to have terminated for purposes of this Section 2.3 if the holder continues to provide services to the Company as a Non-Employee Director.

2.4 No Repricing. Notwithstanding anything in this Plan to the contrary and subject to Section 6.7, without the approval of the stockholders of the Company the Committee will not amend or replace any previously granted option or SAR in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange. Further, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Incentive Stock Options, Non-Qualified Stock Options or SARs or cancel outstanding Incentive Stock Options, Non-Qualified Stock Options or SARs in exchange for cash, other awards or Incentive Stock Options, Non-Qualified Stock Options or SARs with an exercise price that is less than the exercise price of the original Incentive Stock Options, Non-Qualified Stock Options or SARs without stockholder approval.

III. STOCK AWARDS

3.1 Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons under Section 1.4 as may be selected by the Committee. The Agreement relating to the Stock Award shall specify whether the Stock Award is a Restricted Stock Award, a Restricted Stock Unit Award or Bonus Stock Award.

3.2 Terms of Stock Awards. Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award, Restricted Stock Unit Award or Bonus Stock Award and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Award or Restricted Stock Unit Award shall be determined by the Committee and set forth in the individual award Agreement.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award or Restricted Stock Unit Award shall provide, in the manner determined by the Committee in its discretion, and subject to the provisions of this Plan, for the vesting, in whole or in part, of the shares of Common Stock subject to such award, in the case of a Restricted Stock Award, or the vesting of the Restricted Stock Unit Award itself, in the case of Restricted Stock Unit Award, (i) if specified Performance Measures are satisfied or met during the specified Restriction Period or (ii) if the holder of such award remains continuously in the employment of or service to the Company during the specified Restriction Period, and for the forfeiture of the shares of Common Stock subject to such award in the case of a Restricted Stock Award, or the forfeiture of the Restricted Stock Unit Award itself, in the case of a Restricted Stock Unit Award, (x) if specified Performance Measures are not satisfied or met during the specified Performance Period or (y) if the holder of such award does not remain continuously in the employment of or service to the Company during the specified Restriction Period.

Any Restricted Stock award or Restricted Stock Unit award which vests on the basis of the Participant’s continued employment with, the passage of time and/or the provision of service to the Company shall not provide for vesting over a period shorter than twelve (12) months and any Restricted Stock award or Restricted Stock Unit award which vests upon the attainment of performance goals shall provide for a performance period of at least twelve (12) months. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of any Restricted Stock award or Restricted Stock Unit award in the event of the Participant’s death, Disability, Retirement or a Change in Control.

Bonus Stock Awards shall not be subject to any Performance Measures or Restriction Periods.

(c) Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 6.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 6.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock award, and subject to the terms and conditions of a Restricted Stock award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

(e) Rights and Provisions Applicable to Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit award shall specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Prior to the settlement of a Restricted Stock Unit award, the holder thereof shall not have any rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award, except to the extent that the Committee, in its sole discretion, may grant dividend equivalents on Restricted Stock Unit awards as provided above. No shares of Common Stock and no certificates representing shares of Common Stock that are subject to a Restricted Stock Unit award shall be issued upon the grant of a Restricted Stock Unit award. Instead, shares of Common Stock subject to Restricted Stock Unit awards and the certificates representing such shares of

Common Stock shall only be distributed at the time of settlement of such Restricted Stock Unit awards in accordance with the terms and conditions of this Plan and the Agreement relating to such Restricted Stock Unit award.

3.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any vesting, in whole or in part, or forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of Disability, Retirement, death or any other reason, shall be determined by the Committee and as set forth in the Agreement. Notwithstanding the foregoing, age and service requirements set forth in any individual Award Agreement will be inapplicable in jurisdictions where they are in conflict with implementation of the European Union Age Discrimination Directive. In addition, notwithstanding anything in this Plan or any Agreement under the Plan to the contrary the Committee may not accelerate or waive any vesting requirements, performance requirements or restriction periods on any Restricted Stock awards or Restricted Stock Unit awards other than in the case of death, Disability, Retirement or a Change in Control.

IV. PERFORMANCE SHARE AWARDS

4.1 Performance Share Awards. The Committee may, in its discretion, grant Performance Share Awards to such eligible persons under Section 1.4 as may be selected by the Committee.

4.2 Terms of Performance Share Awards. Performance Share Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Performance Shares and Performance Measures. The number of Performance Shares subject to any award and the Performance Measures and Performance Period applicable to such award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Performance Share Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such award, if specified Performance Measures are satisfied or met during the specified Performance Period, and for the forfeiture of such award, if specified Performance Measures are not satisfied or met during the specified Performance Period.

(c) Stock Issuance. During the Performance Period, Performance Shares shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing Performance Shares shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 6.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Performance Shares. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Performance Share Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Performance Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 6.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d) Rights with Respect to Performance Shares. Unless otherwise set forth in the Agreement relating to an award of Performance Shares, and subject to the terms and conditions of the applicable Performance

Share Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

(e) Settlement of Vested Performance Share Unit Awards. The Agreement relating to a Performance Share Unit award (i) shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. If a Performance Share Unit award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Share Unit award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

4.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Share Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of Disability, Retirement, death or any other reason, shall be determined by the Committee. Notwithstanding anything in this Plan or any Agreement under the Plan to the contrary the Committee may not accelerate or waive any vesting requirements, performance requirements or restriction periods on any Performance Share Awards other than in the case of death, Disability, Retirement or a Change in Control.

V. PROVISIONS RELATING TO NON-EMPLOYEE DIRECTORS

5.1 Eligibility. Each Non-Employee Director is eligible to receive awards consisting of Restricted Stock, Restricted Stock Units options to purchase shares of Common Stock, SARs, Bonus Stock and/or Performance Shares in accordance with this Article V and pursuant to terms and conditions as established by the Committee as set forth in an individual agreement regarding each such award. All options granted under this Article V shall constitute Non-Qualified Stock Options.

5.2 Grants of Awards.

(a) Grant upon Initial Election. Subject to the discretion of the Committee, Non-Employee Directors, upon first election to the Board, shall be eligible for an award under this Plan, in such amount and form, and with such terms and conditions as determined by the Committee.

(b) Restrictions, Exercise Period and Exercisability. For each award granted under this Section 5.2, vesting and other terms, conditions and requirements, if any, shall be as determined by the Committee at the time of grant and as reflected in the Agreement, or as otherwise set forth in Section 5.5 and/or 5.6 below. Options granted under this Section 5.2 shall expire no later than 10 years after the date of grant. An exercisable option, or portion thereof, may be exercised in whole or in part only with respect to whole shares of Common Stock. Options granted under this Section 5.2 shall be exercisable in accordance with Section 2.1(c).

Any Restricted Stock award or Restricted Stock Unit award granted under this Section 5.2 which vests on the basis of the Participant’s continued employment with the passage of time and/or provision of service to the

Company shall not provide for vesting over a period shorter than twelve (12) months and any Restricted Stock award or Restricted Stock Unit award which vests upon the attainment of performance goals shall provide for a performance period of at least twelve (12) months. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of any Restricted Stock award or Restricted Stock Unit award in the event of the Participant’s death, Disability, Retirement or a Change in Control.

5.3 Termination of Service.

(a) General. All of the terms relating to the exercise or to the vesting, in whole or in part, or forfeiture and cancellation of such an option granted under Section 5.2 upon the holder ceasing to be a director of the Company, whether by reason of Disability, Retirement, death or any other reason, shall be determined by the Committee and as set forth in the individual award Agreement. Notwithstanding the foregoing, age and service requirements set forth in any individual Award Agreement will be inapplicable in jurisdictions where they are in conflict with implementation of the European Union Age Discrimination Directive. “Service” for purposes of vesting of awards under this Plan shall mean service with the Company or any predecessor or successor.

(b) Death Following Termination of Directorship. If the holder of an option granted under Section 5.2 dies during the period set forth in Section 5.3(a) following such holder’s ceasing to be a director of the Company by reason of Disability, Retirement or any other reason, each such option held by such holder shall be exercisable only to the extent that such option is exercisable on the date of the holder’s death and may thereafter be exercised by such holder’s executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of the (i) a date which is a specific period, as set forth in the individual Agreement, after the date of death, if any such period is specified in the Agreement and (ii) the expiration date of the term of such option.

(c) Continuation of Service as an Employee. A holder’s directorship will not be deemed to have terminated for purposes of awards under this Plan or for purposes of this Section 5.3 if the holder continues to provide services to the Company as an employee of the Company.

5.4 Other Plan Non-Employee Director Equity Awards.

(a) In addition to any award received under Section 5.2 of this Plan as set forth above, each Non-Employee Director shall be eligible for, and may from time to time be granted, an award under the Plan consisting of Restricted Stock, Restricted Stock Units, Bonus Stock options to purchase shares of Common Stock, SARs and/or Performance Shares in such amount as determined by the Committee. Each such award to a Non-Employee Director shall be awarded in accordance with this Article V and any additional terms and conditions made applicable by the Committee or by an individual Agreement.

(b) Each Non-Employee Director may also from time to time elect, in accordance with procedures to be specified by the Committee and subject to approval of the Committee, to receive in lieu of all or part of a specified percentage of the cash retainer and any meeting fees that would otherwise be payable to such Non-Employee Director either (i) shares or units of Common Stock, (ii) Restricted Stock or Restricted Stock Units under this Plan, if available, having the terms described in Section 5.5 (“Directors Restricted Stock”), using the Fair Market Value of Common Stock as of the date on which such retainer or meeting fees otherwise would have been paid to such Non-Employee Director, equal to the amount of the forgone retainer and meeting fees; or (iii) options under this Plan, if available, having the terms described in Section 5.6 (“Directors Options”) to purchase shares of Common Stock, using the Fair Market Value of Common Stock as of the date of grant , equal to the amount of the forgone retainer and meeting fees, based on such valuation methodology specified by the Committee. Any election under this paragraph 5.4 shall be made under an appropriate election form and appropriate individual award agreement or agreements and shall have terms and conditions set forth in such agreement and as approved by the Committee.

(c) In addition to the foregoing, receipt of any Award to Non-Employee Directors may be deferred through an appropriate deferral election by the Director.

(d) Any election made under this Section must be made prior to the year in which such cash retainer and meeting fees are earned for purposes of elections under paragraphs (b) and (c) above, or otherwise in accordance with requirements under Section 409A of the Code.

5.5 Directors Restricted Stock. Shares of Directors Restricted Stock shall be subject to a Restriction Period commencing on the date of grant of such award and terminating on the specified anniversary date of the date of grant of such award (as determined by the Committee in its discretion and as set forth in the Agreement), shall vest if the holder of such award remains continuously in the service of the Company as a Non-Employee Director or employee during the Restriction Period and shall be forfeited if the holder of such award does not remain continuously in the service of the Company as a Non-Employee Director or employee of the Company during the Restriction Period. If applicable, a certificate or certificates representing Directors Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such award shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d).

Notwithstanding the foregoing paragraph, if the service to the Company as a Non-Employee Director or employee of the Company of the holder of Directors Restricted Stock terminates or ceases to be a director or employee whether by reason of Disability, Retirement, death or any other reason, the termination of the Restriction Period shall be determined by the Committee as set forth in the individual award Agreement. Notwithstanding the foregoing, age and service requirements set forth in any individual Award Agreement will be inapplicable in jurisdictions where they are in conflict with implementation of the European Union Age Discrimination Directive.

5.6 Director’s Options. Each Director’s Option shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Exercise Period and Exercisability. For each Director’s Option, such option shall be exercisable, and vesting and other requirements shall apply, if any, as shall be determined by the Committee at the time of grant. Each Director’s Option shall expire 10 years after its date of grant.

(b) Purchase Price. The purchase price for the shares of Common Stock subject to any Director’s Option shall be equal to 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Director’s Option. An exercisable Director’s Option, or portion thereof, may be exercised in whole or in part only with respect to whole shares of Common Stock. Director’s Options shall be exercisable in accordance with Section 2.1(c).

(c) Termination of Service. If the holder of a Director’s Option ceases to be a director of the Company by reason of Disability, Retirement, death or any other reason, the exercise of such option shall be determined by the Committee and as set forth in the individual award Agreement. Notwithstanding the foregoing, age and service requirements set forth in any individual Award Agreement will be inapplicable in jurisdictions where they are in conflict with implementation of the European Union Age Discrimination Directive.

If the holder of a Director’s Option dies during the period set forth in the first paragraph of this Section 5.6(c) following such holder’s ceasing to be a director of the Company by reason of Disability, Retirement, or any other reason, each such Director’s Option held by such holder shall be exercisable only to the extent that such option is exercisable on the date of the holder’s death and may thereafter be exercised by such holder’s executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of the (i) a date which is a specific period, as set forth in the individual award agreement, after the date of death, if any such period is specified in the Agreement and (ii) the expiration date of the term of such option.

A holder’s directorship will not be deemed to have terminated for purposes of this Section 5.6 if the holder continues to provide services to the Company as an employee of the Company.

VI. GENERAL

6.1 Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval and, if approved at the 2013 annual meeting of stockholders, shall become effective on the date of such approval. This Plan shall terminate on the date which is 10 years from the effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

6.2 Amendments. The Committee may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 6.7), (b) effect any change inconsistent with Section 422 of the Code, (c) extend the term of this Plan or (d) reduce the minimum purchase price of a share of Common Stock subject to an option. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

Awards may be granted to Participants in jurisdictions outside the United States. To the extent necessary or advisable to comply with applicable local laws while concurrently aiming to achieve the purposes of the Plan, it may be determined by the Committee that the terms and conditions applicable to those awards granted to Participants outside the United States are different from those under the Plan.

6.3 Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and the recipient of such award and, upon execution by each party and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement. All agreements are subject to the terms of this Plan and shall be interpreted in accordance with the discretionary authority of the Committee under this Plan.

6.4 Non-Transferability of Awards. Unless otherwise specified in the Agreement relating to an award, no award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except to the extent permitted by the second preceding sentence or the Agreement relating to an award, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void.

6.5 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company in the amount necessary to satisfy any such obligation, (B) except for Canadian employees, delivery (either actual delivery or by attestation procedures established by the Company) to the Company of shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an Incentive Stock Option or Non-Qualified Stock Option, a cash payment in the amount necessary to satisfy any such obligation by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder. Notwithstanding any provision of this Plan or any agreement to the contrary, any fraction of a share of Common Stock which would be required to satisfy the tax withholding obligation may be rounded up to the next whole share.

6.6 Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such award or the delivery of shares thereunder, such award shall not be exercised or settled and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

6.7 Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the maximum number of shares of Common Stock with respect to which options, SARs, Stock Awards or Performance Share Awards or a combination thereof may be awarded during any calendar year to any one person, the maximum number of shares of Common Stock that may be issued pursuant to Awards in the form of Incentive Stock Options, the number and class of securities subject to each outstanding option and the purchase price per security, the terms of each outstanding SAR, the number and class of securities subject to each outstanding Stock Award, and the terms of each outstanding Performance Share shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price and in accordance with Section 409A of the Code. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

6.8 Change in Control.

(a) (1) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Common Stock receive shares of common stock that are registered under Section 12 of the Exchange Act, (i) all outstanding options and SARs shall immediately become exercisable in full, (ii) the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse, (iii) the Performance Period applicable to any outstanding Performance Share shall lapse, unless otherwise provided in the award Agreement and subject to the discretion of the Committee, (iv) the Performance Measures applicable to any outstanding award shall be deemed to be satisfied at the maximum level and (v) there shall be substituted for each share of Common Stock available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share in the case of an option and the base price in the case of an SAR shall be appropriately adjusted by the Committee (whose determination shall be final, binding and conclusive), such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price and in accordance with Section 409A of the Code.

(2) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section (b)(1) or (2) below, or in the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Common Stock receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, each outstanding award shall be surrendered to the Company by the holder thereof, and each such award shall immediately be canceled by the Company, and the holder shall receive, within ten days of the occurrence of a Change in Control, a cash payment from the Company in an amount equal to (i) in the case of an option, the number of shares of Common Stock then subject to such option, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place, if applicable, or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the purchase price per share of Common Stock subject to the option, (ii) in the case of a Free-Standing SAR, the number of shares of Common Stock then subject to such SAR, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place, if applicable, or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the base price of the SAR, (iii) in the case of a Stock Award or Performance Share Award, the number of shares of Common Stock or the number of Performance Shares, as the case may be, then subject to such award, multiplied by the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place, if applicable, or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control. For purposes of this Section (b)(2), the Performance Measures applicable to any outstanding award shall be deemed to be satisfied at the maximum level. In the event of a Change in Control, each Tandem SAR shall be surrendered by the holder thereof and shall be canceled simultaneously with the cancellation of the related option. The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.

(b) “Change in Control” shall mean:

(1) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of more than 50% of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 6.8(b); provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of more than 50% of the Outstanding Common Stock or more than 50% of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(2) individuals who, as of the beginning of any consecutive 2-year period constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who subsequently becomes a director of the Company and whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(3) the consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, more than 50% of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(4) the consummation of a plan of complete liquidation or dissolution of the Company.

(5) To the extent an award is considered deferred compensation that is subject to the requirements of Section 409A of the Code, a Change in Control under the Plan shall not be deemed to have occurred unless such Change in Control is also a “change in control event,” within the meaning of Section 409A of the Code.

6.9 No Right of Participation or Employment. No person shall have any right to participate in this Plan. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

6.10 Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

6.11 Stock Certificates. To the extent that this Plan provides for issuance of certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of the New York Stock Exchange.

6.12 Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.13 Authority to Administer Sale of Shares. Notwithstanding any provision of the Plan or Agreement issued under the Plan, the Company may, as administrator on behalf of the Committee, and with reasonable notice and an opportunity to elect to opt out of such treatment, administer the sale of shares, on behalf of a Participant, subject to an award to cover the tax or other withholding obligations associated with the vesting or exercise of an award, other than for a Participant subject to Section 16(b) of the Securities Exchange Act of 1934 and rules thereunder.

Shares of Common Stock sold under this Section 6.13 shall be sold as soon as practicable at the then current market price. To the extent the Company administers the sale of shares of Common Stock, on behalf of Participants, under this Section 6.13, shares of Common Stock may be sold as blocks and the sales price for purposes of the Plan shall be the average market selling price of the block. Also, where the Company administers the sale of shares of Common Stock, on behalf of Participants, under this Section 6.13, the Company shall be responsible for payment of the reasonable transaction and brokerage fees associated with the sale. If all of a holder’s shares are sold under this provision, the holder shall receive a cash payment of the proceeds less any applicable taxes.

6.14 Deferral of Awards Under the Plan Subject to the requirements of Section 409A of the Code, the Committee or, to the extent delegated by the Committee, the Company may permit all or any portion of any award under this Plan to be deferred consistent with the requirements and restrictions in the applicable jurisdiction. Notwithstanding any other provision of the Plan or any Agreement to the contrary, any such award which is deferred and which would otherwise consists of shares of Restricted Stock may be converted, as required to permit the deferral of taxation, to Restricted Stock Units immediately prior to their becoming granted and such Restricted Stock Units shall be settled in shares as of the specified distribution date. Also, notwithstanding any other provision of the Plan or any Agreement to the contrary, to the extent that a Participant is eligible for Retirement and therefore would be eligible for accelerated, continued or pro-rated vesting upon termination under his or her individual Agreement, any such award which consists of shares of Restricted Stock may be converted, as required to permit the deferral of taxation, to Restricted Stock Units immediately prior to the Participant becoming eligible for Retirement and such Restricted Stock Units shall be settled in shares as of the specified distribution date.

ADDENDUM I

CANADIAN PARTICIPANTS

(the “Canadian Addendum”)

The Canadian Addendum covers awards of Restricted Stock Units and Performance Shares granted under the Owens Corning 2013 Stock Plan to Canadian employees of the Canadian subsidiary of Owens Corning (“Canadian Participants”).

At the discretion of the Committee, awards of Restricted Share Units (“RSU Awards”) and/or Performance Share Awards may be granted under the Canadian Addendum to Canadian Participants in accordance with the terms as set out herein. For greater certainty, the Committee may grant RSU Awards and Performance Share Awards to Canadian Participants under the terms of the Plan without reference to the Canadian Addendum.

1. The Canadian subsidiary of Owens Corning (the “Canadian Subsidiary”) shall establish a “trust governed by an employee benefit plan”, as defined in the Income Tax Act (Canada) (the “Tax Act”) (the “EBP Trust”), to purchase and hold Common Stock for the purposes of satisfying RSU Awards granted to Canadian Participants hereunder.

2. The Canadian Subsidiary shall enter into a trust agreement with a Canadian resident trustee (the “Trustee”) for the purposes of establishing and maintaining the EBP Trust.

3. The Canadian Subsidiary shall make cash contributions to the EBP Trust, from time to time, which funds shall be applied by the Trustee of the EBP Trust to the purchase of the Common Stock on the open market.

4. The Common Stock shall be held by the Trustee under the EBP Trust and shall be distributed from the EBP Trust to the Canadian Participants in accordance with the terms of the Agreement governing the RSU Award and/or the Performance Share Award.

5. The Committee shall retain all of its authority and discretion under the Plan in respect of the RSU Awards and/or the Performance Share Awards granted under the Canadian Addendum and the Committee shall have the authority to direct the Trustee, as necessary, under the terms of the governing trust agreement.

6. Where a Canadian Participant is granted a RSU Award and/or a Performance Share Award under the Canadian Addendum and such Canadian Participant becomes or is to become a U.S. taxpayer, the Committee may cancel the RSU Award and/or the Performance Share Award granted under the Canadian Addendum and replace it with an equivalent RSU Award and/or Performance Share Award, as applicable, granted under the Plan without reference to the Canadian Addendum.

7. Notwithstanding any other provision of the Plan, including section 6.2, no amendment of the Plan (including this Canadian Addendum), shall operate so as to cause the granting of RSU Awards and/or Performance Share Awards to Canadian Participants under the Canadian Addendum or the EBP Trust not to be an “employee benefit plan” or a “trust governed by an employee benefit plan”, respectively, as those terms are defined in the Tax Act.

For greater certainty, the following sections of the Plan should be read as follows for the RSU Awards and/or the Performance Share Awards, as applicable, granted to Canadian Participants under the Canadian Addendum:

1.2 Certain Definitions.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect. Notwithstanding the aforementioned, under no circumstances shall the Restriction Period, applicable to a RSU Award granted to a Canadian Participant hereunder, exceed 3 calendar years immediately following the end of the Service Year in respect of which the RSU Award was granted.

“Service Year” shall mean the calendar year in which services were provided by the Participant to the Company or its Subsidiaries or where services were provided in respect of a fiscal year, the calendar year in which the relevant fiscal year ends.

1.3 Administration (2nd paragraph).

The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities, provided that no such interpretation, rule, regulation, or condition will operate to cause the granting of RSU Awards and/or Performance Shares Awards to Canadian Participants hereunder not to be an “employee benefit plan” as that term is defined in the Tax Act. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive.

1.5 Shares Available (2nd paragraph).

Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof , with the exception of RSU Awards and/or Performance Share Awards granted to Canadian Participants hereunder which shall be settled in Common Stock purchased by the Trustee in the open market.

6.2 Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 6.7), (b) effect any change inconsistent with Section 422 of the Code, (c) extend the term of this Plan or (d) reduce the minimum purchase price of a share of Common Stock subject to an option. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

Notwithstanding the aforementioned, no amendment of the Plan (including the Canadian Addendum), shall operate so as to cause the granting of RSU Awards and/or Performance Share Awards to Canadian Participant hereunder or the EBP Trust not to be an “employee benefit plan” or a “trust governed by an employee benefit plan”, respectively, as those terms are defined in the Tax Act.

Awards may be granted to Participants in jurisdictions outside the United States. To the extent necessary or advisable to comply with applicable local laws while concurrently aiming to achieve the purposes of the Plan, it may be determined by the Committee that the terms and conditions applicable to those awards granted to Participants outside the United States are different from those under the Plan.”

ADDENDUM II

CANADIAN PARTICIPANTS

(the “Canadian Addendum”)

This addendum covers awards of Non-Qualified Stock Options granted under the Owens Corning 2013 Stock Plan to Canadian employees of the Canadian subsidiary of Owens Corning (the “Canadian Options”).

1. For the purposes of the Canadian Options, the definition of “Fair Market Value” set out in Section 1.2 of the Plan, shall be read as follows:

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on the New York Stock Exchange on the date as of which such value is being determined or, if the Common Stock is not listed on the New York Stock Exchange, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported.

OWENS CORNING

2013 STOCK PLAN

(FRANCE)

Subplan for Restricted Stock Units and Performance Share Units in France

This subplan for the Restricted Stock Units and Performance Share Units granted in France applies to Participants in the Owens Corning 2013 Stock Plan (the “Plan”) who are or may become subject to French taxation (i.e. income tax and/or social security contributions) as a result of Restricted Stock Units granted under the Plan, provided the applicable Agreement specifically refers to this subplan.

According to Sections 1.3 and 6.2 of the Plan, “Awards may be granted to Participants in jurisdictions outside the United States. To the extent necessary or advisable to comply with applicable local laws while concurrently aiming to achieve the purposes of the Plan it may be determined by the Committee that the terms and conditions applicable to those awards granted to Participants outside the United States are different from those under the Plan”. This subplan has been adopted pursuant to these Sections 1.3 and 6.2.

The terms of the Plan, as modified by this subplan, constitute the “2013 French Stock Units Plan”, which is intended to comply with the provisions of Articles L. 225-197-1 to L. 225-197-6 of the French Commercial Code and French employment law. This subplan shall be construed, interpreted and operated with that intention.

Under the 2013 French Stock Units Plan, the Committee shall only grant Restricted Stock Units and Performance Share Units to the Participants.

This subplan has been established to enable the Restricted Stock Units and the Performance Share Units granted under this subplan to qualify for the favorable French income tax and social security treatment set out in Article 200 A-6 bis of the French Tax Code and article L. 242-1 of the French Social Security Code, provided however that nothing in this subplan shall be construed as a guarantee or an undertaking by Owens Corning or any of its Subsidiaries that such a favorable regime will effectively apply.

This subplan shall be read in conjunction with the Plan. Awards made under the 2013 French Stock Units Plan are subject to the terms and conditions of the Plan applicable to Restricted Stock Units and Performance Share Units except to the extent that the terms and conditions of the Plan differ from or conflict with the terms set out in this subplan, in which event, the terms set out in this subplan shall prevail.

Whenever used in this subplan, initially capitalized terms used herein and which are not defined in Section 1 below shall have the meanings ascribed to such terms in the Plan. Reference to the singular shall include reference to the plural.

An award of Restricted Stock Units or of Performance Share Units shall be subject to the terms of the 2013 French Stock Units Plan if the applicable Agreement evidencing such award refers specifically to the 2013 French Stock Units Plan.

The terms of the 2013 French Stock Units Plan are the terms set out in the Plan, modified as follows.

1.	Definitions

1.1.	Award

“Award” shall mean Restricted Stock Unit or Performance Share Unit granted under the 2013 French Stock Units Plan.

1.2.	Corporate Officer

“Corporate Officer” shall mean a corporate officer (“mandataire social”), as listed in the first and second paragraphs of Article L. 225-197-1, II of the French Commercial Code1.

1.3.	Defined disability

“Defined disability” shall mean a disability corresponding to the second or the third category of Article L. 341-4 of the French Social Security Code.

1.4.	Employee

“Employee” shall mean a current salaried employee, as defined by French labor law.

1.5.	Holding Period

“Holding Period” shall mean the minimum two-year holding period, described Section 6.1 below, during which the shares shall not be disposed of.

2.	Eligibility

Notwithstanding any other provision of the Plan, Restricted Stock Units and Performance Share Units shall only be awarded to an Employee and/or a Corporate Officer:

•	of the Company, or of a Subsidiary having a capital link as defined in Article L. 225-197-1, II of the French Commercial Code[2], and

•

who does not hold shares of Common Stock representing 10% or more of Owens Corning’s share capital at the date of grant of the Award or who would not hold shares of Common Stock representing 10% or more of Owens Corning’s share capital due to the grant of an Award.

3.	Settlement of Awards

Notwithstanding any other provision of the Plan, Awards shall only be settled in shares of Common Stock, and not in cash.

4.	Non-transferability of Awards

Notwithstanding any other provision of the Plan, Awards shall not be transferred or otherwise disposed of, except in the event of death as described below in Section 7.

5.	Minimum period before the end of which shares of Common Stock can not be delivered

The ownership of the shares of Common Stock underlying Awards shall not be transferred to the Participant before the end of a minimum two-year period beginning on the date of grant of the Award, except in the event of death as described below in Section 7 and in the event of Defined Disability as described in Section 8.

[1]

These persons are currently the chairman of the board of directors (president du conseil d’administration), the chief executive officer (directeur général), the deputy chief executive officers (directeurs généraux délégués), the members of the management board (membres du directoire) and the manager of a joint-stock company (gérant d’une société par actions).

[2]	-At least 10% of the share capital of the company employing the Participant must be held, directly or indirectly, by the issuing company.
-the company employing the Participant must directly or indirectly hold at least 10% of the issuing company’s share capital.
-at least 50% of the share capital of the company employing the Participant must be held, directly or indirectly, by a company which holds at least 50% of the issuing company’s share capital.

[3]	These periods are currently the following:
(i)	The period of ten stock exchange trading sessions preceding and following the date on which the consolidated financial statements, or failing that, the annual accounts, are published;
(ii)	The period between the date on which the corporate management of Owens Corning becomes aware of information, which, if published, might have a significant effect on the price of the company’s shares, and the latest date of the ten stock exchange trading sessions following the date on which this information is published.
[4]

Additionally, if the shares are brought to a company or an investment trust whose capital exclusively consist of shares or equities derivatives giving a right to access to share capital issued by the company or an affiliated company as defined at article L. 225-197-2 of the French Commercial Code, the holding period remains applicable to the shares received in exchange of the contribution for the time period remaining at the date of the contribution.

In the event the vesting date occurs before the second anniversary of the date of grant of an Award, the delivery of the shares of Common Stock will be compulsorily and automatically deferred to the second anniversary of the date of grant of such Award, except in the event of death or Defined Disability in which events the provisions of Section 7 or Section 8 respectively shall apply.

6.	Restrictions on sale

6.1.	Minimum Holding Period

Once definitively delivered, the shares of Common Stock must be held by the Participant during a minimum two-year holding period except in the case of any event provided for under French law as an exception to this Holding Period, and notably in the event of death and Defined Disability as described below in Sections 7 and 8 and in the event of exchange of shares of Common Stock as described below in Section 6.4.

6.2.	Additional holding period for Corporate Officers of the Company

For Awards granted to Corporate Officers of the Company, the Committee shall, in the applicable Agreement, either:

•	specify that the shares of Common Stock underlying the Award granted cannot be disposed of before the end of the Corporate Officers status of the Participant, or

•	determine a minimum quantity of shares of Common Stock that the Participant must hold until the end of his or her Corporate Officer status.

6.3.	Closed periods

Once definitively delivered, shares of Common Stock may not be disposed of within the periods as set forth in Article L. 225-197-1, I of the French Commercial Code3.

6.4.	Exchange of Shares during the Holding Period

In the event of an exchange of shares of Common Stock without net balancing cash adjustment resulting from a public offer, a merger, a spin-off, a stock-split or a reverse stock split operation performed during the Holding Period, such Holding Period remains applicable to the shares received in exchange for the time period remaining at the date of the exchange4.

7.	Death of the Participant

Notwithstanding any other provision of the Plan, in the event of death of a Participant, his or her heirs are entitled to request, within six months as from the date of death, that the shares of Common Stock underlying the Award granted to the Participant be delivered.

However, if the vesting of the Award is subject to the achievement of performance condition(s), the Committee can discretionarily decide that the shares of Common Stock will only be delivered to the Participants’ heirs if such condition(s) is(are) fulfilled.

Shares delivered shall become immediately disposable.

8.	Defined Disability of the Participant

In the event of Defined Disability of a Participant, unvested Awards shall immediately vest and the underlying shares of Common Stock shall be immediately delivered to the Participant. Shares of Common Stock delivered shall become immediately disposable.

However, if the vesting of the Award is subject to the achievement of performance condition(s), the Committee can discretionarily decide that the shares of Common Stock will only be delivered to the Participants if such condition(s) is (are) fulfilled.

In the event of Defined Disability of a Participant during the Holding Period, shares of Common Stock delivered to the Participant shall become immediately disposable.

9.	Definitive delivery of shares of Common Stock

Once delivered to the Participant (or to his or her heirs), the shares of Common Stock are definitively delivered and cannot be cancelled or rescinded and the Participant cannot be forced to return the shares.

Notwithstanding any other provision of the Plan, no Restricted Stock shall be delivered in settlement of an Award.

10.	No share withholding

Notwithstanding any other provision of the Plan, the Company or its Subsidiaries shall not be entitled or authorized to withhold shares of Common Stock delivered to the Participant in connection with the vesting of an Award to meet any liability to taxation or social security contributions due in respect of Awards until the end of the Holding Period.

11.	No adjustment of Awards

Notwithstanding any other provision of the Plan, the number of Awards granted as well as the number of shares of Common Stock to be delivered shall not be modified or adjusted, except:

•

In cases which would be authorized or rendered compulsory under French law. Currently, article L. 225-197-1 III of the French Commercial Code provides that shares of Common Stock can be exchanged without net balancing cash adjustment in the event of a merger or spin-off operation performed before the delivery of the shares of Common Stock to the Participant.

•

In the event of operations performed on the share capital of the Company before the delivery of the shares of Common Stock; in which cases the Committee is authorized to adjust the number of shares of Common Stock to be delivered but only in order to protect the rights of the Participant and to guarantee the neutrality of such operations.

12.	Specific grant condition for Awards made to Corporate Officers

Notwithstanding any other provision of the Plan, no Award shall be granted to Corporate Officers under the 2013 French Stock Units Plan, unless employee share plans or profit sharing plans benefiting all the employees of the Company and at least 90% of the employees of the French Subsidiaries of the Company are implemented in the conditions described article L. 225-197-6 of the French Commercial Code.

13.	Changes to the Plan

The Committee may at any time amend the 2013 French Stock Units Plan, provided that no such amendment shall adversely affect the rights of any Participant, without such Participant’s consent and provided that such amendments are not inconsistent with French law and, in particular, French legislation regarding the award of free shares, as defined in Articles L. 225-197-1 to L. 225-197-6 of the French Commercial Code and French Labor law.

14.	Participant account

Shares of Common Stock delivered under the 2013 French Stock Units Plan shall be recorded in an account in the name of the Participant with the Company or a broker or in such manner as the Committee may otherwise determine to ensure compliance with applicable restrictions provided by French law, subject to the administrative discretion of the Committee or its delegate as set forth under the Plan.

15.	Severability

The terms and conditions provided in the 2013 French Stock Units Plan are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable under French law, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Subplan approved by stockholders as a part of the Owens Corning 2013 Stock Plan.

OWENS CORNING

2013 STOCK PLAN

(FRANCE)

Subplan for the award of Options in France

This subplan for Options granted in France applies to Participants in the Owens Corning 2013 Stock Plan (the “Plan”) who are or may become subject to French taxation (i.e. income tax and/or social security contributions) as a result of Options granted under the Plan, provided the applicable Agreement specifically refers to this subplan.

According to Sections 1.3 and 6.2 of the Plan, “Awards may be granted to Participants in jurisdictions outside the United States. To the extent necessary or advisable to comply with applicable local laws while concurrently aiming to achieve the purposes of the Plan it may be determined by the Committee that the terms and conditions applicable to those awards granted to Participants outside the United States are different from those under the Plan”. This subplan has been adopted pursuant to these Sections 1.3 and 6.2.

The terms of the Plan, as modified by this subplan, constitute the “2013 French Option Plan”, which is intended to comply with the provisions of Articles L. 225-177 to L. 225-186-1 of the French Commercial Code and French employment law. This subplan shall be construed, interpreted and operated with that intention.

Under the 2013 French Option Plan , the Committee shall only grant Options.

This subplan has been established to enable the Options granted under this subplan to qualify for the favorable French income tax and social security treatment set out in Article 200 A-6 of the French Tax Code and article L. 242-1 of the French Social Security Code, provided however that nothing in this subplan shall be construed as a guarantee or an undertaking by Owens Corning or any of its Subsidiaries and Affiliates that such a favorable regime will effectively apply.

This subplan shall be read in conjunction with the Plan. Awards made under the 2013 French Option Plan are subject to the terms and conditions of the Plan applicable to Options except to the extent that the terms and conditions of the Plan differ from or conflict with the terms set out in this subplan, in which event, the terms set out in this subplan shall prevail.

Whenever used in this subplan, initially capitalized terms used herein and which are not defined in Section 1 below shall have the meanings ascribed to such terms in the Plan. Reference to the singular shall include reference to the plural.

An award of Options shall be subject to the terms of the 2013 French Option Plan if the applicable Agreement evidencing such award refers specifically to the 2013 French Option Plan.

The terms of the 2013 French Option Plan are the terms set out in the Plan, modified as follows.

1.	Definitions

1.1.	Award

“Award” shall mean Option granted under the 2013 French Option Plan.

1.2.	Corporate Officer

“Corporate Officer” shall mean a corporate officer (“mandataire social”), as listed at the fourth and fifth paragraphs of Article L. 225-185 of the French Commercial Code5.

1.3.	Defined Disability

“Defined Disability” shall mean a disability corresponding to the second or the third categories of Article L. 341-4 of the French Social Security Code.

1.4.	Employee

“Employee” shall mean a current salaried employee, as defined by French labor law.

1.5.	Option

“Option” shall mean Incentive Stock Option or Non-qualified Stock Option granted under the 2013 French Option Plan.

2.	Eligibility

Notwithstanding any other provision of the Plan, Options shall only be awarded to an Employee and/or a Corporate Officer:

•	of the Company, or of a Subsidiary having a capital link as defined in Article L. 225-180-I 1° of the French Commercial Code[6], and

•

who is not holding shares of Common Stock representing 10% or more of Owens Corning’s share capital at the date of grant of the Award or who would not hold shares of Common Stock representing 10% or more of Owens Corning’s share capital due to the grant of an Award.

3.	Purchase price

3.1	Date of determination of the purchase price

Notwithstanding any other provision of the Plan, the purchase price of an Option shall be determined by the Committee at the time of grant.

3.2	Minimum purchase price

Notwithstanding any other provision of the Plan, the purchase price cannot be less than:

•	80% of the average of the quoted market price for the 20 daily sessions on the stock market prior to the date of grant of the Option, and

•	80% of the average purchase price of the shares of Common Stock underlying the Options granted.

[5]

These persons are currently the chairman of the board of directors (president du conseil d’administration), the chief executive officer (directeur général), the deputy chief executive officer (directeurs généraux délégués), the members of the management board (membres du directoire) and the manager of a joint-stock company (gérant d’une société par actions).

[6]	- At least 10% of the share capital of the company employing the Participant must be held, directly or indirectly, by the issuing company.
- the company employing the Participant must directly or indirectly hold at least 10% of the issuing company’s share capital.
- at least 50% of the share capital of the company employing the Participant must be held, directly or indirectly, by a company which holds at least 50% of the issuing company’s share capital.

3.3	Payment of purchase price

Notwithstanding any other provision of the Plan, the purchase price shall not be satisfied by the attestation procedure.

4.	Non-transferability of Awards

Notwithstanding any other provision of the Plan, Options cannot be transferred or otherwise disposed of, except in the event of death as described below in Section 10.

5.	Exercise restriction

Notwithstanding any other provision of the Plan, no Option to which this subplan is applicable shall be exercisable before the fourth anniversary of the date of grant, except in the event of death or Defined Disability of the Participant and except if decided otherwise by the Committee in accordance with the terms and conditions of the Plan.

6.	Tax withholding

Notwithstanding any other provision of the Plan, the Committee shall not be authorized to withhold shares of Common Stock which should be delivered to a Participant in connection with the exercise of an Option; provided however that the Committee shall be authorized with the Participant’s consent to sell shares of Common Stock delivered to a Participant in connection with the exercise of an Option having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises equal to the amount necessary to satisfy any such obligation and retain the sale proceeds in order to pay taxes due in connection with the Award.

7.	Restriction on sale of the underlying shares of Common Stock

Notwithstanding any other provision of the Plan, and except for Corporate Officers as described below Section 8, the Committee cannot impose a restriction on the sale of shares of Common Stock acquired from the exercise of an Option for a period of more than three years after the date of exercise.

8.	Specific exercise or sale restriction for Corporate Officers of the Company

Notwithstanding any other provision of the Plan, for Options granted to Corporate Officers of the Company, the Board of Directors or the Committee shall, in the applicable award agreement, either:

•	specify that all the Options granted can not be exercised before the end of the Corporate Officers status of the Participant or,

•	determine a minimum quantity of shares of Common Stock underlying exercised Options that the Participant must hold until the end of his/her Corporate Officer status.

9.	Closed periods

Notwithstanding any other provision of the Plan, Options shall not be granted within the periods as set forth in Article L. 225-177 of the French Commercial Code7.

[7]	These periods are currently the following:
(i)	The 20 trading days after the payment of a dividend or after an increase of capital reserved to the stockholders;
(ii)	The period of ten stock exchange trading sessions preceding and following the date on which the consolidated financial statements, or failing that, the annual accounts, are published;
(iii)	The period between the date on which the corporate management of Owens Corning becomes aware of information, which, if published, might have a significant effect on the price of the company’s shares, and the latest date of the ten stock exchange trading sessions following the date on which this information is published.

10.	Death of the Participant

Notwithstanding any other provision of the Plan, in the event of death of a Participant, his or her heirs can exercise all the Options granted to the deceased Participant during a period of six months beginning on the date of death of the Participant.

11.	Specific grant condition for award made to Corporate Officers of the Company

Notwithstanding any other provision of the Plan, no Award shall be granted to Corporate Officers of the Company under the 2013 French Option Plan, unless employee share plans or profit sharing plans benefiting to all the employees of the Company and to at least 90% of the employees of the French Subsidiaries of the Company are implemented in the conditions described article L.225-186-1 of the French Commercial Code.

12.	Adjustment of the purchase price and of the number of Options

Notwithstanding any other provision of the Plan, the purchase price and the number of shares of Common Stock subject to an Option, cannot be modified or adjusted except in cases in which such modification or adjustment would be authorized under French law.

In addition, notwithstanding any other provision of the Plan, the purchase price and the number of shares of Common Stock subject to an Option, shall be modified or adjusted in cases in which such modification or adjustment is rendered compulsory under French law, and notably in cases, and at the conditions, provided at Article L. 225-181 of the French Commercial Code8.

13.	Changes to the Plan

The Committee may at any time amend the 2013 French Option Plan, provided that no such amendment shall adversely affect the rights of any Participant, without such Participant’s consent and provided that such amendments are not inconsistent with French law and, in particular, French legislation regarding the award of Options, as defined in Articles L. 225-177 to L. 225-186-1 of the French Commercial Code and French labor law.

14.	Severability

The terms and conditions provided in the 2013 French Option Plan are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable under French law, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Subplan approved by stockholders as a part of the Owens Corning 2013 Stock Plan.

[8]

Currently, the few limited cases are capital reduction, change of profits’ distribution, grant of free shares, capital increase with distribution of shares following capitalization of retained earnings, profits or premiums, distribution of retained earnings and issuance (reserved to stockholders) of shares or of securities giving a right to the acquisition of shares.

OWENS CORNING WORLD HEADQUARTERS

ONE OWENS CORNING PARKWAY

TOLEDO, OHIO, U.S.A. 43659

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NAME

THE COMPANY NAME INC. - COMMON

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THE COMPANY NAME INC. - 401 K

	SHARES	123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	PAGE 1 OF 2

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐
Nominees
01	Ralph F. Hake 02 J. Brian Ferguson 03 F. Philip Handy 04 Michael H. Thaman
The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.							For	Against	Abstain
2	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013.						☐	☐	☐
3	To approve the Employee Stock Purchase Plan.						☐	☐	☐
4	To approve the 2013 Stock Plan.						☐	☐	☐
5	To approve, on an advisory basis, named executive officer compensation.						☐	☐	☐
NOTE: The proxies are authorized to vote, at their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]		Date		JOB #	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

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OWENS CORNING Annual Meeting of Stockholders April 18, 2013, 10:00 AM, EDT This proxy is solicited by the Board of Directors

As to the undersigned’s stockholdings: The undersigned hereby appoints John W. Christy and Jeffrey S. Wilke as proxies, each with full power of substitution, to represent and vote as designated on the reverse side all the shares of Common Stock of Owens Corning held of record by the undersigned on February 26, 2013, at the Annual Meeting of Stockholders of Owens Corning to be held at Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019 on April 18, 2013, at 10:00 a.m. EDT, or any adjournment or postponement thereof.

This proxy is solicited on behalf of the Board of Directors of Owens Corning. This proxy when properly executed and timely received prior to the meeting will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the nominees in proposal 1 and for proposals 2, 3, 4 and 5. Whether or not direction is made, each of the proxies is authorized to vote in his discretion on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

As to shares reflecting the undersigned’s interest in the Owens Corning Savings Plan and/or Owens Corning Savings and Security Plan (the “401(k) Plans”): The Trustee of each 401(k) Plan is directed to vote the number of shares of Common Stock of Owens Corning reflecting the undersigned’s interest in each of the 401(k) Plans on February 26, 2013, and to effect that vote by executing a proxy or proxies in the form solicited by the Board of Directors of Owens Corning, as indicated on the reverse side.

The Trustee of each 401(k) Plan will vote shares for which a proper voting instruction is not received in the same proportion as the shares for which instructions have been received for such 401(k) Plan.

Continued and to be signed on reverse side